Exhibit II


                          Offering Circular Supplement
                             dated October 15, 1996
                                       to
                                Offering Circular
                              dated October 1, 1995
                                   relating to

                     Federal Home Loan Mortgage Corporation
                  Multiple Mortgage Participation Certificates
                Callable Pass-Through Certificates and Modifiable
                 and Combinable REMIC Certificates, Series 1910

                      [This Page Intentionally Left Blank]

OFFERING CIRCULAR SUPPLEMENT
(TO OFFERING CIRCULAR DATED OCTOBER 1, 1995)

$824,480,845                                                 [FREDDIE MAC LOGO]

FEDERAL HOME LOAN MORTGAGE CORPORATION
MULTICLASS MORTGAGE PARTICIPATION CERTIFICATES, CALLABLE PASS-THROUGH
CERTIFICATES
AND MODIFIABLE AND COMBINABLE REMIC CERTIFICATES, SERIES 1910

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage Participation Certificates of the above Series (the "Multiclass PCs"). The Multiclass PCs will consist of "Classes" that will receive payments from the cash flows provided by the four groups (each, an "Asset Group") of Freddie Mac Multiclass Mortgage Participation Certificates and "PCs" (collectively, the "Assets") shown under "Terms Sheet -- The Assets" in this Supplement.

   The Assets are, or are backed by, Freddie Mac Gold PCs and/or Gold Giant PCs (the "PCs") with the per annum interest rates shown under "Terms
Sheet -- Mortgage Characteristics" in this Supplement. Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

   Freddie Mac is also offering certain Classes of "Callable Pass-Through Certificates" ("CPCs"). A related pair of CPCs, consisting of a "Callable Class" and a "Call Class," will represent the entire beneficial interest in a related Class of Multiclass PCs as described in this Supplement. The "Holders" of each Callable Class will be entitled to all of the payments on the related Class of Multiclass PCs. As described in this Supplement, the Holder of each Call Class
(i) will not receive payments of principal or interest, (ii) will have the right to direct Freddie Mac to redeem, on any "Payment Date" beginning in March 1997, all and not less than all of the related Callable Class at a "Redemption Price" equal to 100% of its unpaid principal amount, plus interest to the date of redemption, calculated as described in this Supplement, and (iii) after payment to Freddie Mac of the "Redemption Amount" for redemption of the related Callable Class and an exchange fee, will be entitled to receive from Freddie Mac, in exchange for the Holder's Call Class, the related Class of Multiclass PCs. See "Redemption and Exchange" in this Supplement.

   Certain of the Classes of Multiclass PCs of this Series may, upon notice and payment of an exchange fee, be exchanged for Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") as provided in this Supplement. Each MACR Certificate issued in such an exchange will represent a proportionate beneficial ownership interest in, and will be entitled to receive a proportionate amount of the cash flow from, the related Classes of Multiclass PCs. The characteristics of the MACR Classes are set forth in Appendix 1 to this Supplement. As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass PCs, CPCs and MACR Certificates and the term "Classes" includes the Classes of Multiclass PCs, Classes of CPCs and the MACR Classes. See "Modification and Combination" in this Supplement and Appendix 1 to this Supplement.

   Freddie Mac guarantees to each "Holder" of a Security, other than a Call Class, (i) the timely payment of interest at the applicable "Class Coupon" and
(ii) the payment of the principal amount of the Holder's Security as described in this Supplement. Freddie Mac guarantees to the Holder of each Call Class all proceeds due such Holder upon exercise of its right to cause Freddie Mac to redeem the related Callable Class as described under "Redemption and Exchange" in this Supplement.

   Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning December 15, 1996, on the Classes entitled to such payments. See "Payments" in this Supplement.

   This Series will involve the creation of an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool." Elections will be made to treat both REMIC Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual Classes" and the other Classes of Multiclass PCs will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.

   THE RISKS ASSOCIATED WITH THE SECURITIES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE PAGE S-2 AND "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

   INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED AT THE BOTTOM OF PAGE S-2.

   THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE SECURITIES ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE SECURITIES, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE SECURITIES HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
CLASSES OF        ORIGINAL                                                                                       WEIGHTED AVERAGE
MULTICLASS       PRINCIPAL       PRINCIPAL OR     CLASS       INTEREST        CUSIP         FINAL PAYMENT           LIFE UNDER
PCS AND CPCS(1)  AMOUNT(2)       OTHER TYPE(3)    COUPON       TYPE(3)        NUMBER           DATE(4)           SCENARIO III(5)
----------------------------     -------------    ------     -----------    ----------    ------------------     ----------------
A .............. $ 56,474,000         PAC          6.75%         FIX        3133T8 J B 4  September 15, 2020            3.9 Yrs
AA .............   28,569,000         PAC          6.50          FIX        3133T8 J C 2   December 15, 2008            1.0
AB .............   26,556,000         PAC          6.50          FIX        3133T8 J D 0      April 15, 2014            2.5
AC .............   10,815,000         PAC          6.50          FIX        3133T8 J E 8    October 15, 2015            3.5
AD .............   24,142,000         PAC          6.00          FIX        3133T8 J F 5  September 15, 2018            4.5
AE .............   24,726,000         PAC          6.50          FIX        3133T8 J G 3   December 15, 2020            6.0
AG .............   33,774,000         PAC          7.00          FIX        3133T8 J H 1       June 15, 2023            8.0
AH .............   32,666,000         PAC          6.50          FIX        3133T8 J J 7        May 15, 2025           11.0
AJ .............   17,550,000         PAC          7.00          FIX        3133T8 J K 4      April 15, 2026           15.0
AK .............   12,359,000         PAC          7.00          FIX        3133T8 J L 2   November 15, 2026           21.0
AL .............    8,470,000       AD/SCH         7.00          FIX        3133T8 J M 0     August 15, 2007            3.5
AM..............    9,300,000         SCH          7.25          FIX        3133T8 J N 8    January 15, 2026           11.9
AN .............    5,060,200         SUP          7.50          FIX        3133T8 J P 3     August 15, 2025            1.0
AO .............    3,263,000         SUP          7.50          FIX        3133T8 J Q 1    October 15, 2025            2.9
AP .............    1,728,000         SUP          7.50          FIX        3133T8 J R 9   November 15, 2025            3.9
AQ .............       48,000         SUP          7.50          FIX        3133T8 J S 7        May 15, 2026           10.2
AR .............    1,020,400         SCH          7.25          FIX        3133T8 J T 5   February 15, 2026           11.9
AS .............    1,964,000         SUP          7.50          FIX        3133T8 J U 2  September 15, 2025            2.1
B ..............   87,324,700         SUP          6.75          FIX        3133T8 J V 0   November 15, 2023            4.4
D ..............   26,113,000         SEQ          8.00          FIX        3133T8 J X 6   November 15, 2024           12.0
F ..............  179,748,300         TAC          (6)           FLT        3133T8 K E 6   November 15, 2023            4.2
FA .............   15,169,722        SC/PT         (6)           FLT        3133T8 K F 3     August 15, 2026           20.7
FB .............   40,623,157         SUP          (6)           FLT        3133T8 K G 1      March 15, 2024           10.0
FC .............   13,287,555         SUP          (6)           FLT        3133T8 K H 9   November 15, 2026           21.8
FQ .............    9,510,000         SUP          (6)           FLT        3133T8 K J 5        May 15, 2026           10.2
IB .............    8,229,812     NTL(AD/SEQ)      8.00        FIX/IO       3133T8 K M 8   December 15, 2011             --
IC .............   12,258,285      NTL(PAC)        7.00        FIX/IO       3133T8 K N 6        May 15, 2025             --

CLASSES OF        ORIGINAL                                                                                       WEIGHTED AVERAGE
MULTICLASS       PRINCIPAL       PRINCIPAL OR     CLASS       INTEREST        CUSIP         FINAL PAYMENT           LIFE UNDER
PCS AND CPCS(1)  AMOUNT(2)       OTHER TYPE(3)    COUPON       TYPE(3)        NUMBER           DATE(4)           SCENARIO III(5)
----------------------------     -------------    ------     -----------    ----------    ------------------     ----------------
PA ............. $  6,277,178        SC/PT         0.00%         PO         3133T8 K Q 9      March 15, 2023           14.8 Yrs
PB .............    2,045,400         CPT          0.00          PO         3133T8 K R 7        May 15, 2026            7.1
PO .............    7,616,843         SUP          0.00          PO         3133T8 K S 5      March 15, 2024           10.0
S ..............    6,038,419      NTL(TAC)        (6)         INV/IO       3133T8 K V 8   November 15, 2023             --
SA .............    3,033,945        SC/PT         (6)           INV        3133T8 K W 6     August 15, 2026           20.7
SB .............  179,748,300      NTL(TAC)        (6)         INV/IO       3133T8 K X 4   November 15, 2023             --
SC .............   40,623,157      NTL(SUP)        (6)         INV/IO       3133T8 K Y 2      March 15, 2024             --
SD .............    3,796,445         SUP          (6)           INV        3133T8 K Z 9   November 15, 2026           21.8
SE .............    6,277,178     SC/NTL(PT)       (6)       INV/IO/DLY     3133T8 L 2 1      March 15, 2023             --
SQ .............    1,902,000         SUP          (6)           INV        3133T8 L 5 4        May 15, 2026           10.2
VA .............   22,826,000       AD/SEQ         6.50          FIX        3133T8 L 6 2   November 15, 2003            3.8
VC .............   14,725,000       AD/SEQ         7.00          FIX        3133T8 L 7 0   November 15, 2006            8.5
VD .............   33,749,000       AD/SEQ         7.50          FIX        3133T8 L 8 8   December 15, 2011           12.3
VE .............    2,984,000       AD/LIQ         7.00          FIX        3133T8 L 9 6   November 15, 2001            2.6
VG .............    1,504,000         AD           7.00          FIX        3133T8 L A 3   November 15, 2003            6.0
VH .............    3,638,000         AD           7.00          FIX        3133T8 L B 1    October 15, 2007            9.0
VJ .............    4,431,000         AD           7.00          FIX        3133T8 L C 9        May 15, 2011           12.8
ZU .............   13,000,000         SEQ          8.00         FIX/Z       3133T8 L K 1   November 15, 2026           21.9
ZA .............   13,000,000    CALLABLE/SEQ      8.00         FIX/Z       3133T8 L E 5   November 15, 2026           21.9
ZT .............   13,000,000        CALL           --           --         3133T8 L J 4   November 15, 2026             --
ZV .............   17,800,000         SEQ          8.00         FIX/Z       3133T8 L L 9    October 15, 2022           15.4
Z ..............   17,800,000    CALLABLE/SEQ      8.00         FIX/Z       3133T8 L D 7    October 15, 2022           15.4
ZO .............   17,800,000        CALL           --           --         3133T8 L H 8    October 15, 2022             --
ZB .............    7,720,000         SCH          7.00         FIX/Z       3133T8 L F 2  September 15, 2025            3.5
ZC .............    7,171,000         SCH          7.00         FIX/Z       3133T8 L G 0   November 15, 2026           20.2
R ..............            0         NPR          0.00          NPR        3133T8 K T 3   November 15, 2026             --
RS .............            0         NPR          0.00          NPR        3133T8 K U 0   November 15, 2026             --
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) The MACR Classes are shown on Appendix 1 to this Supplement.
(2) Subject to increase as described under "Increase in Size" in this Supplement. The amount shown for a Notional or Call Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.
(3) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which the notional principal amount of a Notional Class will be reduced is indicated in parentheses. A "Callable Class" is redeemable at the direction of the Holder of the related "Call Class," as described in this Supplement.
(4) See "Final Payment Dates" in this Supplement.
(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section, including the assumptions that each Class is issued and outstanding from the Closing Date through retirement and that no redemptions occur. Prepayments will not occur at the percentages of PSA assumed under the scenario indicated above or any other prescribed rate, certain Classes will not be outstanding on the Closing Date through retirement, and such redemptions may occur. Accordingly, the actual weighted average lives of any or all of the Classes are likely to differ from those shown, perhaps significantly. See page S-7 for the PSA Prepayment Scenarios used in this Supplement.
(6) The Floating Rate and Inverse Floating Rate Classes will bear interest as described under "Terms Sheet -- Class Coupons" in this Supplement.

   The Securities (other than the Call Classes and the ZU and ZV Classes, which back CPCs) are offered by Bear, Stearns & Co. Inc. (the "Underwriter") from time to time in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from November 1, 1996 on the Fixed Rate and Delay Classes and from November 15, 1996 on the Floating Rate and Inverse Floating Rate Classes other than the Delay Classes (the "Non-Delay Classes"). Each Call Class will be offered by the Underwriter in a negotiated transaction with a single purchaser at a price to be determined at the time of sale. The ZU and ZV Classes will each be issued and held by Freddie Mac unless and until the related Callable Class has been redeemed. The Securities are offered by the Underwriter, subject to sale by Freddie Mac and receipt and acceptance by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part. It is expected that the Regular Classes, Classes of CPCs and MACR Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, 245 Park Avenue, New York, New York 10167, on or about November 29, 1996 (the "Closing Date").

                            BEAR, STEARNS & CO. INC.
              OFFERING CIRCULAR SUPPLEMENT DATED OCTOBER 15, 1996

    THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, REDEMPTION, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

    THE SECURITIES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

                            ------------------------

    THE YIELD OF EACH CLASS OF MULTICLASS PCS, EACH CALLABLE CLASS AND EACH MACR CLASS WILL DEPEND UPON ITS PURCHASE PRICE, THE RATE OF PRINCIPAL PAYMENTS ON ITS RELATED ASSET OR ASSETS (WHICH, IN TURN, WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE RELATED MORTGAGES), THE ACTUAL CHARACTERISTICS OF THE RELATED MORTGAGES AND, IN THE CASE OF EACH CALLABLE CLASS, WHETHER A REDEMPTION OF THAT CLASS OCCURS. THE YIELDS OF THE FLOATING RATE AND INVERSE FLOATING RATE CLASSES WILL ALSO BE SENSITIVE TO THE LEVEL OF LIBOR OR COFI, AS APPLICABLE (EACH, AN "INDEX"). THE MORTGAGES ARE SUBJECT TO PREPAYMENT AT ANY TIME WITHOUT PENALTY. MORTGAGE PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AS IS THE LEVEL OF EACH INDEX. IN ADDITION, PRINCIPAL PAYMENTS ON THE MORTGAGES UNDERLYING ASSET GROUPS 3 AND 4 WILL BE ALLOCATED AMONG THE VARIOUS CLASSES OF THE RELATED SERIES OF MULTICLASS PCS, AND SUCH ALLOCATIONS WILL AFFECT THE SENSITIVITY OF THE YIELD OF EACH RELATED CLASS TO MORTGAGE PREPAYMENT RATES GENERALLY. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS,
INCLUDING:

       - FAST PREPAYMENT RATES ON THE RELATED MORTGAGES CAN REDUCE THE YIELDS OF THE INTEREST ONLY CLASSES AND ANY OTHER CLASSES PURCHASED AT A PREMIUM OVER THEIR PRINCIPAL AMOUNTS. UNDER SOME PREPAYMENT SCENARIOS, INVESTORS IN THE INTEREST ONLY CLASSES COULD FAIL TO FULLY RECOVER THEIR INVESTMENTS.

       - SLOW PREPAYMENT RATES ON THE RELATED MORTGAGES CAN REDUCE THE YIELDS OF THE PRINCIPAL ONLY CLASSES AND ANY OTHER CLASSES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS.

       - SMALL DIFFERENCES IN THE CHARACTERISTICS OF THE MORTGAGES CAN HAVE A SIGNIFICANT EFFECT ON THE WEIGHTED AVERAGE LIVES AND YIELDS OF THE RELATED CLASSES.

       - LOW LEVELS OF LIBOR CAN REDUCE THE YIELDS OF THE FLOATING RATE CLASSES. CONVERSELY, HIGH LEVELS OF THE APPLICABLE INDEX CAN SIGNIFICANTLY REDUCE THE YIELDS OF THE INVERSE FLOATING RATE CLASSES AND (ESPECIALLY IN COMBINATION WITH FAST MORTGAGE PREPAYMENT RATES) MAY RESULT IN THE FAILURE OF INVESTORS IN THE S, SB, SC AND SE CLASSES TO FULLY RECOVER THEIR INVESTMENTS.

       - IN GENERAL, PRINCIPAL PAYMENT RATES ON THE SUPPORT AND COMPONENT CLASSES ARE LIKELY TO EXHIBIT A HIGHER SENSITIVITY TO PREPAYMENTS ON THE RELATED MORTGAGES THAN ARE PRINCIPAL PAYMENT RATES ON THE RELATED PAC, SCHEDULED, TAC, ACCRETION DIRECTED AND SEQUENTIAL PAY CLASSES.

       - IN GENERAL, THERE CAN BE NO ASSURANCE THAT THE GROUP 3 ASSET, WHICH WAS STRUCTURED AS A TAC CLASS, WILL RECEIVE PRINCIPAL PAYMENTS IN ACCORDANCE WITH ITS SCHEDULE.

       - IN GENERAL, THE PRINCIPAL PAYMENT RATE ON THE GROUP 4 ASSET, WHICH IS A SUPPORT CLASS, IS LIKELY TO EXHIBIT A HIGH DEGREE OF SENSITIVITY TO PREPAYMENTS ON THE RELATED MORTGAGES.

       - THE VALUE OF A CALLABLE CLASS AFTER IT HAS BECOME REDEEMABLE IS NOT LIKELY TO EXCEED (AND MAY BE LOWER THAN) ITS REDEMPTION PRICE.

    THE VALUE OF A CALL CLASS WILL DEPEND PRIMARILY UPON THE MARKET VALUE OF THE RELATED CLASS OF MULTICLASS PCS FROM TIME TO TIME (WHICH WILL DEPEND ON PREVAILING INTEREST RATES AND OTHER MARKET AND ECONOMIC CONDITIONS), MARKET EXPECTATIONS REGARDING ITS LIKELY FUTURE VALUE AND THE COSTS ASSOCIATED WITH ANY EXERCISE OF SUCH CALL CLASS HOLDER'S RIGHT OF REDEMPTION. AN INVESTOR IN A CALL CLASS SHOULD CONSIDER THE RISK THAT IT MAY SUFFER A LOSS OF ALL OF ITS INITIAL INVESTMENT.

    SEE "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

                            ------------------------

    THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE SECURITIES AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD. THE MARKET VALUES OF THE SECURITIES ARE LIKELY TO FLUCTUATE; SUCH FLUCTUATIONS MAY BE SIGNIFICANT AND COULD RESULT IN SIGNIFICANT LOSSES TO INVESTORS.

    THE SECONDARY MARKETS FOR MORTGAGE-RELATED SECURITIES HAVE EXPERIENCED PERIODS OF ILLIQUIDITY AND CAN BE EXPECTED TO DO SO IN THE FUTURE. ILLIQUIDITY CAN HAVE A SEVERELY ADVERSE EFFECT ON THE PRICES OF SECURITIES THAT ARE ESPECIALLY SENSITIVE TO PREPAYMENT, REDEMPTION OR INTEREST RATE RISK OR THAT HAVE BEEN STRUCTURED TO MEET THE INVESTMENT REQUIREMENTS OF LIMITED CATEGORIES OF INVESTORS.
                            ------------------------

    Investors should purchase Securities only if they have read and understand this Supplement and the following documents:

       - Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated October 1, 1995 (the "Multiclass PC Offering Circular"), which is attached to this Supplement;

       - Freddie Mac's Offering Circular Supplements for the Group 3 and Group 4 Assets and their related Multiclass Mortgage Participation Certificates Offering Circulars (each, an "Asset Offering Circular");

       - Freddie Mac's Mortgage Participation Certificates Offering Circular dated September 1, 1995 (the "PC Offering Circular");

       - Freddie Mac's Giant Participation Certificates and Other Structured Pass-Through Participation Certificates Offering Circular dated September 1, 1995 (the "Giant PC Offering Circular"); and

       - Freddie Mac's Information Statement dated March 29, 1996, its Information Statement Supplements dated May 15, 1996, August 14, 1996 and November 14, 1996 and any other Information Statement Supplements published by Freddie Mac through the time of purchase (collectively, the "Information Statement").

    This Supplement incorporates by reference the Asset Offering Circulars, the PC Offering Circular, the Giant PC Offering Circular and the Information Statement. Investors can order those documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/450-3777); or from the Underwriter, by writing or calling its Prospectus Department at One MetroTech Center North, Brooklyn, New York, New York 11201-3859 (phone 212/272-1581).

    Investors can obtain additional information regarding the Multiclass PCs, CPCs, MACR Certificates, Assets, PCs and Mortgages from the sources described under "General Information -- Additional Information" in this Supplement.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

MODIFICATION AND COMBINATION

     Holders of certain of the Regular Classes of Multiclass PCs will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Classes for proportionate interests in one or more related MACR Classes shown on Appendix 1 to this Supplement. The Holders of MACR Classes will be entitled to receive payments from the related Class or Classes of Multiclass PCs. Holders of MACR Classes will be entitled to exchange all or any portion of such MACR Classes for proportionate interests in the related Class or Classes of Multiclass PCs or, in some cases, other related MACR Classes. See "Modification and Combination" in this Supplement. Appendix 1 shows the combinations of the Classes of Multiclass PCs and the related MACR Classes.

CLASS COUPONS

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement or on Appendix 1 to this Supplement.

     The DP, PA, PB and PO Classes will be Principal Only Classes and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                                             CLASS COUPON SUBJECT TO
                     INITIAL                                              -----------------------------
    CLASS            RATE(1)                   CLASS COUPON               MINIMUM RATE     MAXIMUM RATE
--------------    -------------     ----------------------------------    ------------     ------------
MULTICLASS PCS
F                    5.875%         LIBOR + 0.50%                             0.50%           9.0%
FA, FC and FQ        6.625          LIBOR + 1.25%                             1.25            9.0
FB                   6.275          LIBOR + 0.90%                             0.90            9.5
S                   48.372096       208.372108% - (LIBOR X 29.767444)         0             208.372108
SA and SQ           11.875          38.75% - (LIBOR X 5.0)                    0              38.75
SB                   1.5            8.5% - LIBOR                              0               1.5
SC                   3.225          8.6% - LIBOR                              0               8.6
SD                   8.3125         27.125% - (LIBOR X 3.5)                   0              27.125
SE(2)                9.720666       21.0% - (COFI X 2.3333333)                0              21.0
MACR CLASSES
SG                  17.19999        45.866660% - (LIBOR X 5.333333)           0              45.866660
SH(2)                9.720666       21.0% - (COFI X 2.3333333)                0              21.0

    -------------------

    (1) Initial Rate will be in effect during first Accrual Period; Class Coupon will adjust monthly thereafter.
    (2) Delay Class.

See "Payments -- Interest" in this Supplement and "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

NOTIONAL CLASSES

              ORIGINAL
              NOTIONAL
CLASS     PRINCIPAL AMOUNT                  REDUCES PROPORTIONATELY WITH
-----     ----------------     ------------------------------------------------------
MULTICLASS PCS
            $  4,279,875       VA (Accretion Directed/Sequential Pay Class)
               1,840,625       VC (Accretion Directed/Sequential Pay Class)
               2,109,312       VD (Accretion Directed/Sequential Pay Class)
IB          ------------
            $  8,229,812
            ============

IC          $  8,809,428       AA, AB, AC, AE and AH, in the aggregate (PAC Classes)
               3,448,857       AD (PAC Class)
            ------------
            $ 12,258,285
            ============
 S             6,038,419       F (TAC Class)
 SB          179,748,300       F (TAC Class)
 SC           40,623,157       FB (Support Class)
 SE            6,277,178       PA (Pass-Through Class)
MACR CLASS
 DI         $ 26,113,000       D (Sequential Pay Class)

See "Payments -- Interest -- Notional Classes" in this Supplement.

ALLOCATION OF PRINCIPAL

    MULTICLASS PCS

     On each Payment Date, Freddie Mac will pay:

ACCRETION
DIRECTED
AND
ACCRUAL
        - The "ZV Accrual Amount" and "ZU Accrual Amount" for that Payment Date to VA, VC, VD and ZV, in that order, until retired, and then to ZU

        - The "Group 1 Asset Principal Amount" for that Payment Date in the following order of priority:

           1. Concurrently:
TAC
               (a) 55.5555452531% to F, until reduced to its "Targeted Balance"
                   for that Payment Date

               (b) 44.4444547469% as follows:

PAC
                   (i) Beginning September 15, 1998, to A, until reduced to its
                       Targeted Balance for that Payment Date
SUPPORT
                   (ii) To B, until retired
PAC
                   (iii) To A, until retired
SUPPORT
           2. To FB and PO, pro rata, until retired

           3. Concurrently:
TAC
               (a) 55.5555452531% to F, until retired

               (b) 44.4444547469% as follows:

PAC
                   (i) Beginning September 15, 1998, to A, until reduced to its
                       Targeted Balance for that Payment Date
SUPPORT
                   (ii) To B, until retired
PAC
                   (iii) To A, until retired
SEQUENTIAL
PAY
           4. To D, VA, VC, VD, ZV and ZU, in that order, until retired

ACCRETION
DIRECTED
AND
ACCRUAL

        - The "ZB Accrual Amount" for that Payment Date to AL, until retired, and then to ZB
        - The "ZC Accrual Amount" for that Payment Date to VE, VG, VH and VJ, in that order, until retired, and then to ZC

        - The "Group 2 Asset Principal Amount" for that Payment Date in the following order of priority:
PAC
           1. To AA, AB, AC, AD, AE, AG, AH, AJ and AK, in that order, until reduced to their Targeted Balances for that Payment Date

           2. To the Scheduled Classes and Component, until reduced to their Targeted Balances for that Payment Date, as follows:
SCHEDULED
               (a) To AL and ZB, in that order
               (b) 96.5515950978% to AM and AR, in that order, and 3.4484049022%
                   to PB-1

               (c) To ZC

           3. Concurrently:
SUPPORT
               (a) 93.3333333333% as follows:

                   (i) To AN, AS, AO and AP, in that order, until retired
                   (ii) To AQ, FQ and SQ, pro rata, until retired

               (b) 6.6666666667% to PB-2, until retired

           4. To FC and SD, pro rata, until retired
SCHEDULED
           5. To AL and ZB, in that order, until retired
           6. 96.5515950978% to AM and AR, in that order, and 3.4484049022% to
              PB-1, until retired
ACCRETION
DIRECTED
AND
SCHEDULED
           7. To VE, VG, VH, VJ and ZC, in that order, until retired
PAC
           8. To AA, AB, AC, AD, AE, AG, AH, AJ and AK, in that order, until retired
PASS-
THROUGH
        - The "Group 3 Asset Principal Amount" for that Payment Date to PA, until retired
        - The "Group 4 Asset Principal Amount" for that Payment Date to FA and SA, pro rata, until retired

     The Targeted Balances (shown under "Payments -- Principal -- Targeted Balances Schedules" in this Supplement) were structured as follows:

                         CLASS OR COMPONENT                 STRUCTURING RANGE OR RATE
            ---------------------------------------------   -------------------------
            PAC (A)......................................         100% PSA - 325% PSA
            PAC (AA, AB, AC, AD, AE, AG, AH, AJ and
              AK)........................................         100% PSA - 250% PSA
            Scheduled (AL, AM, AR, ZB, ZC and PB-1)......         120% PSA - 185% PSA
            TAC (F)......................................                    195% PSA

    MACR CLASSES AND CALLABLE CLASSES

          On any Payment Date when payments of principal are to be allocated from Multiclass PCs to MACR Certificates or Callable Classes, such payments will be allocated from the applicable Class or Classes of Multiclass PCs to the related MACR Class or Callable Class or, if there are two or more related MACR Classes that are entitled to principal payments, to such MACR Classes, pro rata.

          See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

CALLABLE PASS-THROUGH CERTIFICATES

     DESCRIPTION

          Each Callable Class, together with the related Call Class, will represent the entire interest in the related Class of Multiclass PCs. For this purpose, the following Classes are "related":



MULTICLASS PCS     CALLABLE     CALL
---------------    --------     ----

      ZV             Z           ZO
      ZU            ZA           ZT


     Each such Class of Multiclass PCs will be issued on the Closing Date but will be held by Freddie Mac unless and until the related Callable Class is redeemed.

     THE CALLABLE CLASSES

     Interest

     The Callable Classes will accrue interest at the rate of 8% per annum. See "Payments -- Interest -- Accrual Classes" in this Supplement.

     Allocation of Principal

     On any Payment Date, when a payment of or addition to principal is made on the ZV or ZU Class, Freddie Mac will pay or add such principal to the related Callable Class, until redeemed or retired.

     Redemption

     Each Callable Class may be redeemed by Freddie Mac, at the direction of the Holder of the related Call Class, on any Payment Date beginning in March 1997. This is most likely to occur if the related Class of Multiclass PCs has a market value in excess of its principal amount but could occur under other circumstances. Upon such a redemption, the Holders of the Callable Class will receive the outstanding principal amount of the Callable Class plus interest to the date of redemption, calculated as described under "Redemption and Exchange" in this Supplement.

     THE CALL CLASSES

     The Call Classes will not receive payments of principal or interest.

     The Holder of each Call Class will have the right to direct Freddie Mac to redeem the related Callable Class on any Payment Date beginning in March 1997. After payment to Freddie Mac of the "Redemption Amount" for the redemption of such Callable Class and an exchange fee in an amount equal to 1/32 of 1% of the outstanding principal amount of the Callable Class (but not less than $7,500), the Holder of the Call Class will be entitled to receive from Freddie Mac, in exchange for the Call Class, the related Class of Multiclass PCs. See "Redemption and Exchange" in this Supplement.

     Only one Holder is permitted to hold a Call Class at any time.

COMPONENTS

                    ORIGINAL
DESIGNATION     PRINCIPAL AMOUNT     PRINCIPAL TYPE*
-----------     ----------------     ----------------

PB-1               $  368,600              SCH
PB-2                1,676,800              SUP
                -------------
                   $2,045,400
                =============


           -------------------------------------
           * See "Description of Multiclass PCs -- Standard
             Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

See "Payments -- Principal -- Component Class" in this Supplement.

THE ASSETS

     The Group 1 Assets will consist of $500,000,000 of Freddie Mac PCs with interest rates of 8% per annum.

     The Group 2 Assets will consist of $300,000,000 of Freddie Mac PCs with interest rates of 7% per annum.

     The Group 3 and Group 4 Assets will have the following characteristics:

                                             PRINCIPAL AMOUNT IN
                     PERCENTAGE OF CLASS          LOWER-TIER
ASSET                   IN LOWER-TIER             REMIC POOL          NOVEMBER 1996     CLASS      PRINCIPAL TYPE/
GROUP     CLASS          REMIC POOL           AS OF CLOSING DATE      CLASS FACTOR      COUPON     INTEREST TYPE(1)
-----     ------     -------------------     --------------------     -------------     ------     ----------------
 3        1477-P        48.4777838727%           $  6,277,178           0.8878612        (2)         TAC/INV/DLY
 4        1876-G        55.7938296302              18,203,667           1.0000000        7.5%          SUP/FIX


ASSET
GROUP     CLASS      FINAL PAYMENT DATE
-----     ------     ------------------
 3        1477-P        March 15, 2023
 4        1876-G       August 15, 2026

---------------

(1) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.
(2) Class Coupon is calculated as shown in the applicable Asset Offering Circular. See Exhibit I to this Supplement.

     See "General Information -- Structure of Transaction -- The Assets" and "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- The Assets" in this Supplement and Exhibits I and II to this Supplement.

PSA PREPAYMENT SCENARIOS

     This Supplement uses the following prepayment scenarios:

                                                                     PSA PREPAYMENT SCENARIOS*
                                                                  -------------------------------
     MULTICLASS PCS/MACR CLASSES/CALLABLE CLASSES/ASSET GROUP      I     II     III    IV      V
    -----------------------------------------------------------   ---    ---    ---    ---    ---
    A, B, D, F, FB, IB, PO, S, SB, SC, VA, VC, VD, ZV and ZU/C,
      DA, DB, DC, DD, DE, DF, DG, DH, DI, DJ, DK, DL, DP, E and
      SG/Z and ZA/Group 1......................................     0%   100%   185%   325%   450%
    AA, AB, AC, AD, AE, AG, AH, AJ, AK, AL, AM, AN, AO, AP, AQ,
      AR, AS, FC, FQ, IC, PB, SD, SQ, VE, VG, VH, VJ, ZB and
      ZC/H and J/Group 2.......................................     0    100    145    250    400
    PA and SE/SH/Group 3.......................................     0    100    145    200    400
    FA and SA/G/Group 4........................................     0    100    145    200    400

     --------------------
     * Expressed as percentages of PSA. See "Prepayment and Yield
       Analysis -- General -- PSA Model" in this Supplement.

WEIGHTED AVERAGE LIVES (IN YEARS)*

                                   PSA PREPAYMENT SCENARIO
                              ----------------------------------
                                I      II    III     IV     V
                              ------ ------ ------ ------ ------

NO REDEMPTION OF CALLABLE
  CLASSES
A.............................   12.3    3.9    3.9    3.9    3.6
AA............................    5.7    1.0    1.0    1.0    1.0
AB............................   12.4    2.5    2.5    2.5    2.4
AC............................   15.3    3.5    3.5    3.5    2.9
AD............................   17.4    4.5    4.5    4.5    3.4
AE............................   19.8    6.0    6.0    6.0    4.1
AG............................   22.0    8.0    8.0    8.0    5.2
AH............................   24.2   11.0   11.0   11.0    7.1
AJ............................   25.5   15.0   15.0   15.0    9.7
AK............................   26.3   21.0   21.0   21.0   14.6
AL............................    6.0    5.8    3.5    2.2    1.3
AM............................   27.5   14.9   11.9    3.6    1.8
AN............................   28.6   17.8    1.0    0.2    0.1
AO............................   28.8   19.6    2.9    0.7    0.4
AP............................   29.0   20.3    3.9    0.9    0.5
AQ, FQ, H and SQ..............   29.2   22.2   10.2    1.3    0.7
AR............................   27.7   16.0   11.9    4.1    2.0
AS............................   28.7   18.9    2.1    0.5    0.3
B.............................   22.2    8.3    4.4    3.1    2.1
C and F.......................   18.3    6.6    4.2    3.5    2.7
D, DA, DB, DC, DD, DE, DF, DG,
  DH, DJ, DK, DL and DP.......   27.6   18.3   12.0    7.4    5.5
E, FB, PO and SG..............   26.7   15.6   10.0    1.4    0.9
FA, G, SA and Group 4 Asset...   28.0   24.4   20.7    8.2    1.3
FC, J and SD..................   29.7   26.0   21.8    2.1    1.1
PA, SH and Group 3 Asset......   24.0   20.2   14.8    4.5    0.6
PB............................   28.7   19.5    7.1    1.4    0.7
VA............................    3.8    3.8    3.8    3.8    3.7
VC............................    8.5    8.5    8.5    7.9    6.2
VD............................   12.7   12.7   12.3    8.9    7.0
VE............................    2.6    2.6    2.6    2.6    1.6
VG............................    6.0    6.0    6.0    4.2    2.0
VH............................    9.0    9.0    9.0    4.5    2.1
VJ............................   12.8   12.8   12.8    4.9    2.2
ZB............................   26.9   12.1    3.5    2.4    1.4
ZC............................   28.1   20.4   20.2    6.2    2.4
ZU and ZA.....................   29.0   25.5   21.9   16.2   12.6
ZV and Z......................   21.2   19.6   15.4   10.9    8.6
Group 1 Assets................   21.8   11.6    8.1    5.2    3.9
Group 2 Assets................   21.3   10.9    8.8    5.9    3.9

REDEMPTION OF CALLABLE CLASSES
  ON MARCH 15, 1997
Z.............................    0.3    0.3    0.3    0.3    0.3
ZA............................    0.3    0.3    0.3    0.3    0.3

REDEMPTION OF CALLABLE CLASSES
  ON NOVEMBER 15, 2001
Z.............................    5.0    5.0    5.0    5.0    5.0
ZA............................    5.0    5.0    5.0    5.0    5.0


     -------------------------
     * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section, including the assumption that each Class is issued and outstanding from the Closing Date through retirement. Prepayments will not occur at the percentages of PSA assumed in any scenario or any other prescribed rate, certain Classes will not be outstanding on the Closing Date and redemptions of Callable Classes may occur on a date other than a date shown. Accordingly, the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

MORTGAGE CHARACTERISTICS (AS OF NOVEMBER 1, 1996)

     GROUP 1 ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                      REMAINING TERM                                         PER ANNUM
                       TO MATURITY        LOAN AGE         PER ANNUM       INTEREST RATE
PRINCIPAL BALANCE      (IN MONTHS)       (IN MONTHS)     INTEREST RATE     OF RELATED PCS
-----------------     --------------     -----------     -------------     --------------
  $ 500,000,000             356               4              8.500%              8.0%

     GROUP 2 ASSETS -- ASSUMED MORTGAGE CHARACTERISTICS

                      REMAINING TERM                                         PER ANNUM
                       TO MATURITY        LOAN AGE         PER ANNUM       INTEREST RATE
PRINCIPAL BALANCE      (IN MONTHS)       (IN MONTHS)     INTEREST RATE     OF RELATED PCS
-----------------     --------------     -----------     -------------     --------------
  $  12,901,739             332                8             7.608%              7.0%
     30,454,414             340                6             7.588               7.0
     59,724,155             340                7             7.628               7.0
     12,853,898             340                8             7.578               7.0
     12,144,220             340                9             7.641               7.0
     11,655,075             340               10             7.547               7.0
     11,288,406             343                8             7.626               7.0
     15,656,442             343                9             7.709               7.0
     11,393,172             344                9             7.612               7.0
     31,563,865             341               13             7.654               7.0
     11,970,284             344               11             7.681               7.0
     24,102,060             339               17             7.628               7.0
     23,004,738             340               16             7.650               7.0
     19,543,620             336               21             7.679               7.0
     11,743,912             327               32             7.791               7.0
  -------------
  $ 300,000,000             339*              12*            7.638*
  =============

     --------------------
     * Weighted average by principal balance.

     GROUP 3 AND GROUP 4 ASSETS -- MORTGAGE CHARACTERISTICS

                              WEIGHTED
                              AVERAGE
                           REMAINING TERM     WEIGHTED AVERAGE     WEIGHTED AVERAGE       PER ANNUM
                            TO MATURITY           LOAN AGE            PER ANNUM         INTEREST RATE
ASSET GROUP     SERIES      (IN MONTHS)         (IN MONTHS)         INTEREST RATE       OF RELATED PCS
-----------     ------     --------------     ----------------     ----------------     --------------
   3             1477            300                 46                  7.796%               7.0%
   4             1876            346                 11                  7.609                7.0

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- The Mortgages" in this Supplement.

                              GENERAL INFORMATION

MULTICLASS PC AGREEMENT

     Freddie Mac will create the Securities under the Multiclass Mortgage Participation Certificate Agreement, dated as of October 1, 1995, and a Terms Supplement, to be dated the Closing Date (together, the "Multiclass PC Agreement"). Investors can order copies of the Multiclass PC Agreement by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown on page S-2. The Multiclass PC Agreement is incorporated by reference in this Supplement.

     Holders and anyone having a beneficial interest in the Multiclass PCs, MACR Certificates or CPCs should refer to the Multiclass PC Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Multiclass PCs, MACR Certificates or CPCs will acquire their Securities subject to all terms and conditions of the Multiclass PC Agreement, including the Terms Supplement.

FORM OF SECURITIES

     The Regular Classes of Multiclass PCs, the MACR Classes and the Classes of CPCs will be issued and may be held of record and transferred only on the book-entry system of a Federal Reserve Bank. The Residual Classes will be issued and may be held of record only in certificated form and will be transferable at Texas Commerce Bank National Association or its successor (the "Registrar"). The Classes of Multiclass PCs, the MACR Classes and the Callable Classes will be issued in the denominations specified under "Description of Multiclass
PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers" in the Multiclass PC Offering Circular. Each Call Class will be issued and must be maintained and transferred in a denomination equal to the total notional principal amount of that Class.

HOLDERS

     The term "Holders" means (i) in the case of a Regular Class of Multiclass PCs, a MACR Class or a Callable Class, the entities that appear on the book-entry records of a Federal Reserve Bank as holders of that Class, (ii) in the case of a Call Class, the single entity that appears on the book-entry records of a Federal Reserve Bank as the holder of that Class and (iii) in the case of a Residual Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class. The beneficial owner of a Security is not necessarily the Holder.

STRUCTURE OF TRANSACTION

     General

     This Series will be a "Double-Tier Series." The Regular Classes of Multiclass PCs and the R Class will represent beneficial ownership interests in the Upper-Tier REMIC Pool. The Upper-Tier REMIC Pool will consist of the classes of "regular interests" in the Lower-Tier REMIC Pool (the "Mortgage Securities"). The RS Class will represent the residual interest in the Lower-Tier REMIC Pool. The creation of both an Upper-Tier and a Lower-Tier REMIC Pool is designed to satisfy federal income tax requirements to permit the issuance of certain Interest Only Classes, which will receive specified portions of the interest payments on certain of the Mortgage Securities.

     The Lower-Tier REMIC Pool will consist of the Assets. The Group 1 through Group 4 Assets represent interests in portions of the cash flows provided by their underlying PCs. The PCs include Gold Mortgage Participation Certificates ("Gold PCs") and/or Gold Giant Mortgage Participation Certificates ("Gold Giant PCs"). Gold PCs represent undivided interests in discrete pools consisting of specified Mortgages. Gold Giant PCs represent beneficial ownership interests in discrete pools consisting of specified Gold PCs (or, in some cases, other Gold Giant PCs).

     The PCs have the interest rates shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement.

     The Assets

     The Assets are described generally under "Terms Sheet -- The Assets" in this Supplement. For additional information about the Group 3 and Group 4 Assets, see the Asset Offering Circulars and "Prepayment and Yield
Analysis -- Prepayment and Weighted Average Life Considerations -- The Assets" in this Supplement. The cover pages and terms sheets from the Asset Offering Circulars are reproduced as Exhibits I and II to this Supplement.

     It should be noted that there have been material changes in facts and circumstances since the dates of the Asset Offering Circulars, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such documents.

     The Underwriter intends to acquire the Assets in privately negotiated transactions before delivering them to Freddie Mac on the Closing Date. On the Closing Date, Freddie Mac expects to acquire the Assets from the Underwriter in exchange for the Multiclass PCs (other than the ZU and ZV Classes) and the CPCs.

THE MORTGAGES

     The Mortgages underlying the Assets are fixed-rate, first lien residential mortgages and mortgage participations which had original terms to maturity of 360 months or less.

     For purposes of this Supplement, Freddie Mac has made certain assumptions regarding the remaining terms to maturity, loan ages and interest rates of the Mortgages underlying the Group 1 and Group 2 Assets. See "Terms
Sheet -- Mortgage Characteristics" in this Supplement. The weighted average remaining terms to maturity, weighted average loan ages and weighted average interest rates of the Mortgages underlying the Group 3 and Group 4 Assets, as of November 1, 1996, are shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement. However, the characteristics of most of the Mortgages differ from those assumed or shown, in some cases significantly. This is the case even if the weighted average characteristics of the Mortgages are the same as those of mortgages having the characteristics assumed or shown. Small differences in the characteristics of the Mortgages underlying each Asset Group can have a significant effect on the payment behavior of the related Assets and the weighted average lives and yields of the related Classes. See "Prepayment and Yield Analysis" in this Supplement.

ADDITIONAL INFORMATION

     Investors can obtain additional information regarding the Multiclass PCs, CPCs, MACR Certificates, Assets, PCs and Mortgages from various sources, including these:

        - The Multiclass PC Agreement, including the Terms Supplement for this Series, will create and set forth the terms of the Securities.

        - A Supplemental Statement applicable to this Series will be available shortly after the Closing Date.

        - The PC Offering Circular describes Gold PCs generally.

        - PC Offering Circular Supplements describe particular characteristics of certain Gold PCs.

        - The Giant PC Offering Circular describes Gold Giant PCs generally.

        - Giant PC Offering Circular Supplements describe particular characteristics of Gold Giant PCs.

        - The Asset Offering Circulars describe the Group 3 and Group 4 Assets and contain additional related information.

        - The Supplemental Statements applicable to the related Series of Multiclass PCs contain additional related information about the Group 3 and Group 4 Assets.

        - Freddie Mac's Internet Web-Site (http://www.freddiemac.com) will display schedules of the PCs and additional related information shortly after the Closing Date.

     Investors can order the documents listed above, as well as any updated information concerning specific Gold PCs and Gold Giant PCs prepared by Freddie Mac, by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown on page S-2.

                             REDEMPTION AND EXCHANGE

     Each Callable Class, together with its related Call Class, will represent the entire interest in the related Class of Multiclass PCs. Each such Class of Multiclass PCs will be issued on the Closing Date but will be held by Freddie Mac unless and until the related Callable Class is redeemed. The arrangement by which CPCs are created, sold and administered is described under "Certain Federal Income Tax Consequences -- General" in this Supplement.

     The Holder of each Call Class has the right (i) to direct Freddie Mac to redeem all and not less than all of the related Callable Class on any Payment Date beginning in March 1997 and (ii) after payment to Freddie Mac of the applicable "Redemption Amount" (as defined below), to exchange that Holder's outstanding Call Class for the related Class of Multiclass PCs. An "exchange fee," in an amount equal to 1/32 of 1% of the outstanding principal amount of the Callable Class being redeemed (but not less than $7,500), will be payable to Freddie Mac in connection with such transaction.

     A Holder of a Call Class proposing to effectuate a redemption and exchange as of any applicable Payment Date must so notify Freddie Mac's Structured Finance Department in writing or by telefax during the preceding month but not later than the fifth Business Day prior to the Record Date (as defined under "Payments -- Payment Dates; Record Dates" in this Supplement) occurring in that month. Notification in accordance with instructions from Freddie Mac must be provided through a dealer who is a member of Freddie Mac's "REMIC Dealer Group." Not later than the fifth Business Day prior to such Record Date, the Holder must deposit with Freddie Mac the applicable Redemption Amount, which will equal the sum of:

         (i) 100% of the outstanding principal amount of the Callable Class being redeemed, based on the Class Factor published for that Class for the month prior to the month of redemption;

         (ii) an amount equal to 30 days' interest on the Callable Class being redeemed, based on such outstanding principal amount and the Class Coupon for that Class; and

        (iii) an amount equal to interest on the Callable Class being redeemed, for the period from the first day of the month of redemption to the Payment Date on which the redemption will occur, calculated based on the Class Coupon for that Class and the sum of the amounts described in clauses (i) and (ii) above.

     Upon delivery of the Redemption Amount, the notice of redemption and exchange will become irrevocable and redemption of the Callable Class being redeemed will be made on the Payment Date in the next month (the "Redemption Date").

     If notice of redemption and exchange becomes effective, Freddie Mac, prior to the Record Date preceding the month of redemption, will notify the Holders of the affected Callable Class that such Class will be redeemed on the Redemption Date. On or about the first business day of the month of redemption, the Class Factors for the Callable Class being redeemed and its related Call Class will be reduced to zero. The redemption of the Callable Class being redeemed will be at a "Redemption Price" equal to the sum of:

          (a) 100% of the outstanding principal amount of such Callable Class, based on the Class Factor for that Class for the month prior to the month of redemption;

          (b) accrued interest at the Class Coupon for such Callable Class for the related Accrual Period, based on such outstanding principal amount (that is, 30 days' interest on such principal amount); and

          (c) accrued interest at the Class Coupon for such Callable Class for the period from the first day of the month of redemption to the Redemption Date, based on the amount of principal that would have been outstanding on such Callable Class immediately after such Redemption Date if such redemption were not to occur (that is, approximately 14 days' interest on such principal amount).

Payment of the Redemption Price will be in lieu of any payment of principal that would otherwise be made on the Callable Class on the Redemption Date.

     On the first Business Day of the month in which the Redemption Date for a Callable Class occurs, Freddie Mac will transfer the Class of Multiclass PCs underlying such Callable Class to the Holder of the related Call Class in exchange for (a) such Call Class and (b) the exchange fee. On the Redemption Date, Freddie Mac will remit to the Holder of the related Call Class (a) the excess of (i) the Redemption Amount paid to Freddie Mac by the Holder of the related Call Class plus the amount of the payment, if any, made on the underlying Class of Multiclass PCs in the month of redemption over (ii) the Redemption Price for the related Callable Class and (b) interest on the Redemption Amount from the date tendered to the Redemption Date. Such interest will be calculated for each day at the prevailing daily Federal Funds rate determined as of close of business, less 25 basis points. Freddie Mac will provide instructions for delivery of the Call Class, the Redemption Amount and the exchange fee to the dealer through which delivery will be made.

     The Holders of the Class of Multiclass PCs received in exchange for a Call Class will become entitled to any payments on such Class of Multiclass PCs beginning in the month following the month of exchange.

     Any Callable Class, if redeemed, and the related Call Class will not be reissued.

                          MODIFICATION AND COMBINATION

     Subject to the rules, regulations and procedures of the Federal Reserve Banks applicable to Freddie Mac's book-entry securities, all or a portion of certain Regular Classes may be exchanged for a proportionate interest in one or more of the MACR Classes shown in Appendix 1. Similarly, all or a portion of one or more MACR Classes may be exchanged for the related Class or Classes of Multiclass PCs or, in some cases, related MACR Classes. This process may be repeated again and again. For this purpose, "related" Classes are those within the same Combination in Appendix 1.

     Each MACR Class issued in an exchange will represent a proportionate beneficial ownership interest in, and will be entitled to receive a proportionate amount of the cash flow from, the related Class or Classes of Multiclass PCs, and the investors in a MACR Class will be treated as beneficial owners of proportionate interests in the related Class or Classes of Multiclass PCs.

     Freddie Mac initially will issue the Classes shown on the cover page of this Supplement. Certain of the Classes of Multiclass PCs may be exchanged, in whole or in part, for MACR Classes on the Closing Date. The maximum original principal (or notional principal) amount of each MACR Class shown in Appendix 1 represents the largest amount of that Class that could be supported by the related Class or Classes of Multiclass PCs as of the Closing Date.

     Which Classes of Multiclass PCs and MACR Certificates are outstanding at any given time, and the outstanding principal (or notional principal) amounts of such Classes, will depend upon principal payments and prepayments on such Classes as well as any exchanges that occur. The aggregate outstanding principal amount of all the Classes of Multiclass PCs, CPCs and MACR Classes, exclusive of any notional principal amount, will at all times equal the aggregate outstanding principal amount of the Assets.

     Any exchange of related Classes shown on Appendix 1 will be permitted, so long as the following constraints are met:

     - If Classes of Multiclass PCs (or, except in the case of "Combination 4" shown in Appendix 1, a MACR Class) are being exchanged, such Classes must be exchanged in the "exchange proportions" shown on Appendix 1, which are based at all times on the original principal amounts of such Classes.
     - The aggregate principal amount (rounded to whole dollars) of the Securities received in the exchange, immediately after the exchange, must equal that of the Securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any Interest Only Security always equals $0).
     - The aggregate "Annual Interest Amount" (rounded to whole dollars) of the Securities received in the exchange must equal that of the Securities surrendered for exchange (the "Annual Interest Amount" for any Security equals its outstanding principal amount or notional principal amount times its Class Coupon or, in the case of a Floating Rate or Inverse Floating Rate Class, its initial Class Coupon).

     For example, within "Combination 4" shown on Appendix 1, a Holder could exchange any one of the first four subcombinations of Classes shown in the following table for any other such subcombination, or any one of the last three subcombinations shown for any other such subcombination. Numerous other subcombinations are possible.

                          ILLUSTRATIVE SUBCOMBINATIONS

                               ORIGINAL PRINCIPAL OR                            ANNUAL
SUBCOMBINATION     CLASS     NOTIONAL PRINCIPAL AMOUNT     CLASS COUPON     INTEREST AMOUNT
---------------    ------    -------------------------     ------------     ---------------
       1
                   D                $26,113,000                 8.00%         $ 2,089,040
       2
                   DI               $26,113,000(notional)       8.00%         $ 2,089,040
                   DP                26,113,000                 0.00                    0
                                    -----------                               -----------
                                    $26,113,000                               $ 2,089,040
                                    ===========                               ===========
       3
                   DI               $ 4,896,188(notional)       8.00%         $   391,695
                   DB                26,113,000                 6.50            1,697,345
                                    -----------                               -----------
                                    $26,113,000                               $ 2,089,040
                                    ===========                               ===========
       4
                   DP               $ 2,345,889                 0.00%         $         0
                   DH                10,000,000                 8.50              850,000
                   DJ                13,767,111                 9.00            1,239,040
                                    -----------                               -----------
                                    $26,113,000                               $ 2,089,040
                                    ===========                               ===========

       5
                   DE               $10,000,000                 7.50%         $   750,000

       6
                   DP               $ 2,500,000                 0.00%         $         0
                   DL                 7,500,000                10.00              750,000
                                    -----------                               -----------
                                    $10,000,000                               $   750,000
                                    ===========                               ===========
       7
                   DI               $ 1,562,500(notional)       8.00%         $   125,000
                   DA                 5,000,000                 6.00              300,000
                   DB                 5,000,000                 6.50              325,000
                                    -----------                               -----------
                                    $10,000,000                               $   750,000
                                    ===========                               ===========

          AT ANY GIVEN TIME, A HOLDER'S ABILITY TO EXCHANGE MULTICLASS PCS FOR MACR CERTIFICATES OR TO EXCHANGE MACR CERTIFICATES FOR DIFFERENT MACR CERTIFICATES OR FOR MULTICLASS PCS WILL BE LIMITED BY A NUMBER OF FACTORS. A HOLDER MUST, AT THE TIME OF THE PROPOSED EXCHANGE, OWN THE APPROPRIATE CLASSES IN THE APPROPRIATE PROPORTIONS IN ORDER TO EFFECT A DESIRED EXCHANGE. A HOLDER THAT DOES NOT OWN THE APPROPRIATE CLASSES OR THE APPROPRIATE AMOUNTS OF SUCH CLASSES MAY NOT BE ABLE TO OBTAIN THE NECESSARY CLASS OR CLASSES OF MULTICLASS PCS OR MACR CERTIFICATES. THE HOLDER OF A NEEDED CLASS MAY REFUSE OR BE UNABLE TO SELL AT A REASONABLE PRICE OR AT ANY PRICE, OR CERTAIN CLASSES MAY HAVE BEEN PURCHASED AND PLACED INTO OTHER FINANCIAL STRUCTURES. IN ADDITION, PRINCIPAL PAYMENTS AND PREPAYMENTS WILL, OVER TIME, DIMINISH THE AMOUNTS AVAILABLE FOR EXCHANGE.

          A Holder proposing to effectuate an exchange must notify Freddie Mac's Structured Finance Department through a dealer who is a member of Freddie Mac's "REMIC Dealer Group." Such notice must be given in writing or by telefax not later than two Business Days before the proposed exchange date (which date, subject to Freddie Mac's approval, can be any Business Day other than the first or last Business Day of the month). The notice must include the outstanding principal (or notional principal) amount of both the Securities to be exchanged and the Securities to be received, and the proposed exchange date. Promptly after the receipt of a Holder's notice, Freddie Mac will telephone the dealer to provide instructions for delivering the Securities and the exchange fee to Freddie Mac by wire transfer. A Holder's notice becomes irrevocable on the second Business Day before the proposed exchange date.

          A fee will be payable to Freddie Mac in connection with each exchange equal to 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities to be submitted for exchange (but not less than $5,000).

          The first payment on a Multiclass PC or a MACR Certificate received in an exchange transaction will be made on the Payment Date in the month following the month of the exchange. Such payment will be made to the Holder of record as of the close of business on the last day of the month of the exchange.

          The outstanding principal or notional principal amounts of all Classes of Securities are available on Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown on page S-2.

                                    PAYMENTS

PAYMENT DATES; RECORD DATES

     Freddie Mac will make payments of principal and interest on the Securities to Holders entitled to such payments on the 15th of each month or, if the 15th is not a "Business Day," on the next Business Day (a "Payment Date"), beginning in the month following the Closing Date.

     On each Payment Date, any payment on a Security will be made to the Holder of record as of the end of the preceding calendar month (each, a "Record Date").

METHOD OF PAYMENT

     A Federal Reserve Bank will credit payments on the Regular Classes of Multiclass PCs, the Callable Classes and the MACR Classes to the accounts of Holders of these Classes monthly on each Payment Date. The Registrar will mail any payments on the Residual Classes by check to the addresses of the Holders of these Classes as they appear on the Registrar's records, not later than the applicable Payment Date. A Holder of a Residual Class will be required to present the Holder's certificate to the Registrar for payment under the circumstances described under "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers" in the Multiclass PC Offering Circular. A Holder that is not also the beneficial owner of a Security, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

INTEREST

     Freddie Mac will pay interest on each Payment Date to the Holders of each Class of Securities on which interest has accrued, except in the case of the Accrual Classes, which will receive payments as described under "Accrual Classes." Investors can calculate the amount of interest to be paid on (or added to the principal amount of) any Security on any Payment Date by using the applicable "Class Factor" published in the preceding month. See "Class Factors" below.

     Categories of Classes

     For purposes of interest payments, the Classes of Multiclass PCs and CPCs will be categorized as shown under "Interest Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Interest Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

     Accrual Periods

          The Accrual Period for the Fixed Rate and Delay Classes will be the calendar month preceding the related Payment Date. The Accrual Period for the Non-Delay Classes will be from the 15th of the month preceding the related Payment Date to the 15th of the month of that Payment Date. In each case, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any Class on any Payment Date will consist of 30 days' interest on its balance as of the related Record Date.

     Fixed Rate Classes

     The Fixed Rate and Callable Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     Principal Only Classes

     The DP, PA, PB and PO Classes will be Principal Only Classes and will not bear interest.

     Accrual Classes

     The ZV, ZU, ZB and ZC Classes of Multiclass PCs and the Z and ZA Classes of CPCs will be Accrual Classes. No payments of interest will be made on the Accrual Classes except that, if the Z or ZA Class is redeemed, the Holders of such Class will receive interest as described under "Redemption and Exchange" in this Supplement. Interest accrued on each Accrual Class during each Accrual Period will be added to its principal amount on the related Payment Date. Payments of principal on each Accrual Class (including accrued interest that has been added to its principal amount) will be made as described under "Terms
Sheet -- Allocation of Principal" in this Supplement.

     Notional Classes

     The Notional Classes will not receive principal payments. For convenience in describing interest payments, the Notional Classes will have notional principal amounts. The table under "Terms Sheet -- Notional Classes" in this Supplement shows the original notional principal amounts of the Notional Classes and the Class or Classes with which their notional principal amounts (or portions thereof) will reduce proportionately.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet -- Class Coupons" in this Supplement. The Class Coupons for the Floating Rate and Inverse Floating Rate Classes will be based on (i) the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR") or (ii) the weighted average cost of funds for member savings institutions of the Eleventh Federal Home Loan Bank District ("COFI").

     For information regarding the manner in which Freddie Mac determines the Indices and calculates the Class Coupons for Floating Rate and Inverse Floating Rate Classes, see "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

     Freddie Mac's determination of each Index and its calculation of the Class Coupons will be final, except in the case of clear error. Investors can get the Index levels and the Class Coupons for the current and preceding Accrual Periods from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown on page S-2.

     Call Classes

     The Call Classes will not receive payments of interest.

PRINCIPAL

          Freddie Mac will pay principal on each applicable Payment Date to the Holders of the Classes on which principal is then due. The Holders of each such Class will receive principal payments on a pro rata basis among the Securities of that Class. Investors can calculate the amount of principal to be paid on (or, in the case of an Accrual Class, the net amount to be paid on or added to) any Security on any Payment Date by using the applicable Class Factors published in the preceding and current months. See "Class Factors" below.

     Categories of Classes

     For purposes of principal payments, the Classes of Multiclass PCs and CPCs will be categorized as shown under "Principal or Other Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Principal or Other Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page or Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

     Different categories of Classes will exhibit different degrees of sensitivity to Mortgage prepayment rates. See "Prepayment and Yield Analysis" in this Supplement.

     Component Class

     For convenience in describing principal payments, the PB Class will be a "Component Class." It will be deemed to consist of "Components," having the designations and original principal amounts shown under "Terms
Sheet -- Components" in this Supplement. The Components, together, will constitute a single Class and will not be separately issued or transferable.

     Amount of Payments

     The total amount of principal payments that will be made on the Securities on each Payment Date will equal the sum of:

        - the amount of interest, if any, accrued on the ZV Class during the related Accrual Period and not payable as interest on that Payment Date (the "ZV Accrual Amount");

        - the amount of interest, if any, accrued on the ZU Class during the related Accrual Period and not payable as interest on that Payment Date (the "ZU Accrual Amount");

        - the amount of interest, if any, accrued on the ZB Class during the related Accrual Period and not payable as interest on that Payment Date (the "ZB Accrual Amount");

        - the amount of interest, if any, accrued on the ZC Class during the related Accrual Period and not payable as interest on that Payment Date (the "ZC Accrual Amount"); and

        - the amount of principal, if any, required to be paid on that Payment Date on each Asset Group (the "Group 1 Asset Principal Amount," the "Group 2 Asset Principal Amount," and so forth).

     Allocation of Payments

     On each Payment Date, Freddie Mac will pay the ZV, ZU, ZB and ZC Accrual Amounts and the Group 1 through Group 4 Asset Principal Amounts as described under "Terms Sheet -- Allocation of Principal" in this Supplement.

     Call Classes

     The Call Classes will not receive payments of principal. Each Call Class will have a notional principal amount equal at all times to the principal amount of the related Callable Class.

     Targeted Balances Schedules

     The schedules of "Targeted Balances" are shown below.

                               TARGETED BALANCES*

                                  PAC CLASSES

    PAYMENT DATE
--------------------

December 15, 1996...      $   27,687,198.32
January 15, 1997....          26,757,504.38
February 15, 1997...          25,780,249.85
March 15, 1997......          24,755,791.24
April 15, 1997......          23,684,509.72
May 15, 1997........          22,566,810.81
June 15, 1997.......          21,403,124.19
July 15, 1997.......          20,193,903.42
August 15, 1997.....          18,939,625.56
September 15,
  1997..............          17,644,077.16
October 15, 1997....          16,307,727.00
November 15, 1997...          14,931,065.13
December 15, 1997...          13,514,602.57
January 15, 1998....          12,062,856.05
February 15, 1998...          10,580,100.98
March 15, 1998......           9,066,778.33
April 15, 1998......           7,523,345.56
May 15, 1998........           5,955,422.92
June 15, 1998.......           4,363,414.19
July 15, 1998.......           2,749,677.49
August 15, 1998.....           1,116,493.63
September 15, 1998
  and after.........                   0.00

                                AB                      A
August 15, 1998
  and before........      $   26,556,000.00       $   56,474,000.00
September 15,
  1998..............          26,026,560.02           55,438,620.79
October 15, 1998....          24,374,113.24           54,372,589.23
November 15, 1998...          22,724,923.70           53,276,372.72
December 15, 1998...          21,083,901.53           52,150,453.52
January 15, 1999....          19,451,004.35           50,995,328.40
February 15, 1999...          17,826,189.99           49,845,862.82
March 15, 1999......          16,209,416.50           48,702,027.16
April 15, 1999......          14,600,642.17           47,563,791.91
May 15, 1999........          12,999,825.47           46,431,127.73
June 15, 1999.......          11,406,925.10           45,304,005.44
July 15, 1999.......           9,821,899.97           44,182,396.00
August 15, 1999.....           8,244,709.19           43,066,270.50
September 15,
  1999..............           6,675,312.11           41,955,600.20
October 15, 1999....           5,113,668.26           40,850,356.50
November 15, 1999...           3,559,737.38           39,750,510.97
December 15, 1999...           2,013,479.42           38,656,035.28
January 15, 2000....             474,854.56           37,566,901.26
February 15, 2000
  and after.........                   0.00             --

                                   AC
January 15, 2000
  and before........      $   10,815,000.00             --
February 15, 2000...           9,758,823.14           36,483,080.92
March 15, 2000......           8,235,345.73           35,404,546.35
April 15, 2000......           6,719,383.11           34,331,269.84
May 15, 2000........           5,210,896.24           33,263,223.79
June 15, 2000.......           3,709,846.30           32,200,380.76
July 15, 2000.......           2,216,194.64           31,142,713.41
August 15, 2000.....      $      729,902.85       $   30,090,194.59
September 15, 2000
  and after.........                   0.00             --

                                   AD
August 15, 2000
  and before........      $   24,142,000.00             --
September 15,
  2000..............          23,392,932.68           29,042,797.27
October 15, 2000....          21,921,246.10           28,000,494.55
November 15, 2000...          20,456,805.26           26,963,259.66
December 15, 2000...          18,999,572.51           25,931,065.99
January 15, 2001....          17,549,510.40           24,903,887.06
February 15, 2001...          16,106,581.66           23,881,696.50
March 15, 2001......          14,670,749.22           22,864,468.12
April 15, 2001......          13,241,976.19           21,852,175.82
May 15, 2001........          11,820,225.89           20,844,793.66
June 15, 2001.......          10,405,461.80           19,842,295.81
July 15, 2001.......           8,997,647.61           18,844,656.60
August 15, 2001.....           7,596,747.19           17,851,850.47
September 15,
  2001..............           6,202,724.59           16,863,851.99
October 15, 2001....           4,815,544.05           15,880,635.89
November 15, 2001...           3,435,169.98           14,902,176.98
December 15, 2001...           2,061,567.00           13,928,450.23
January 15, 2002....             694,699.89           12,959,430.73
February 15, 2002
  and after.........                   0.00             --

                                  AE
January 15, 2002
  and before........      $   24,726,000.00             --
February 15, 2002...          24,060,533.61           11,995,093.70
March 15, 2002......          22,707,033.32           11,035,414.49
April 15, 2002......          21,360,164.33           10,080,368.57
May 15, 2002........          20,019,892.15            9,129,931.53
June 15, 2002.......          18,686,182.46            8,184,079.08
July 15, 2002.......          17,359,001.11            7,242,787.08
August 15, 2002.....          16,038,314.13            6,306,031.49
September 15,
  2002..............          14,724,087.74            5,373,788.40
October 15, 2002....          13,416,288.30            4,446,034.03
November 15, 2002...          12,114,882.37            3,522,744.69
December 15, 2002...          10,819,836.67            2,603,896.85
January 15, 2003....           9,531,118.09            1,689,467.08
February 15, 2003...           8,248,693.70              779,432.08
March 15, 2003
  and after.........            --                             0.00
February 15, 2003
  and before........            --
March 15, 2003......           6,972,530.73
April 15, 2003......           5,702,596.57
May 15, 2003........           4,438,858.80
June 15, 2003.......           3,181,285.14
July 15, 2003.......           1,929,843.50
August 15, 2003.....             684,501.94
September 15, 2003
  and after.........                   0.00


---------------

 * The Targeted Balances were calculated using, among other things, the "structuring ranges" and the "structuring rate" shown under "Terms
   Sheet -- Allocation of Principal" in this Supplement. See "Prepayment and Yield Analysis" in this Supplement.

    PAYMENT DATE
--------------------

                                   AG
August 15, 2003
  and before........      $   33,774,000.00
September 15,
  2003..............          33,219,228.69
October 15, 2003....          31,985,992.13
November 15, 2003...          30,758,760.83
December 15, 2003...          29,537,503.48
January 15, 2004....          28,322,188.97
February 15, 2004...          27,112,786.33
March 15, 2004......          25,909,264.75
April 15, 2004......          24,711,593.58
May 15, 2004........          23,519,742.33
June 15, 2004.......          22,333,680.66
July 15, 2004.......          21,153,378.40
August 15, 2004.....          19,978,805.51
September 15,
  2004..............          18,809,932.12
October 15, 2004....          17,646,728.52
November 15, 2004...          16,489,165.14
December 15, 2004...          15,337,212.55
January 15, 2005....          14,190,841.51
February 15, 2005...          13,050,022.89
March 15, 2005......          11,914,727.74
April 15, 2005......          10,784,927.22
May 15, 2005........           9,668,003.47
June 15, 2005.......           8,567,037.67
July 15, 2005.......           7,481,808.48
August 15, 2005.....           6,412,097.55
September 15,
  2005..............           5,357,689.54
October 15, 2005....           4,318,372.04
November 15, 2005...           3,293,935.55
December 15, 2005...           2,284,173.44
January 15, 2006....           1,288,881.89
February 15, 2006...             307,859.89
March 15, 2006
  and after.........                   0.00

                                 AH
February 15, 2006
  and before........      $   32,666,000.00
March 15, 2006......          32,006,909.16
April 15, 2006......          31,053,834.14
May 15, 2006........          30,114,441.95
June 15, 2006.......          29,188,542.33
July 15, 2006.......          28,275,947.66
August 15, 2006.....          27,376,472.86
September 15,
  2006..............          26,489,935.38
October 15, 2006....          25,616,155.19
November 15, 2006...          24,754,954.71
December 15, 2006...          23,906,158.80
January 15, 2007....          23,069,594.70
February 15, 2007...          22,245,092.05
March 15, 2007......          21,432,482.79
April 15, 2007......          20,631,601.18
May 15, 2007........          19,842,283.75
June 15, 2007.......          19,064,369.26
July 15, 2007.......          18,297,698.69
August 15, 2007.....          17,542,115.20
September 15,
  2007..............          16,797,464.09
October 15, 2007....          16,063,592.79
November 15, 2007...          15,340,350.82
December 15, 2007...          14,627,589.76
January 15, 2008....          13,925,163.22
February 15, 2008...          13,232,926.84
March 15, 2008......          12,550,738.22
April 15, 2008......          11,878,456.92
May 15, 2008........          11,215,944.42
June 15, 2008.......          10,563,064.12
July 15, 2008.......      $    9,919,681.28
August 15, 2008.....           9,285,663.00
September 15,
  2008..............           8,660,878.23
October 15, 2008....           8,045,197.69
November 15, 2008...           7,438,493.91
December 15, 2008...           6,840,641.15
January 15, 2009....           6,251,515.39
February 15, 2009...           5,670,994.32
March 15, 2009......           5,098,957.33
April 15, 2009......           4,535,285.44
May 15, 2009........           3,979,861.32
June 15, 2009.......           3,432,569.24
July 15, 2009.......           2,893,295.08
August 15, 2009.....           2,361,926.28
September 15,
  2009..............           1,838,351.82
October 15, 2009....           1,322,462.22
November 15, 2009...             814,149.50
December 15, 2009...             313,307.16
January 15, 2010
  and after.........                   0.00

                                   AJ
December 15, 2009
  and before........      $   17,550,000.00
January 15, 2010....          17,369,830.18
February 15, 2010...          16,883,614.97
March 15, 2010......          16,404,559.37
April 15, 2010......          15,932,562.63
May 15, 2010........          15,467,525.39
June 15, 2010.......          15,009,349.65
July 15, 2010.......          14,557,938.77
August 15, 2010.....          14,113,197.43
September 15,
  2010..............          13,675,031.62
October 15, 2010....          13,243,348.65
November 15, 2010...          12,818,057.07
December 15, 2010...          12,399,066.73
January 15, 2011....          11,986,288.70
February 15, 2011...          11,579,635.27
March 15, 2011......          11,179,019.96
April 15, 2011......          10,784,357.46
May 15, 2011........          10,395,563.66
June 15, 2011.......          10,012,555.60
July 15, 2011.......           9,635,251.47
August 15, 2011.....           9,263,570.56
September 15,
  2011..............           8,897,433.32
October 15, 2011....           8,536,761.26
November 15, 2011...           8,181,477.01
December 15, 2011...           7,831,504.23
January 15, 2012....           7,486,767.65
February 15, 2012...           7,147,193.06
March 15, 2012......           6,812,707.25
April 15, 2012......           6,483,238.02
May 15, 2012........           6,158,714.20
June 15, 2012.......           5,839,065.56
July 15, 2012.......           5,524,222.87
August 15, 2012.....           5,214,117.86
September 15,
  2012..............           4,908,683.18
October 15, 2012....           4,607,852.43
November 15, 2012...           4,311,560.14
December 15, 2012...           4,019,741.72
January 15, 2013....           3,732,333.48
February 15, 2013...           3,449,272.63
March 15, 2013......           3,170,497.24
April 15, 2013......           2,895,946.22
May 15, 2013........           2,625,559.35
June 15, 2013.......           2,359,277.23
July 15, 2013.......      $    2,097,041.31
August 15, 2013.....           1,838,793.81
September 15,
  2013..............           1,584,477.77
October 15, 2013....           1,334,037.04
November 15, 2013...           1,087,416.22
December 15, 2013...             844,560.69
January 15, 2014....             605,416.60
February 15, 2014...             369,930.81
March 15, 2014......             138,050.96
April 15, 2014
  and after.........                   0.00

                                    AK
March 15, 2014
  and before........      $   12,359,000.00
April 15, 2014......          12,268,725.40
May 15, 2014........          12,043,903.20
June 15, 2014.......          11,822,534.12
July 15, 2014.......          11,604,568.64
August 15, 2014.....          11,389,957.93
September 15,
  2014..............          11,178,653.82
October 15, 2014....          10,970,608.82
November 15, 2014...          10,765,776.10
December 15, 2014...          10,564,109.48
January 15, 2015....          10,365,563.43
February 15, 2015...          10,170,093.04
March 15, 2015......           9,977,654.04
April 15, 2015......           9,788,202.76
May 15, 2015........           9,601,696.16
June 15, 2015.......           9,418,091.77
July 15, 2015.......           9,237,347.74
August 15, 2015.....           9,059,422.78
September 15,
  2015..............           8,884,276.20
October 15, 2015....           8,711,867.86
November 15, 2015...           8,542,158.18
December 15, 2015...           8,375,108.14
January 15, 2016....           8,210,679.25
February 15, 2016...           8,048,833.59
March 15, 2016......           7,889,533.72
April 15, 2016......           7,732,742.77
May 15, 2016........           7,578,424.36
June 15, 2016.......           7,426,542.62
July 15, 2016.......           7,277,062.18
August 15, 2016.....           7,129,948.17
September 15,
  2016..............           6,985,166.21
October 15, 2016....           6,842,682.40
November 15, 2016...           6,702,463.30
December 15, 2016...           6,564,475.96
January 15, 2017....           6,428,687.87
February 15, 2017...           6,295,067.00
March 15, 2017......           6,163,581.73
April 15, 2017......           6,034,200.93
May 15, 2017........           5,906,893.87
June 15, 2017.......           5,781,630.26
July 15, 2017.......           5,658,380.25
August 15, 2017.....           5,537,114.38
September 15,
  2017..............           5,417,803.64
October 15, 2017....           5,300,419.39
November 15, 2017...           5,184,933.42
December 15, 2017...           5,071,317.89
January 15, 2018....           4,959,545.38
February 15, 2018...           4,849,588.83
March 15, 2018......           4,741,421.58
April 15, 2018......           4,635,017.34
May 15, 2018........           4,530,350.16
June 15, 2018.......           4,427,394.51
July 15, 2018.......      $    4,326,125.17
August 15, 2018.....           4,226,517.30
September 15,
  2018..............           4,128,546.40
October 15, 2018....           4,032,188.33
November 15, 2018...           3,937,419.27
December 15, 2018...           3,844,215.74
January 15, 2019....           3,752,554.61
February 15, 2019...           3,662,413.05
March 15, 2019......           3,573,768.56
April 15, 2019......           3,486,598.97
May 15, 2019........           3,400,882.41
June 15, 2019.......           3,316,597.32
July 15, 2019.......           3,233,722.45
August 15, 2019.....           3,152,236.85
September 15,
  2019..............           3,072,119.86
October 15, 2019....           2,993,351.11
November 15, 2019...           2,915,910.53
December 15, 2019...           2,839,778.32
January 15, 2020....           2,764,934.98
February 15, 2020...           2,691,361.26
March 15, 2020......           2,619,038.20
April 15, 2020......           2,547,947.11
May 15, 2020........           2,478,069.55
June 15, 2020.......           2,409,387.35
July 15, 2020.......           2,341,882.61
August 15, 2020.....           2,275,537.66
September 15,
  2020..............           2,210,335.10
October 15, 2020....           2,146,257.77
November 15, 2020...           2,083,288.75
December 15, 2020...      $    2,021,411.37
January 15, 2021....           1,960,609.18
February 15, 2021...           1,900,865.99
March 15, 2021......           1,842,165.81
April 15, 2021......           1,784,492.90
May 15, 2021........           1,727,831.73
June 15, 2021.......           1,672,167.01
July 15, 2021.......           1,617,483.65
August 15, 2021.....           1,563,766.78
September 15,
  2021..............           1,511,001.74
October 15, 2021....           1,459,174.08
November 15, 2021...           1,408,269.56
December 15, 2021...           1,358,274.15
January 15, 2022....           1,309,174.00
February 15, 2022...           1,260,955.48
March 15, 2022......           1,213,605.13
April 15, 2022......           1,167,109.71
May 15, 2022........           1,121,456.15
June 15, 2022.......           1,076,631.57
July 15, 2022.......           1,032,623.29
August 15, 2022.....             989,418.78
September 15,
  2022..............             947,005.72
October 15, 2022....             905,371.96
November 15, 2022...             864,505.50
December 15, 2022...             824,394.56
January 15, 2023....             785,027.48
February 15, 2023...             746,392.79
March 15, 2023......             708,479.19
April 15, 2023......             671,275.54
May 15, 2023........      $      634,770.84
June 15, 2023.......             598,954.27
July 15, 2023.......             563,815.16
August 15, 2023.....             529,343.00
September 15,
  2023..............             495,527.42
October 15, 2023....             462,358.21
November 15, 2023...             429,825.29
December 15, 2023...             397,918.74
January 15, 2024....             366,628.78
February 15, 2024...             335,945.78
March 15, 2024......             306,880.63
April 15, 2024......             278,382.66
May 15, 2024........             250,442.97
June 15, 2024.......             223,052.79
July 15, 2024.......             196,203.49
August 15, 2024.....             171,029.94
September 15,
  2024..............             146,356.75
October 15, 2024....             122,176.03
November 15, 2024...              98,480.00
December 15, 2024...              76,763.08
January 15, 2025....              55,484.70
February 15, 2025...              34,637.92
March 15, 2025......              16,017.22
April 15, 2025......               9,573.81
May 15, 2025........               5,622.95
June 15, 2025.......               1,752.58
July 15, 2025
  and after.........                   0.00


                         SCHEDULED CLASSES AND COMPONENT

        PAYMENT DATE
----------------------------
                                            AL                              ZB
December 15, 1996...........          $        8,402,834.09           $        7,658,781.48
January 15, 1997............                   8,330,905.52                    7,593,222.03
February 15, 1997...........                   8,254,276.73                    7,523,378.55
March 15, 1997..............                   8,173,015.69                    7,449,313.00
April 15, 1997..............                   8,087,195.85                    7,371,092.32
May 15, 1997................                   7,996,896.05                    7,288,788.37
June 15, 1997...............                   7,902,200.43                    7,202,477.85
July 15, 1997...............                   7,803,198.37                    7,112,242.19
August 15, 1997.............                   7,699,984.32                    7,018,167.52
September 15, 1997..........                   7,593,009.28                    6,920,664.89
October 15, 1997............                   7,482,365.89                    6,819,818.74
November 15, 1997...........                   7,368,151.34                    6,715,717.64
December 15, 1997...........                   7,250,467.24                    6,608,454.20
January 15, 1998............                   7,129,838.95                    6,498,507.29
February 15, 1998...........                   7,006,759.97                    6,386,326.68
March 15, 1998..............                   6,881,316.66                    6,271,991.10
April 15, 1998..............                   6,753,598.80                    6,155,582.37
May 15, 1998................                   6,624,234.22                    6,037,672.75
June 15, 1998...............                   6,493,301.05                    5,918,333.42
July 15, 1998...............                   6,361,080.72                    5,797,820.91
August 15, 1998.............                   6,227,844.00                    5,676,382.02
September 15, 1998..........                   6,094,313.57                    5,554,675.42
October 15, 1998............                   5,961,153.25                    5,433,306.15
November 15, 1998...........                   5,829,378.40                    5,313,199.68
December 15, 1998...........                   5,699,488.63                    5,194,811.36
January 15, 1999............                   5,571,467.88                    5,078,126.57
February 15, 1999...........                   5,445,300.21                    4,963,130.77
March 15, 1999..............                   5,320,969.82                    4,849,809.56
April 15, 1999..............                   5,198,461.01                    4,738,148.65
May 15, 1999................                   5,077,758.22                    4,628,133.82

        PAYMENT DATE
----------------------------
June 15, 1999...............          $        4,958,846.00           $        4,519,751.02
July 15, 1999...............                   4,841,709.02                    4,412,986.26
August 15, 1999.............                   4,726,332.07                    4,307,825.68
September 15, 1999..........                   4,612,700.05                    4,204,255.54
October 15, 1999............                   4,500,797.99                    4,102,262.16
November 15, 1999...........                   4,390,611.03                    4,001,832.02
December 15, 1999...........                   4,282,124.42                    3,902,951.66
January 15, 2000............                   4,175,323.54                    3,805,607.76
February 15, 2000...........                   4,070,193.85                    3,709,787.07
March 15, 2000..............                   3,966,720.95                    3,615,476.48
April 15, 2000..............                   3,864,890.56                    3,522,662.94
May 15, 2000................                   3,764,688.48                    3,431,333.54
June 15, 2000...............                   3,666,100.64                    3,341,475.44
July 15, 2000...............                   3,569,113.08                    3,253,075.91
August 15, 2000.............                   3,473,711.94                    3,166,122.34
September 15, 2000..........                   3,379,883.47                    3,080,602.18
October 15, 2000............                   3,287,614.04                    2,996,502.99
November 15, 2000...........                   3,196,890.09                    2,913,812.46
December 15, 2000...........                   3,107,698.22                    2,832,518.33
January 15, 2001............                   3,020,025.08                    2,752,608.45
February 15, 2001...........                   2,933,857.45                    2,674,070.79
March 15, 2001..............                   2,849,182.23                    2,596,893.37
April 15, 2001..............                   2,765,986.39                    2,521,064.33
May 15, 2001................                   2,684,257.01                    2,446,571.92
June 15, 2001...............                   2,603,981.29                    2,373,404.44
July 15, 2001...............                   2,525,146.51                    2,301,550.30
August 15, 2001.............                   2,447,740.05                    2,230,998.01
September 15, 2001..........                   2,371,749.40                    2,161,736.17
October 15, 2001............                   2,297,162.14                    2,093,753.45
November 15, 2001...........                   2,223,965.95                    2,027,038.62
December 15, 2001...........                   2,152,148.61                    1,961,580.55
January 15, 2002............                   2,081,697.98                    1,897,368.17
February 15, 2002...........                   2,012,602.04                    1,834,390.52
March 15, 2002..............                   1,944,848.84                    1,772,636.73
April 15, 2002..............                   1,878,426.55                    1,712,095.98
May 15, 2002................                   1,813,323.40                    1,652,757.58
June 15, 2002...............                   1,749,527.75                    1,594,610.88
July 15, 2002...............                   1,687,028.01                    1,537,645.37
August 15, 2002.............                   1,625,812.72                    1,481,850.56
September 15, 2002..........                   1,565,870.50                    1,427,216.08
October 15, 2002............                   1,507,190.03                    1,373,731.64
November 15, 2002...........                   1,449,760.12                    1,321,387.03
December 15, 2002...........                   1,393,569.65                    1,270,172.10
January 15, 2003............                   1,338,607.58                    1,220,076.80
February 15, 2003...........                   1,284,862.97                    1,171,091.16
March 15, 2003..............                   1,232,324.97                    1,123,205.28
April 15, 2003..............                   1,180,982.80                    1,076,409.35
May 15, 2003................                   1,130,825.77                    1,030,693.62
June 15, 2003...............                   1,081,843.30                      986,048.43
July 15, 2003...............                   1,034,024.84                      942,464.20
August 15, 2003.............                     987,359.99                      899,931.41
September 15, 2003..........                     941,838.37                      858,440.64
October 15, 2003............                     897,449.73                      817,982.51
November 15, 2003...........                     854,183.87                      778,547.75
December 15, 2003...........                     812,030.69                      740,127.14
January 15, 2004............                     770,980.16                      702,711.55
February 15, 2004...........                     731,022.34                      666,291.91
March 15, 2004..............                     692,147.36                      630,859.22
April 15, 2004..............                     654,345.43                      596,404.57
May 15, 2004................                     617,606.83                      562,919.10
June 15, 2004...............                     581,921.95                      530,394.03
July 15, 2004...............                     547,281.22                      498,820.66
August 15, 2004.............                     513,675.16                      468,190.35
September 15, 2004..........                     481,094.37                      438,494.51
October 15, 2004............                     449,529.52                      409,724.66
November 15, 2004...........                     418,971.36                      381,872.36
December 15, 2004...........                     389,410.70                      354,929.23
January 15, 2005............                     360,838.44                      328,886.99
February 15, 2005...........                     333,245.56                      303,737.39
March 15, 2005..............                     306,623.08                      279,472.27
April 15, 2005..............                     280,962.12                      256,083.54
May 15, 2005................                     252,376.82                      230,029.40
June 15, 2005...............                     219,231.54                      199,819.06
July 15, 2005...............                     181,618.57                      165,536.64
August 15, 2005.............                     139,628.76                      127,264.94
September 15, 2005..........                      93,351.54                       85,085.47
October 15, 2005............                      42,874.95                       39,078.47
November 15, 2005
  and after.................                           0.00                            0.00

                                                  AM                              AR                        PB-1
October 15, 2005
  and before................          $        9,300,000.00           $        1,020,400.00           $          368,600.00
November 15, 2005...........                   9,280,518.28                    1,018,262.46                      367,827.86
December 15, 2005...........                   9,183,981.30                    1,007,670.38                      364,001.68
January 15, 2006............                   9,084,913.39                      996,800.60                      360,075.18
February 15, 2006...........                   8,983,389.42                      985,661.35                      356,051.33
March 15, 2006..............                   8,879,482.85                      974,260.68                      351,933.06
April 15, 2006..............                   8,773,265.75                      962,606.49                      347,723.21
May 15, 2006................                   8,664,808.84                      950,706.55                      343,424.59
June 15, 2006...............                   8,554,181.46                      938,568.47                      339,039.94
July 15, 2006...............                   8,441,451.68                      926,199.71                      334,571.96
August 15, 2006.............                   8,326,686.22                      913,607.59                      330,023.29
September 15, 2006..........                   8,209,950.57                      900,799.31                      325,396.54
October 15, 2006............                   8,091,308.92                      887,781.89                      320,694.24
November 15, 2006...........                   7,970,824.26                      874,562.27                      315,918.90
December 15, 2006...........                   7,848,558.33                      861,147.20                      311,072.96
January 15, 2007............                   7,724,571.71                      847,543.33                      306,158.82
February 15, 2007...........                   7,598,923.77                      833,757.18                      301,178.84
March 15, 2007..............                   7,471,672.74                      819,795.15                      296,135.32
April 15, 2007..............                   7,342,875.71                      805,663.48                      291,030.53
May 15, 2007................                   7,212,588.66                      791,368.33                      285,866.68
June 15, 2007...............                   7,080,866.43                      776,915.71                      280,645.94
July 15, 2007...............                   6,947,762.83                      762,311.53                      275,370.46
August 15, 2007.............                   6,813,330.58                      747,561.56                      270,042.31
September 15, 2007..........                   6,677,621.33                      732,671.48                      264,663.55
October 15, 2007............                   6,540,685.75                      717,646.85                      259,236.19
November 15, 2007...........                   6,402,573.45                      702,493.11                      253,762.19
December 15, 2007...........                   6,263,333.07                      687,215.60                      248,243.48
January 15, 2008............                   6,123,012.27                      671,819.54                      242,681.95
February 15, 2008...........                   5,981,657.72                      656,310.06                      237,079.45
March 15, 2008..............                   5,839,315.19                      640,692.17                      231,437.79
April 15, 2008..............                   5,696,029.48                      624,970.80                      225,758.74
May 15, 2008................                   5,551,844.48                      609,150.76                      220,044.06
June 15, 2008...............                   5,406,803.20                      593,236.77                      214,295.43
July 15, 2008...............                   5,260,947.75                      577,233.45                      208,514.53
August 15, 2008.............                   5,114,319.35                      561,145.32                      202,703.00
September 15, 2008..........                   4,966,958.41                      544,976.81                      196,862.44
October 15, 2008............                   4,818,904.46                      528,732.27                      190,994.41
November 15, 2008...........                   4,670,196.22                      512,415.94                      185,100.45
December 15, 2008...........                   4,520,871.59                      496,031.98                      179,182.06
January 15, 2009............                   4,370,967.68                      479,584.45                      173,240.71
February 15, 2009...........                   4,220,520.80                      463,077.36                      167,277.84
March 15, 2009..............                   4,069,566.50                      446,514.59                      161,294.86
April 15, 2009..............                   3,918,139.57                      429,899.96                      155,293.15
May 15, 2009................                   3,766,274.05                      413,237.21                      149,274.05
June 15, 2009...............                   3,614,003.24                      396,529.99                      143,238.89
July 15, 2009...............                   3,461,359.72                      379,781.88                      137,188.95
August 15, 2009.............                   3,308,375.38                      362,996.37                      131,125.50
September 15, 2009..........                   3,155,081.39                      346,176.89                      125,049.78
October 15, 2009............                   3,001,508.26                      329,326.78                      118,963.00
November 15, 2009...........                   2,847,685.79                      312,449.31                      112,866.34
December 15, 2009...........                   2,693,643.16                      295,547.69                      106,760.95
January 15, 2010............                   2,539,408.87                      278,625.03                      100,647.97
February 15, 2010...........                   2,385,010.79                      261,684.41                       94,528.49
March 15, 2010..............                   2,230,476.18                      244,728.81           $           88,403.60
April 15, 2010..............                   2,075,831.65                      227,761.14                       82,274.36
May 15, 2010................                   1,921,103.24                      210,784.27                       76,141.79
June 15, 2010...............                   1,766,316.36                      193,800.99                       70,006.90
July 15, 2010...............                   1,611,495.87                      176,814.02                       63,870.68
August 15, 2010.............                   1,456,666.02                      159,826.02                       57,734.09
September 15, 2010..........                   1,301,850.52                      142,839.60                       51,598.07
October 15, 2010............                   1,147,072.52                      125,857.29                       45,463.54
November 15, 2010...........                     992,354.62                      108,881.58                       39,331.39
December 15, 2010...........                     837,718.88                       91,914.88                       33,202.49
January 15, 2011............                     683,186.85                       74,959.56                       27,077.71
February 15, 2011...........                     528,779.56                       58,017.92                       20,957.87
March 15, 2011..............                     374,517.51                       41,092.22                       14,843.79
April 15, 2011..............                     220,420.73                       24,184.66                        8,736.26
May 15, 2011................                      66,508.74                        7,297.37                        2,636.05
June 15, 2011
  and after.................                           0.00                            0.00                            0.00

                                  ZC
May 15, 2011........      $   19,728,000.00*
June 15, 2011.......          19,627,776.94
July 15, 2011.......          19,451,367.38
August 15, 2011.....          19,275,234.27
September 15,
  2011..............          19,099,397.91
October 15, 2011....          18,923,878.06
November 15, 2011...          18,748,694.02
December 15, 2011...          18,573,864.55
January 15, 2012....          18,399,407.94
February 15, 2012...          18,225,342.00
March 15, 2012......          18,051,684.09
April 15, 2012......          17,878,451.07
May 15, 2012........          17,705,659.39
June 15, 2012.......          17,533,325.02
July 15, 2012.......          17,361,463.52
August 15, 2012.....          17,190,090.00
September 15,
  2012..............          17,019,219.16
October 15, 2012....          16,848,865.31
November 15, 2012...          16,679,042.31
December 15, 2012...          16,509,763.65
January 15, 2013....          16,341,042.44
February 15, 2013...          16,172,891.39
March 15, 2013......          16,005,322.82
April 15, 2013......          15,838,348.73
May 15, 2013........          15,671,980.71
June 15, 2013.......          15,506,230.01
July 15, 2013.......          15,341,107.55
August 15, 2013.....          15,176,623.89
September 15,
  2013..............          15,012,789.25
October 15, 2013....          14,849,613.54
November 15, 2013...          14,687,106.35
December 15, 2013...          14,525,276.92
January 15, 2014....          14,364,134.22
February 15, 2014...          14,203,686.89
March 15, 2014......          14,043,943.28
April 15, 2014......          13,884,911.46
May 15, 2014........          13,726,599.19
June 15, 2014.......          13,569,013.96
July 15, 2014.......          13,412,163.00
August 15, 2014.....          13,256,053.24
September 15, 2014..          13,100,691.36
October 15, 2014....          12,946,083.78
November 15, 2014...          12,792,236.68
December 15, 2014...          12,639,155.96
January 15, 2015....          12,486,847.30
February 15, 2015...          12,335,316.13
March 15, 2015......          12,184,567.65
April 15, 2015......          12,034,606.83
May 15, 2015........          11,885,438.40
June 15, 2015.......          11,737,066.89
July 15, 2015.......          11,589,496.61
August 15, 2015.....          11,442,731.64
September 15, 2015..          11,296,775.87
October 15, 2015....          11,151,633.00
November 15, 2015...          11,007,306.49
December 15, 2015...          10,863,799.63
January 15, 2016....          10,721,115.54
February 15, 2016...          10,579,257.11
March 15, 2016......          10,438,227.07
April 15, 2016......          10,298,027.98
May 15, 2016........          10,158,662.20
June 15, 2016.......          10,020,131.94
July 15, 2016.......           9,882,439.24
August 15, 2016.....           9,745,585.96
September 15, 2016..           9,609,573.81
October 15, 2016....           9,474,404.35
November 15, 2016...           9,340,078.97
December 15, 2016...           9,206,598.92
January 15, 2017....           9,073,965.30
February 15, 2017...           8,942,179.07
March 15, 2017......           8,811,241.05
April 15, 2017......           8,681,151.92
May 15, 2017........           8,551,912.21
June 15, 2017.......           8,423,522.34
July 15, 2017.......           8,295,982.60
August 15, 2017.....           8,169,293.15
September 15, 2017..           8,043,454.02
October 15, 2017....           7,918,465.13
November 15, 2017...           7,794,326.27
December 15, 2017...           7,671,037.15
January 15, 2018....           7,548,597.31
February 15, 2018...           7,427,006.25
March 15, 2018......           7,306,263.30
April 15, 2018......           7,186,367.73
May 15, 2018........           7,067,318.69
June 15, 2018.......           6,949,115.23
July 15, 2018.......           6,831,756.31
August 15, 2018.....           6,715,240.80
September 15, 2018..           6,599,567.47
October 15, 2018....           6,484,735.00
November 15, 2018...           6,370,741.99
December 15, 2018...           6,257,586.94
January 15, 2019....           6,145,268.28
February 15, 2019...           6,033,784.37
March 15, 2019......           5,923,133.46
April 15, 2019......           5,813,313.75
May 15, 2019........           5,704,323.37
June 15, 2019.......           5,596,160.34
July 15, 2019.......           5,488,822.64
August 15, 2019.....           5,382,308.19
September 15, 2019..           5,276,614.81
October 15, 2019....           5,171,740.28
November 15, 2019...           5,067,682.31
December 15, 2019...           4,964,438.54
January 15, 2020....           4,862,006.57
February 15, 2020...           4,760,383.93
March 15, 2020......           4,659,568.08
April 15, 2020......           4,559,556.45
May 15, 2020........           4,460,346.40
June 15, 2020.......           4,361,935.24
July 15, 2020.......           4,264,320.25
August 15, 2020.....           4,167,498.63
September 15, 2020..           4,071,467.56
October 15, 2020....           3,976,224.15
November 15, 2020...           3,881,765.49
December 15, 2020...           3,788,088.61
January 15, 2021....           3,695,190.50
February 15, 2021...           3,603,068.13
March 15, 2021......           3,511,718.40
April 15, 2021......           3,421,138.19
May 15, 2021........           3,331,324.36
June 15, 2021.......           3,242,273.70
July 15, 2021.......           3,153,982.99

---------------

* The Targeted Balance for the ZC Class for any Payment Date on or before April
  15, 2011 equals its original principal amount, plus the ZC Accrual Amount for each Payment Date through such Payment Date, assuming that no principal payments are made on the ZC Class through such Payment Date.

August 15, 2021.....      $    3,066,448.97
September 15, 2021..           2,979,668.35
October 15, 2021....           2,893,637.82
November 15, 2021...           2,808,354.02
December 15, 2021...           2,723,813.58
January 15, 2022....           2,640,013.10
February 15, 2022...           2,556,949.14
March 15, 2022......           2,474,618.26
April 15, 2022......           2,393,016.98
May 15, 2022........           2,312,141.80
June 15, 2022.......           2,231,989.19
July 15, 2022.......           2,152,555.63
August 15, 2022.....           2,073,837.54
September 15, 2022..           1,995,831.35
October 15, 2022....           1,918,533.46
November 15, 2022...           1,841,940.25
December 15, 2022...           1,766,048.11
January 15, 2023....           1,690,853.37
February 15, 2023...           1,616,352.39
March 15, 2023......           1,542,541.48
April 15, 2023......           1,469,416.97
May 15, 2023........           1,396,975.15
June 15, 2023.......           1,325,212.32
July 15, 2023.......           1,254,124.76
August 15, 2023.....           1,183,708.73
September 15, 2023..           1,113,960.51
October 15, 2023....           1,044,876.34
November 15, 2023...             976,452.47
December 15, 2023...             908,685.15
January 15, 2024....             841,570.59
February 15, 2024...             775,105.04
March 15, 2024......             711,742.08
April 15, 2024......             648,995.97
May 15, 2024........             586,863.08
June 15, 2024.......             525,339.78
July 15, 2024.......             464,422.42
August 15, 2024.....             406,813.56
September 15, 2024..             349,776.01
October 15, 2024....             293,306.30
November 15, 2024...             237,400.96
December 15, 2024...             185,822.50
January 15, 2025....             134,762.96
February 15, 2025...              84,219.11
March 15, 2025......              38,738.89
April 15, 2025......              22,887.04
May 15, 2025........              13,160.01
June 15, 2025.......               3,531.80
July 15, 2025
  and after.........                   0.00


                                   TAC CLASS*

                                    F
December 15, 1996...      $  179,119,588.54
January 15, 1997....         178,399,142.99
February 15, 1997...         177,587,309.25
March 15, 1997......         176,684,524.90
April 15, 1997......         175,691,319.22
May 15, 1997........         174,608,312.85
June 15, 1997.......         173,436,217.41
July 15, 1997.......         172,175,834.90
August 15, 1997.....         170,828,057.03
September 15, 1997..         169,393,864.32
October 15, 1997....         167,874,325.08
November 15, 1997...         166,270,594.21
December 15, 1997...         164,583,911.93
January 15, 1998....         162,815,602.27
February 15, 1998...         160,967,071.47
March 15, 1998......         159,039,806.16
April 15, 1998......         157,035,371.56
May 15, 1998........         154,955,409.30
June 15, 1998.......         152,801,635.40
July 15, 1998.......         150,575,837.83
August 15, 1998.....         148,279,874.15
September 15, 1998..         145,915,668.90
October 15, 1998....         143,485,210.98
November 15, 1998...         140,990,550.82
December 15, 1998...         138,433,797.52
January 15, 1999....         135,817,115.79
February 15, 1999...         133,228,013.14
March 15, 1999......         130,666,203.12
April 15, 1999......         128,131,402.29
May 15, 1999........         125,623,330.09
June 15, 1999.......         123,141,708.88
July 15, 1999.......         120,686,263.89
August 15, 1999.....         118,256,723.18
September 15,
  1999..............         115,852,817.65
October 15, 1999....         113,474,280.95
November 15, 1999...         111,120,849.50
December 15, 1999...         108,792,262.46
January 15, 2000....         106,488,261.64
February 15, 2000...         104,208,591.58
March 15, 2000......         101,952,999.40
April 15, 2000......          99,721,234.89
May 15, 2000........          97,513,050.38
June 15, 2000.......          95,328,200.81
July 15, 2000.......          93,166,443.62
August 15, 2000.....          91,027,538.75
September 15, 2000..          88,911,248.66
October 15, 2000....          86,817,338.21
November 15, 2000...          84,745,574.77
December 15, 2000...          82,695,728.05
January 15, 2001....          80,667,570.17
February 15, 2001...          78,660,875.59
March 15, 2001......          76,675,421.13
April 15, 2001......          74,710,985.88
May 15, 2001........          72,767,351.25
June 15, 2001.......          70,844,300.90
July 15, 2001.......          68,941,620.70
August 15, 2001.....          67,059,098.80
September 15, 2001..          65,196,525.47
October 15, 2001....          63,353,693.17
November 15, 2001...          61,530,396.55
December 15, 2001...          59,726,432.31
January 15, 2002....          57,941,599.32
February 15, 2002...          56,175,698.52
March 15, 2002......          54,428,532.84
April 15, 2002......          52,699,907.34
May 15, 2002........          50,989,629.06
June 15, 2002.......          49,297,507.01
July 15, 2002.......          47,623,352.22
August 15, 2002.....          45,966,977.64
September 15, 2002..          44,328,198.19
October 15, 2002....          42,706,830.67
November 15, 2002...          41,102,693.78
December 15, 2002...          39,515,608.12
January 15, 2003....          37,945,396.12
February 15, 2003...          36,391,882.08
March 15, 2003......          34,854,892.08
April 15, 2003......          33,334,254.02
May 15, 2003........          31,829,797.59
June 15, 2003.......          30,341,354.21
July 15, 2003.......          28,868,757.06
August 15, 2003.....          27,411,841.07
September 15, 2003..          25,970,442.86
October 15, 2003....          24,544,400.73
November 15, 2003...          23,133,554.65
December 15, 2003...          21,737,746.29
January 15, 2004....          20,356,818.89
February 15, 2004...          18,990,617.38
March 15, 2004......          17,638,988.24
April 15, 2004......          16,301,779.59
May 15, 2004........          14,978,841.07
June 15, 2004.......          13,670,023.91
July 15, 2004.......          12,375,180.88
August 15, 2004.....          11,094,166.28
September 15, 2004..           9,826,835.86
October 15, 2004....           8,573,046.93
November 15, 2004...           7,332,658.26
December 15, 2004...           6,105,530.07
January 15, 2005....           4,891,524.03
February 15, 2005...           3,690,503.24
March 15, 2005......           2,502,332.24
April 15, 2005......           1,326,876.94
May 15, 2005........             164,004.66
June 15, 2005
 and after..........                  0.00


---------------

* The Targeted Balances for the C Class are equal to 80.00003338% of the Targeted Balances for the F Class.

CLASS FACTORS

     Description of Factors

     On or about the first business day of each month after the Closing Date, Freddie Mac will publish and make available on its Internet Web-Site a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of a Security of that Class (assuming such Class was issued on the Closing Date), will equal its remaining principal amount, after giving effect to any principal payment to be made on the Payment Date in the same month. The Class Factor for an Accrual Class will also reflect any addition to its principal amount to be made on the same Payment Date. For example, the January 1 Class Factor for any Class will reflect the remaining principal amount of a Security of that Class, after giving effect to any principal payment (or addition to principal) to be made on January 15. Freddie Mac will also publish and make available on its Internet Web-Site Class Factors for each Notional Class (including each Call Class), which will reflect the remaining notional principal amount of a Security of that Class in an analogous manner. The Class Factor for each Class for the month of the Closing Date is 1.0000000.

     Component Factors for the PB Class Components will be available from Freddie Mac's Internet Web-Site or upon request by writing or calling the Investor Inquiry Department of Freddie Mac at the address or phone numbers shown on page S-2. The Component Factor for a Component is analogous to the Class Factor for a Class.

     Use of Factors

     For any Payment Date, investors can calculate the amount of principal to be paid on (or, in the case of an Accrual Class, the net amount to be paid on or added to the principal amount of) a Security of any Class entitled to principal payments by multiplying the original principal amount of that Security by the difference between its Class Factors for the preceding and current months. The amount of interest to be paid on (or added to the principal amount of) a Security of any Class on each Payment Date will equal 30 days' interest on its outstanding principal amount (or notional principal amount) as determined by its Class Factor for the preceding month, plus additional interest on a Callable Class upon its redemption. See "Redemption and Exchange" in this Supplement.

     For example, the amount of principal to be paid on (or, in the case of an Accrual Class, the net amount to be paid on or added to the principal amount of) any Security entitled to principal payments on February 15 will reflect the difference between its January 1 and February 1 Class Factors. The amount of interest to be paid on (or added to the principal amount of) any Security on February 15 (other than a Callable Class upon its redemption) will equal 30 days' interest at its Class Coupon, accrued during the month of January (in the case of the Fixed Rate and Delay Classes) or from January 15 to February 15 (in the case of the Non-Delay Classes), on the principal amount (or notional principal amount) of such Security determined by its January 1 Class Factor.

GUARANTEES

     Freddie Mac guarantees to each Holder of a Security other than a Call Class
(i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. Freddie Mac guarantees to the Holder of a Call Class all proceeds due such Holder upon exercise of its right to cause Freddie Mac to redeem the related Callable Class as described under "Redemption and Exchange" above. See "Description of Multiclass PCs -- Guarantees" in the Multiclass PC Offering Circular.

     Freddie Mac also guarantees the payment of interest and principal on the Assets, Gold PCs and Gold Giant PCs. See "PC Security Structure -- Guarantees" in the PC Offering Circular and "Description of Pass-Through PCs -- Guarantees" in the Giant PC Offering Circular.

OPTIONAL REDEMPTION

          Freddie Mac may redeem the Mortgage Securities and the RS Class, in whole but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Upon any redemption, the redemption price of the Mortgage Securities will be applied to retire the outstanding Regular Classes and the R Class. Any outstanding MACR Classes and Callable Classes will be retired from the proceeds of redemption of their related Regular Classes. The PCs are not redeemable. The Group 3 and Group 4 Assets may become subject to the optional redemption provisions applicable to their respective Series. See "Description of Multiclass PCs -- Optional Redemption" in the Multiclass PC Offering Circular.

     The right of the Holder of a Call Class to direct the redemption of the related Callable Class will terminate when Freddie Mac gives notice that it will redeem the Mortgage Securities and the RS Class.

RESIDUAL PROCEEDS

     Upon surrender of their certificates to the Registrar, the Holders of the RS Class will receive the proceeds of the remaining assets of the Lower-Tier REMIC Pool, if any, after all required principal and interest payments on the Mortgage Securities and the RS Class have been made. Upon like surrender, the Holders of the R Class will receive the proceeds of the remaining assets of the Upper-Tier REMIC Pool, if any, after all required principal and interest payments on the Regular Classes and the R Class have been made. In both cases, any remaining assets are not likely to be significant.

                         PREPAYMENT AND YIELD ANALYSIS

GENERAL

     Mortgage Prepayments

     The rates of principal payments on the PCs will depend directly, and the rates of principal payments on the Group 3 and Group 4 Assets and the Securities will depend indirectly, on the rates of principal payments on the related Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. "Prepayments" include prepayments by the borrower, liquidations resulting from default, casualty or condemnation and payments made by Freddie Mac pursuant to its guarantee of principal (other than scheduled amortization) on PCs. The Mortgages are subject to prepayment at any time without penalty.

     Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgages, the prepayment rate on the Mortgages is likely to increase, although a number of other factors also may influence the prepayment rate. See "Prepayments, Yields and Suitability" in the PC Offering Circular.

     Acceleration of mortgage payments as a result of transfers of mortgaged properties is an important factor affecting prepayment rates. The Mortgages generally provide that, in the event of the transfer or prospective transfer of the underlying mortgaged property, the full unpaid principal balance is due and payable at the option of the holder. Freddie Mac, in most cases, requires mortgage servicers to enforce such "due-on-transfer" provisions where permitted by applicable law. See "The Mortgages -- Mortgage Purchase and Servicing Standards -- Mortgage Servicing -- Assumption and Due-on-Transfer Policies" in the PC Offering Circular.

     Information on the principal payment history of the PCs and the Group 3 and Group 4 Assets is available from the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown on page S-2. However, historical payment experience is not likely to be indicative of future payment experience on the Mortgages, PCs and Assets.

     PSA Model

          Prepayments on pools of mortgages are commonly measured relative to a variety of prepayment models. The particular model used in this Supplement is the Public Securities Association's standard prepayment model, or "PSA." This model assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of three months (i.e., mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth. PSA is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Mortgages.

     Weighted Average Life

      The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes will depend primarily on the rate at which principal is paid on the related Mortgages, on the manner in which such principal is allocated to the related Assets and, in the case of each Callable Class, on whether and when a redemption of that Class occurs. This Supplement shows weighted average lives under various Mortgage prepayment assumptions. In each case, Freddie Mac has calculated the weighted average life by (i) multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the Closing Date to such Payment Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

     Yield

     The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Asset or Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the manner in which principal is allocated to the related Asset or Assets, the actual characteristics of the related Mortgages and, the case of each Callable Class, whether a redemption of that Class occurs. The yield of each Floating Rate or Inverse Floating Rate Class will also depend on its sensitivity to the level of the applicable Index. This Supplement shows pre-tax yields to maturity under various scenarios. In each case, Freddie Mac has calculated the pre-tax yield by
(i) determining the monthly discount rate (whether positive or negative) that, when applied to an assumed stream of cash flows to be paid on the applicable Class, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price (including accrued interest, if any) of that Class and (ii) converting such monthly rate to a corporate bond equivalent (i.e., semiannual payment) rate. The yield calculations do not take into account any variations in the interest rates at which investors may be able to reinvest payments received. Consequently, they do not reflect the return on any investment when reinvestment rates other than the discount rate are considered.

     Modeling Assumptions

     In order to prepare the various tables and other statistical information in this Supplement, Freddie Mac has made certain assumptions regarding the underlying Mortgages. Unless otherwise noted, each table is based on the following assumptions (the "Modeling Assumptions"), among others:
       - The Mortgages underlying the Group 1 and Group 2 Assets have the assumed characteristics shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement;

        - As of November 1, 1996, each Mortgage underlying the Group 3 or Group 4 Asset has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all the Mortgages underlying the same PC;

        - As of the Closing Date, the Assets have the principal balances shown under "Terms Sheet -- The Assets" in this Supplement;

        - Payments on the Assets and the Securities are always received on the 15th of the month, whether or not a Business Day;

        - In the case of the information shown for a Callable Class, no redemption occurs, except as otherwise indicated;

        - Freddie Mac does not make an optional redemption;

        - Payments on the Group 3 and Group 4 Assets are made as described in their respective Asset Offering Circulars; and

        - Each Class is issued and outstanding on the Closing Date, is held from the Closing Date to retirement and is not exchanged in whole or in part.

     When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages do not have the characteristics assumed, many Payment Dates will occur on the first Business Day after the 15th of the month, certain Classes will not be outstanding on the Closing Date and redemptions may occur as described above.

     Principal Payment Stability

     Mortgages and mortgage securities, such as the PCs, the Assets and the Securities, are subject to prepayment uncertainty. The rates of principal payments on the PCs will depend directly, and the rates of principal payments on the Group 3 and Group 4 Assets and the Securities will depend indirectly, on the rates of principal payments on their related Mortgages. However, within certain limits, some Classes of Multiclass PCs and MACR Classes, such as the PAC, Scheduled and TAC Classes, are expected to exhibit a lower level of prepayment uncertainty than the related Mortgages and PCs. Such Classes are said to have a degree of "stability." Stability in one Class or group of Classes is necessarily offset by instability in other Classes, such as the Support Classes, which are said to "support" the more stable Classes.

     Suitability

     The Securities, especially the Interest Only, Principal Only, Inverse Floating Rate, Accrual, Call, Callable, Support, Component and Residual Classes, are not suitable investments for all investors. The Securities are not appropriate investments for any investor that requires a single lump sum payment on a predetermined date or an otherwise certain payment stream. The Call Classes will not receive payments of principal or interest. In addition, although the Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance, it has no obligation to do so. There is no assurance that such a secondary market will develop, that any secondary market will continue, or that the price at which an investor can sell an investment in any Class will enable the investor to realize a desired yield on that investment. The market values of the Classes are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Classes that are especially sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors. Investors are encouraged to consult their own advisors regarding the financial, legal, tax and other aspects of an investment in the Securities. The flexibility created by the ability to modify and combine certain Classes of Multiclass PCs and MACR Classes may affect the liquidity of the Classes and the prices that potential purchasers are willing to pay in the secondary market. In addition, the redemption feature of the Callable Classes may affect the market values of those Classes. No investor should purchase Securities of any Class unless the investor understands and is able to bear the prepayment, redemption, yield, liquidity and market risks associated with that Class.

PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     Accretion Directed Classes

     Payments of principal on each Accretion Directed Class are likely to be stable, in varying degrees, under relatively slow prepayment scenarios because the applicable Accrual Amount will be dedicated to making principal payments on that Class, as described above, until it has been retired. The weighted average life of any Accretion Directed Class cannot exceed its weighted average life as shown in the following table under any prepayment scenario, even a scenario where there are no prepayments. Moreover, based on the Modeling Assumptions, each Accretion Directed Class would be retired on, but not before, its Final Payment Date if the related Mortgages prepay at any rate at or below the rate shown for that Class until its retirement.

                           ACCRETION DIRECTED CLASSES

          MAXIMUM WEIGHTED
            AVERAGE LIFE                              PREPAYMENT RATE
CLASS        (IN YEARS)        FINAL PAYMENT DATE       AT OR BELOW
------    ----------------     ------------------     ---------------

AL               6.0              August 15, 2007          95% PSA
VA               3.8            November 15, 2003         370% PSA
VC               8.5            November 15, 2006         250% PSA
VD              12.7            December 15, 2011         150% PSA
VE               2.6            November 15, 2001         230% PSA
VG               6.0            November 15, 2003         210% PSA
VH               9.0             October 15, 2007         200% PSA
VJ              12.8                 May 15, 2011         185% PSA

     The Mortgages will have characteristics that differ from those of the Modeling Assumptions. Therefore, even if the Mortgages prepay at a rate at or somewhat below the rate shown for any Accretion Directed Class, that Class could be retired before its Final Payment Date and its weighted average life could be shortened.

     The principal payment stability of the AL Class will be supported in part by its receipt of the ZB Accrual Amount. It will be protected against early retirement by the AN, AS, AO, AP, AQ, FQ, SQ, FC and SD Classes and PB-2 Component (the "Group 2 Support Classes and Component"). When those Classes and Component are retired, however, the AL Class, if outstanding, will become more sensitive to Mortgage prepayments and may be retired before its Final Payment Date. The AL Class is also a Scheduled Class. See "PAC and Scheduled Classes and Component" below.

     The principal payment stability of the VA, VC and VD Classes will be supported primarily by their receipt of the ZV and ZU Accrual Amounts. They will be protected against early retirement by the A, B, D, F, FB and PO Classes. When those Classes are retired, however, the VA, VC and VD Classes, if outstanding, will become sensitive to Mortgage prepayments and may be retired before their Final Payment Dates.

     The principal payment stability of the VE, VG, VH and VJ Classes will be supported primarily by their receipt of the ZC Accrual Amount. They will be protected against early retirement by the Group 2 Support Classes and Component, the AL, ZB, AM and AR Classes and the PB-1 Component. When those Classes and Components are retired, however, the VE, VG, VH and VJ Classes, if outstanding, will become sensitive to Mortgage prepayments and may be retired before their Final Payment Dates.

     PAC and Scheduled Classes and Component

     Payments of principal on the PAC and Scheduled Classes and Component are likely to be relatively stable because they will receive principal payments in accordance with their schedules of Targeted Balances, so long as Mortgage prepayments occur at rates that are neither too fast nor too slow to support their schedules. Moreover, the PAC and Scheduled Classes and Component will have cumulative priorities for future payments if they fall behind their schedules. For each PAC or Scheduled Class or Component, there is a range of constant Mortgage prepayment rates (an "Effective Range") at which such Class or Component would adhere to its schedule of Targeted Balances. The Effective Range at any time depends on the actual or assumed characteristics of the Mortgages at that time. Based on the Modeling Assumptions, each PAC or Scheduled Class or Component would adhere to its Targeted Balances schedule if the related Mortgages were to prepay at any constant percentage of PSA within its initial Effective Range shown below, until that Class or Component has been retired.

                            INITIAL EFFECTIVE RANGES

                      CLASS OR COMPONENT                                RANGE*
    -------------------------------------------------------   --------------------------
    PAC:
      A....................................................    100% PSA through 355% PSA
      AA...................................................    100% PSA through 545% PSA
      AB...................................................    100% PSA through 345% PSA
      AC...................................................    100% PSA through 315% PSA
      AD...................................................    100% PSA through 270% PSA
      AE...................................................    100% PSA through 255% PSA
      AG...................................................    100% PSA through 250% PSA
      AH...................................................    100% PSA through 250% PSA
      AJ...................................................     90% PSA through 250% PSA
      AK...................................................     65% PSA through 250% PSA
    SCHEDULED:
      AL...................................................    115% PSA through 185% PSA
      AM and ZB............................................    120% PSA through 185% PSA
      AR and PB-1..........................................    120% PSA through 180% PSA
      ZC...................................................    110% PSA through 180% PSA

     -------------------------
     * The Targeted Balances schedules were prepared by calculating the amounts that would be available for payments of principal using, among other things, the Modeling Assumptions and the "structuring ranges" shown under "Terms Sheet -- Allocation of Principal" in this Supplement.

     The underlying Mortgages will have characteristics that differ from those of the Modeling Assumptions. The initial Effective Ranges, if calculated using the actual characteristics of the Mortgages, could differ from those shown in the table. Therefore, even if the Mortgages were to prepay at a constant rate within the initial Effective Range shown for any PAC or Scheduled Class or Component, but near its upper or lower end, that Class or Component could fail to adhere to its Targeted Balances schedule.

     Moreover, the Mortgages will not prepay at any constant rate. Non-constant prepayment rates can cause any PAC or Scheduled Class or Component not to adhere to its Targeted Balances schedule, even if such rates remain within its initial Effective Range. The Effective Range for any PAC or Scheduled Class or Component can narrow or "drift" upward or downward over time.

     The principal payment stability of the A Class will be supported in part by the B, FB and PO Classes. The principal payment stability of the other PAC Classes will be supported in part by the Scheduled Classes and Component, by the VE, VG, VH and VJ Classes and by the Group 2 Support Classes and Component. The principal payment stability of the Scheduled Classes and Component will be supported in part by the Group 2 Support Classes and Component. When its supporting Classes and Components are retired, any outstanding PAC or Scheduled Class or Component will no longer have an Effective Range and will become more sensitive to Mortgage prepayments.

     If the Mortgages prepay at rates that are generally below the Effective Range for any PAC or Scheduled Class or Component, the available principal may be insufficient to reduce that Class or Component to its Targeted Balance and its weighted average life may be extended, perhaps significantly. If the Mortgages prepay at rates that are generally above the Effective Range for any PAC or Scheduled Class or Component, its weighted average life may be shortened, perhaps significantly. However, the weighted average lives of one or more of the PAC and Scheduled Classes and Component could be extended under certain scenarios involving Mortgage prepayments at rates that are generally above their Effective Ranges.

     The entire Group 1 and Group 2 Asset Principal Amounts will be distributed monthly on each Payment Date and will not be retained for distribution on subsequent Payment Dates. Thus, the likelihood that the PAC and Scheduled Classes and Component will adhere to their Targeted Balances schedules will not be enhanced by averaging high and low principal payments in different months.

     TAC Classes

          Payments of principal on the F and C Classes are expected to be more stable than would be the case if the TAC Classes were not entitled to receive payments, to the extent of available principal, according to their schedules of Targeted Balances. Based on the Modeling Assumptions, the TAC Classes would adhere to their Targeted Balances schedules if the related Mortgages were to prepay at a constant rate of 195% PSA until the TAC Classes have been retired. However, because the characteristics of the related Mortgages will differ from those assumed and because the related Mortgages will not prepay at 195% PSA or any other constant rate, it is not likely that the TAC Classes will consistently adhere to their Targeted Balances schedules.

     The principal payment stability of the TAC Classes will be supported in part by the FB and PO Classes. When the FB and PO Classes are retired, the TAC Classes, if outstanding, will become more sensitive to Mortgage prepayments.

     Based on the Modeling Assumptions, if the related Mortgages prepay at rates that are generally below approximately 195% PSA, the Group 1 Asset Principal Amount may be insufficient to reduce the TAC Classes to their Targeted Balances and their weighted average lives may be extended, perhaps significantly. Based on the Modeling Assumptions, if the related Mortgages prepay at rates that are generally above approximately 195% PSA, the weighted average lives of the TAC Classes may be shortened, perhaps significantly. However, the weighted average lives of the TAC Classes could be extended under certain scenarios involving Mortgage prepayments that are generally above such rate.

     As is the case with the PAC and Scheduled Classes and Component, the likelihood that the TAC Classes will adhere to their Targeted Balances schedules will not be enhanced by averaging high and low principal payments in different months.

     Support Classes and Component

     Each Support Class or Component will support the principal payment stability of the Accretion Directed, PAC, TAC and/or Scheduled Classes and Component as described above. Thus, each Support Class or Component is likely to be much more sensitive to Mortgage prepayments than is any Class or Component it supports. The Support Classes and Component may receive no principal payments for extended periods of time and may receive principal payments that vary widely from period to period. Relatively fast Mortgage prepayments may significantly shorten, and relatively slow Mortgage prepayments may significantly extend, the weighted average lives of the Support Classes and Component.

     Component Class

     The PB Class consists of a Scheduled Component and, primarily, a Support Component. The principal payment characteristics of the PB Class will be similar to those of a Support Class.

     Sequential Pay Classes

     As described above, each Sequential Pay Class will receive payments of its related Asset Principal Amount in a prescribed sequence. While it is receiving principal payments from its related Asset Principal Amount, the sensitivity of each Sequential Pay Class (other than an Accretion Directed Class) to prepayments on the underlying Mortgages will be approximately the same as that of its related Assets. See "The Assets" below. The Z and ZA Classes, which are Sequential Pay Classes, are also Callable Classes. If either Callable Class is redeemed, its weighted average life will be reduced, perhaps significantly.

     Pass-Through Classes

     Each Pass-Through Class will receive all or a specified portion of the principal payments made on its underlying Asset on each Payment Date. The sensitivity of each Pass-Through Class to prepayments on the related Mortgages will be the same as that of the underlying Asset. See "The Assets" below.

     MACR Classes

     The principal payment characteristics of a MACR Class will reflect the principal payment characteristics of its related Class or Classes of Multiclass PCs. However, since a MACR Class may be formed through the combination of Classes of Multiclass PCs which have different principal payment characteristics, the principal payment characteristics of the MACR Classes should be viewed in terms of the resulting combination of Multiclass PCs in the aggregate rather than as a group of individual Classes of Multiclass PCs with different principal payment characteristics. For example, the C Class, which is a TAC Class, is a combination of a PAC Class and a Support Class.

     The Assets

     For purposes of receiving principal payments, the Group 3 and Group 4 Assets are categorized as shown under "Terms Sheet -- The Assets" in this Supplement.

     The Group 3 Asset was structured to receive principal payments in accordance with a schedule. However, it does not currently have any Effective Range. The principal payment stability of the Group 3 Asset is supported by certain other classes in its Series. When those supporting classes are retired, the Group 3 Asset, if outstanding, will become more sensitive to Mortgage prepayments. Moreover, the Group 3 Asset supports other classes in its Series. There can be no assurance that the Group 3 Asset will receive principal payments in accordance with its schedule.

     The Group 4 Asset is a Support Class. The Group 4 Asset is likely to be much more sensitive to prepayments on the underlying Mortgages than are the related PCs and the classes in its Series that it supports. The Group 4 Asset may receive principal payments that vary widely from period to period.

     See "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations" in the Asset Offering Circulars.

     Declining Balances Table

     The following table shows, for the indicated Classes of Securities and the underlying Assets, (i) the percentages of their original principal amounts (or, in the case of the Assets, their outstanding principal amounts as of the Closing
Date) that would be outstanding after each of the dates shown under various prepayment scenarios and assuming that each Class is issued and outstanding from the Closing Date through retirement and that no redemption occurs, and (ii) their corresponding weighted average lives assuming that no redemption occurs or, in the case of a Callable Class, that a redemption occurs on one of the Payment Dates shown. Freddie Mac has prepared this table using the Modeling Assumptions. However, for 0% PSA, Freddie Mac has assumed that each Mortgage underlying the Group 1 or Group 2 Assets bears interest at a per annum rate 2.5% above that of such Assets and has a remaining term to maturity of 360 months and a loan age of 0 months. The Mortgages do not have the characteristics assumed, and Mortgage prepayment rates will differ from those assumed in the scenarios. These differences may affect the actual payment behavior and weighted average life of any Class or Asset. For example, because of the diverse remaining terms to maturity, loan ages and interest rates of the Mortgages, principal payments on any Class or Asset may be faster or (except at 0% PSA in the case of the Group 1 and Group 2 Assets and related Classes) slower than indicated, even if the Mortgages were to prepay under the scenarios shown. This may be the case even if the weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages are the same as those of mortgages having the characteristics assumed.

  PERCENTAGES OF ORIGINAL PRINCIPAL AMOUNTS OUTSTANDING* AND WEIGHTED AVERAGE
                                     LIVES

                                        A                                  AA                                  AB
                        ---------------------------------- ---------------------------------- ------------------------------------
                             PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO             PSA PREPAYMENT SCENARIO
                        ---------------------------------- ---------------------------------- ------------------------------------
             DATE         I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV       V
         -----------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------   ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1997.......    100    100    100    100    100     94     52     52     52     52    100    100    100    100     100
November 15, 1998.......     99     94     94     94     94     86      0      0      0      0    100     86     86     86      86
November 15, 1999.......     97     70     70     70     70     79      0      0      0      0    100     13     13     13       0
November 15, 2000.......     94     48     48     48     45     70      0      0      0      0    100      0      0      0       0
November 15, 2001.......     91     26     26     26      4     61      0      0      0      0    100      0      0      0       0
November 15, 2002.......     88      6      6      6      0     50      0      0      0      0    100      0      0      0       0
November 15, 2003.......     84      0      0      0      0     39      0      0      0      0    100      0      0      0       0
November 15, 2004.......     80      0      0      0      0     26      0      0      0      0    100      0      0      0       0
November 15, 2005.......     76      0      0      0      0     12      0      0      0      0    100      0      0      0       0
November 15, 2006.......     71      0      0      0      0      0      0      0      0      0     97      0      0      0       0
November 15, 2007.......     65      0      0      0      0      0      0      0      0      0     79      0      0      0       0
November 15, 2008.......     59      0      0      0      0      0      0      0      0      0     59      0      0      0       0
November 15, 2009.......     52      0      0      0      0      0      0      0      0      0     38      0      0      0       0
November 15, 2010.......     44      0      0      0      0      0      0      0      0      0     14      0      0      0       0
November 15, 2011.......     36      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2012.......     26      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2013.......     16      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2014.......      4      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2015.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2016.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2017.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2018.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2019.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2020.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2021.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
 Life (Years)...........   12.3    3.9    3.9    3.9    3.6    5.7    1.0    1.0    1.0    1.0   12.4    2.5    2.5    2.5     2.4

                                                   AC
                                 ----------------------------------
                                        PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100    100
November 15, 1998.............      100    100    100    100    100
November 15, 1999.............      100    100    100    100     22
November 15, 2000.............      100      0      0      0      0
November 15, 2001.............      100      0      0      0      0
November 15, 2002.............      100      0      0      0      0
November 15, 2003.............      100      0      0      0      0
November 15, 2004.............      100      0      0      0      0
November 15, 2005.............      100      0      0      0      0
November 15, 2006.............      100      0      0      0      0
November 15, 2007.............      100      0      0      0      0
November 15, 2008.............      100      0      0      0      0
November 15, 2009.............      100      0      0      0      0
November 15, 2010.............      100      0      0      0      0
November 15, 2011.............       69      0      0      0      0
November 15, 2012.............        0      0      0      0      0
November 15, 2013.............        0      0      0      0      0
November 15, 2014.............        0      0      0      0      0
November 15, 2015.............        0      0      0      0      0
November 15, 2016.............        0      0      0      0      0
November 15, 2017.............        0      0      0      0      0
November 15, 2018.............        0      0      0      0      0
November 15, 2019.............        0      0      0      0      0
November 15, 2020.............        0      0      0      0      0
November 15, 2021.............        0      0      0      0      0
November 15, 2022.............        0      0      0      0      0
November 15, 2023.............        0      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     15.3    3.5    3.5    3.5    2.9

                                        AD                                 AE                                    AG
                        ---------------------------------- ---------------------------------- ------------------------------------
                             PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO             PSA PREPAYMENT SCENARIO
                        ---------------------------------- ---------------------------------- ------------------------------------
             DATE         I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV       V
         -----------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------   ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1997.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1998.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1999.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 2000.......    100     85     85     85      0    100    100    100    100     58    100    100    100    100     100
November 15, 2001.......    100     14     14     14      0    100    100    100    100      0    100    100    100    100      60
November 15, 2002.......    100      0      0      0      0    100     49     49     49      0    100    100    100    100       0
November 15, 2003.......    100      0      0      0      0    100      0      0      0      0    100     91     91     91       0
November 15, 2004.......    100      0      0      0      0    100      0      0      0      0    100     49     49     49       0
November 15, 2005.......    100      0      0      0      0    100      0      0      0      0    100     10     10     10       0
November 15, 2006.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2007.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2008.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2009.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2010.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2011.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2012.......     99      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2013.......     65      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2014.......     26      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2015.......      0      0      0      0      0     85      0      0      0      0    100      0      0      0       0
November 15, 2016.......      0      0      0      0      0     39      0      0      0      0    100      0      0      0       0
November 15, 2017.......      0      0      0      0      0      0      0      0      0      0     93      0      0      0       0
November 15, 2018.......      0      0      0      0      0      0      0      0      0      0     53      0      0      0       0
November 15, 2019.......      0      0      0      0      0      0      0      0      0      0      9      0      0      0       0
November 15, 2020.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2021.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
 Life (Years)...........   17.4    4.5    4.5    4.5    3.4   19.8    6.0    6.0    6.0    4.1   22.0    8.0    8.0    8.0     5.2

                                                  AH
                                 ----------------------------------
                                       PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100    100
November 15, 1998.............      100    100    100    100    100
November 15, 1999.............      100    100    100    100    100
November 15, 2000.............      100    100    100    100    100
November 15, 2001.............      100    100    100    100    100
November 15, 2002.............      100    100    100    100     98
November 15, 2003.............      100    100    100    100     50
November 15, 2004.............      100    100    100    100     14
November 15, 2005.............      100    100    100    100      0
November 15, 2006.............      100     76     76     76      0
November 15, 2007.............      100     47     47     47      0
November 15, 2008.............      100     23     23     23      0
November 15, 2009.............      100      2      2      2      0
November 15, 2010.............      100      0      0      0      0
November 15, 2011.............      100      0      0      0      0
November 15, 2012.............      100      0      0      0      0
November 15, 2013.............      100      0      0      0      0
November 15, 2014.............      100      0      0      0      0
November 15, 2015.............      100      0      0      0      0
November 15, 2016.............      100      0      0      0      0
November 15, 2017.............      100      0      0      0      0
November 15, 2018.............      100      0      0      0      0
November 15, 2019.............      100      0      0      0      0
November 15, 2020.............       59      0      0      0      0
November 15, 2021.............        4      0      0      0      0
November 15, 2022.............        0      0      0      0      0
November 15, 2023.............        0      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     24.2   11.0   11.0   11.0    7.1

---------------

* Rounded to nearest whole percentage.

                                         AJ                                 AK                                  AL
                         ---------------------------------- ---------------------------------- -----------------------------------
                              PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO              PSA PREPAYMENT SCENARIO
                         ---------------------------------- ---------------------------------- -----------------------------------
             DATE          I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV      V
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 15, 1997........    100    100    100    100    100    100    100    100    100    100     93     93     87     87     87
November 15, 1998........    100    100    100    100    100    100    100    100    100    100     86     86     69     69      0
November 15, 1999........    100    100    100    100    100    100    100    100    100    100     79     79     52      0      0
November 15, 2000........    100    100    100    100    100    100    100    100    100    100     71     71     38      0      0
November 15, 2001........    100    100    100    100    100    100    100    100    100    100     62     62     26      0      0
November 15, 2002........    100    100    100    100    100    100    100    100    100    100     53     53     17      0      0
November 15, 2003........    100    100    100    100    100    100    100    100    100    100     43     43     10      0      0
November 15, 2004........    100    100    100    100    100    100    100    100    100    100     32     32      5      0      0
November 15, 2005........    100    100    100    100     76    100    100    100    100    100     20     17      0      0      0
November 15, 2006........    100    100    100    100     38    100    100    100    100    100      8      0      0      0      0
November 15, 2007........    100    100    100    100     10    100    100    100    100    100      0      0      0      0      0
November 15, 2008........    100    100    100    100      0    100    100    100    100     84      0      0      0      0      0
November 15, 2009........    100    100    100    100      0    100    100    100    100     62      0      0      0      0      0
November 15, 2010........    100     73     73     73      0    100    100    100    100     45      0      0      0      0      0
November 15, 2011........    100     47     47     47      0    100    100    100    100     33      0      0      0      0      0
November 15, 2012........    100     25     25     25      0    100    100    100    100     24      0      0      0      0      0
November 15, 2013........    100      6      6      6      0    100    100    100    100     17      0      0      0      0      0
November 15, 2014........    100      0      0      0      0    100     87     87     87     12      0      0      0      0      0
November 15, 2015........    100      0      0      0      0    100     69     69     69      9      0      0      0      0      0
November 15, 2016........    100      0      0      0      0    100     54     54     54      6      0      0      0      0      0
November 15, 2017........    100      0      0      0      0    100     42     42     42      4      0      0      0      0      0
November 15, 2018........    100      0      0      0      0    100     32     32     32      3      0      0      0      0      0
November 15, 2019........    100      0      0      0      0    100     24     24     24      2      0      0      0      0      0
November 15, 2020........    100      0      0      0      0    100     17     17     17      1      0      0      0      0      0
November 15, 2021........    100      0      0      0      0    100     11     11     11      1      0      0      0      0      0
November 15, 2022........      0      0      0      0      0     94      7      7      7      0      0      0      0      0      0
November 15, 2023........      0      0      0      0      0      3      3      3      3      0      0      0      0      0      0
November 15, 2024........      0      0      0      0      0      1      1      1      1      0      0      0      0      0      0
November 15, 2025........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)............   25.5   15.0   15.0   15.0    9.7   26.3   21.0   21.0   21.0   14.6    6.0    5.8    3.5    2.2    1.3

                                                  AM
                                 ----------------------------------
                                       PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100    100
November 15, 1998.............      100    100    100    100      0
November 15, 1999.............      100    100    100    100      0
November 15, 2000.............      100    100    100      2      0
November 15, 2001.............      100    100    100      0      0
November 15, 2002.............      100    100    100      0      0
November 15, 2003.............      100    100    100      0      0
November 15, 2004.............      100    100    100      0      0
November 15, 2005.............      100    100    100      0      0
November 15, 2006.............      100    100     86      0      0
November 15, 2007.............      100    100     69      0      0
November 15, 2008.............      100    100     50      0      0
November 15, 2009.............      100    100     31      0      0
November 15, 2010.............      100     98     11      0      0
November 15, 2011.............      100     47      0      0      0
November 15, 2012.............      100      0      0      0      0
November 15, 2013.............      100      0      0      0      0
November 15, 2014.............      100      0      0      0      0
November 15, 2015.............      100      0      0      0      0
November 15, 2016.............      100      0      0      0      0
November 15, 2017.............      100      0      0      0      0
November 15, 2018.............      100      0      0      0      0
November 15, 2019.............      100      0      0      0      0
November 15, 2020.............      100      0      0      0      0
November 15, 2021.............      100      0      0      0      0
November 15, 2022.............      100      0      0      0      0
November 15, 2023.............      100      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     27.5   14.9   11.9    3.6    1.8

                                        AN                                 AO                                   AP
                        ---------------------------------- ---------------------------------- -------------------------------------
                             PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO               PSA PREPAYMENT SCENARIO
                        ---------------------------------- ---------------------------------- ------------------------------------
             DATE         I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV       V
         -----------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------   ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1997.......    100    100     51      0      0    100    100    100      0      0    100    100    100      0       0
November 15, 1998.......    100    100      0      0      0    100    100    100      0      0    100    100    100      0       0
November 15, 1999.......    100    100      0      0      0    100    100     43      0      0    100    100    100      0       0
November 15, 2000.......    100    100      0      0      0    100    100      0      0      0    100    100     40      0       0
November 15, 2001.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2002.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2003.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2004.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2005.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2006.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2007.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2008.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2009.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2010.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2011.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2012.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2013.......    100    100      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2014.......    100     38      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2015.......    100      0      0      0      0    100    100      0      0      0    100    100      0      0       0
November 15, 2016.......    100      0      0      0      0    100      8      0      0      0    100    100      0      0       0
November 15, 2017.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2018.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2019.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2020.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2021.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2022.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2023.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2024.......    100      0      0      0      0    100      0      0      0      0    100      0      0      0       0
November 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
 Life (Years)...........   28.6   17.8    1.0    0.2    0.1   28.8   19.6    2.9    0.7    0.4   29.0   20.3    3.9    0.9     0.5

                                           AQ, FQ, H AND SQ
                                 ----------------------------------
                                       PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100     93      0
November 15, 1998.............      100    100    100      0      0
November 15, 1999.............      100    100    100      0      0
November 15, 2000.............      100    100    100      0      0
November 15, 2001.............      100    100     89      0      0
November 15, 2002.............      100    100     77      0      0
November 15, 2003.............      100    100     68      0      0
November 15, 2004.............      100    100     62      0      0
November 15, 2005.............      100    100     59      0      0
November 15, 2006.............      100    100     56      0      0
November 15, 2007.............      100    100     50      0      0
November 15, 2008.............      100    100     43      0      0
November 15, 2009.............      100    100     33      0      0
November 15, 2010.............      100    100     23      0      0
November 15, 2011.............      100    100     11      0      0
November 15, 2012.............      100    100      0      0      0
November 15, 2013.............      100    100      0      0      0
November 15, 2014.............      100    100      0      0      0
November 15, 2015.............      100    100      0      0      0
November 15, 2016.............      100    100      0      0      0
November 15, 2017.............      100     86      0      0      0
November 15, 2018.............      100     55      0      0      0
November 15, 2019.............      100     24      0      0      0
November 15, 2020.............      100      0      0      0      0
November 15, 2021.............      100      0      0      0      0
November 15, 2022.............      100      0      0      0      0
November 15, 2023.............      100      0      0      0      0
November 15, 2024.............      100      0      0      0      0
November 15, 2025.............       95      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     29.2   22.2   10.2    1.3    0.7

                                         AR                                 AS                                  B
                         ---------------------------------- ---------------------------------- -----------------------------------
                              PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO             PSA PREPAYMENT SCENARIO
                         ---------------------------------- ---------------------------------- -----------------------------------
             DATE          I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV      V
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 15, 1997........    100    100    100    100    100    100    100    100      0      0     99     93     88     88     88
November 15, 1998........    100    100    100    100      0    100    100     61      0      0     98     83     70     68     54
November 15, 1999........    100    100    100    100      0    100    100      0      0      0     98     83     59     48     20
November 15, 2000........    100    100    100    100      0    100    100      0      0      0     98     82     50     30      0
November 15, 2001........    100    100    100      0      0    100    100      0      0      0     98     82     43     18      0
November 15, 2002........    100    100    100      0      0    100    100      0      0      0     98     81     38     11      0
November 15, 2003........    100    100    100      0      0    100    100      0      0      0     98     72     26      0      0
November 15, 2004........    100    100    100      0      0    100    100      0      0      0     98     60     11      0      0
November 15, 2005........    100    100    100      0      0    100    100      0      0      0     98     49      0      0      0
November 15, 2006........    100    100     86      0      0    100    100      0      0      0     98     38      0      0      0
November 15, 2007........    100    100     69      0      0    100    100      0      0      0     98     28      0      0      0
November 15, 2008........    100    100     50      0      0    100    100      0      0      0     98     18      0      0      0
November 15, 2009........    100    100     31      0      0    100    100      0      0      0     98      9      0      0      0
November 15, 2010........    100    100     11      0      0    100    100      0      0      0     98      1      0      0      0
November 15, 2011........    100    100      0      0      0    100    100      0      0      0     98      0      0      0      0
November 15, 2012........    100     41      0      0      0    100    100      0      0      0     98      0      0      0      0
November 15, 2013........    100      0      0      0      0    100    100      0      0      0     98      0      0      0      0
November 15, 2014........    100      0      0      0      0    100    100      0      0      0     98      0      0      0      0
November 15, 2015........    100      0      0      0      0    100     25      0      0      0     92      0      0      0      0
November 15, 2016........    100      0      0      0      0    100      0      0      0      0     83      0      0      0      0
November 15, 2017........    100      0      0      0      0    100      0      0      0      0     72      0      0      0      0
November 15, 2018........    100      0      0      0      0    100      0      0      0      0     61      0      0      0      0
November 15, 2019........    100      0      0      0      0    100      0      0      0      0     48      0      0      0      0
November 15, 2020........    100      0      0      0      0    100      0      0      0      0     34      0      0      0      0
November 15, 2021........    100      0      0      0      0    100      0      0      0      0     18      0      0      0      0
November 15, 2022........    100      0      0      0      0    100      0      0      0      0      1      0      0      0      0
November 15, 2023........    100      0      0      0      0    100      0      0      0      0      0      0      0      0      0
November 15, 2024........      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
November 15, 2025........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
November 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)............   27.7   16.0   11.9    4.1    2.0   28.7   18.9    2.1    0.5    0.3   22.2    8.3    4.4    3.1    2.1

                                              C AND F
                                 ----------------------------------
                                      PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............       99     96     93     93     93
November 15, 1998.............       98     88     79     78     70
November 15, 1999.............       97     78     63     57     40
November 15, 2000.............       96     69     49     37     18
November 15, 2001.............       95     60     37     22      2
November 15, 2002.............       94     52     26      9      0
November 15, 2003.............       92     44     16      0      0
November 15, 2004.............       91     37      7      0      0
November 15, 2005.............       89     30      0      0      0
November 15, 2006.............       87     23      0      0      0
November 15, 2007.............       85     17      0      0      0
November 15, 2008.............       82     11      0      0      0
November 15, 2009.............       80      6      0      0      0
November 15, 2010.............       77      0      0      0      0
November 15, 2011.............       73      0      0      0      0
November 15, 2012.............       70      0      0      0      0
November 15, 2013.............       66      0      0      0      0
November 15, 2014.............       61      0      0      0      0
November 15, 2015.............       56      0      0      0      0
November 15, 2016.............       50      0      0      0      0
November 15, 2017.............       44      0      0      0      0
November 15, 2018.............       37      0      0      0      0
November 15, 2019.............       29      0      0      0      0
November 15, 2020.............       21      0      0      0      0
November 15, 2021.............       11      0      0      0      0
November 15, 2022.............        1      0      0      0      0
November 15, 2023.............        0      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     18.3    6.6    4.2    3.5    2.7

                                D, DA, DB, DC, DD,
                               DE, DF, DG, DH, DJ,                                                      FA, G, SA AND
                                  DK, DL AND DP                     E, FB, PO AND SG                      GROUP 4 ASSET
                        ---------------------------------- ---------------------------------- -----------------------------------
                             PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO             PSA PREPAYMENT SCENARIO
                        ---------------------------------- ---------------------------------- -----------------------------------
             DATE         I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV      V
         -----------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 15, 1997.......    100    100    100    100    100    100    100    100     72     44    100    100    100    100     80
November 15, 1998.......    100    100    100    100    100    100    100    100     19      0    100    100    100    100      0
November 15, 1999.......    100    100    100    100    100    100    100    100      0      0    100    100    100     75      0
November 15, 2000.......    100    100    100    100    100    100    100    100      0      0    100    100    100     56      0
November 15, 2001.......    100    100    100    100    100    100    100    100      0      0    100    100    100     42      0
November 15, 2002.......    100    100    100    100      0    100    100    100      0      0    100    100    100     32      0
November 15, 2003.......    100    100    100     87      0    100    100    100      0      0    100    100    100     26      0
November 15, 2004.......    100    100    100      0      0    100    100    100      0      0    100    100    100     22      0
November 15, 2005.......    100    100    100      0      0    100    100     95      0      0    100    100    100     22      0
November 15, 2006.......    100    100    100      0      0    100    100     49      0      0    100    100     99     22      0
November 15, 2007.......    100    100    100      0      0    100    100      8      0      0    100    100     99     22      0
November 15, 2008.......    100    100     48      0      0    100    100      0      0      0    100    100     99     22      0
November 15, 2009.......    100    100      0      0      0    100    100      0      0      0    100    100     99     22      0
November 15, 2010.......    100    100      0      0      0    100    100      0      0      0    100    100     98     22      0
November 15, 2011.......    100    100      0      0      0    100     70      0      0      0    100    100     96     22      0
November 15, 2012.......    100    100      0      0      0    100     38      0      0      0    100    100     87     22      0
November 15, 2013.......    100    100      0      0      0    100      9      0      0      0    100    100     78     22      0
November 15, 2014.......    100     63      0      0      0    100      0      0      0      0    100    100     69     22      0
November 15, 2015.......    100     14      0      0      0    100      0      0      0      0    100    100     61     22      0
November 15, 2016.......    100      0      0      0      0    100      0      0      0      0    100    100     53     18      0
November 15, 2017.......    100      0      0      0      0    100      0      0      0      0    100     91     45     15      0
November 15, 2018.......    100      0      0      0      0    100      0      0      0      0    100     78     38     13      0
November 15, 2019.......    100      0      0      0      0    100      0      0      0      0    100     66     31     10      0
November 15, 2020.......    100      0      0      0      0    100      0      0      0      0    100     54     25      8      0
November 15, 2021.......    100      0      0      0      0    100      0      0      0      0    100     42     19      6      0
November 15, 2022.......    100      0      0      0      0    100      0      0      0      0    100     30     13      4      0
November 15, 2023.......    100      0      0      0      0     26      0      0      0      0    100     19      8      3      0
November 15, 2024.......      0      0      0      0      0      0      0      0      0      0     48      9      4      1      0
November 15, 2025.......      0      0      0      0      0      0      0      0      0      0      4      1      0      0      0
November 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)...........   27.6   18.3   12.0    7.4    5.5   26.7   15.6   10.0    1.4    0.9   28.0   24.4   20.7    8.2    1.3


                                           FC, J AND SD
                                 ----------------------------------
                                       PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100     74
November 15, 1998.............      100    100    100     62      0
November 15, 1999.............      100    100    100      0      0
November 15, 2000.............      100    100    100      0      0
November 15, 2001.............      100    100    100      0      0
November 15, 2002.............      100    100    100      0      0
November 15, 2003.............      100    100    100      0      0
November 15, 2004.............      100    100    100      0      0
November 15, 2005.............      100    100    100      0      0
November 15, 2006.............      100    100    100      0      0
November 15, 2007.............      100    100    100      0      0
November 15, 2008.............      100    100    100      0      0
November 15, 2009.............      100    100    100      0      0
November 15, 2010.............      100    100    100      0      0
November 15, 2011.............      100    100    100      0      0
November 15, 2012.............      100    100    100      0      0
November 15, 2013.............      100    100     91      0      0
November 15, 2014.............      100    100     82      0      0
November 15, 2015.............      100    100     73      0      0
November 15, 2016.............      100    100     64      0      0
November 15, 2017.............      100    100     55      0      0
November 15, 2018.............      100    100     47      0      0
November 15, 2019.............      100    100     38      0      0
November 15, 2020.............      100     94     30      0      0
November 15, 2021.............      100     72     23      0      0
November 15, 2022.............      100     50     15      0      0
November 15, 2023.............      100     28      8      0      0
November 15, 2024.............      100      7      2      0      0
November 15, 2025.............      100      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................     29.7   26.0   21.8    2.1    1.1

                              PA, SH AND GROUP 3 ASSET                      PB                                    VA
                         ---------------------------------- ---------------------------------- ------------------------------------
                              PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO             PSA PREPAYMENT SCENARIO
                         ---------------------------------- ---------------------------------- ------------------------------------
             DATE          I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV       V
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------   ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1997........    100    100    100     86     12    100    100     91     55     18     89     89     89     89      89
November 15, 1998........    100    100    100     62      0    100    100     80     18      0     77     77     77     77      77
November 15, 1999........    100    100     96     45      0    100    100     69     18      0     64     64     64     64      64
November 15, 2000........    100    100     93     32      0    100    100     60      2      0     49     49     49     49      49
November 15, 2001........    100    100     91     24      0    100    100     54      0      0     34     34     34     34      34
November 15, 2002........    100    100     90     20      0    100    100     49      0      0     17     17     17     17       0
November 15, 2003........    100    100     90     18      0    100    100     45      0      0      0      0      0      0       0
November 15, 2004........    100    100     88     16      0    100    100     43      0      0      0      0      0      0       0
November 15, 2005........    100    100     84     14      0    100    100     42      0      0      0      0      0      0       0
November 15, 2006........    100    100     80     13      0    100    100     38      0      0      0      0      0      0       0
November 15, 2007........    100    100     76     12      0    100    100     33      0      0      0      0      0      0       0
November 15, 2008........    100    100     71     11      0    100    100     26      0      0      0      0      0      0       0
November 15, 2009........    100    100     66     10      0    100    100     19      0      0      0      0      0      0       0
November 15, 2010........    100    100     60      9      0    100    100     11      0      0      0      0      0      0       0
November 15, 2011........    100    100     55      8      0    100     91      5      0      0      0      0      0      0       0
November 15, 2012........    100    100     48      7      0    100     83      0      0      0      0      0      0      0       0
November 15, 2013........    100     91     41      5      0    100     82      0      0      0      0      0      0      0       0
November 15, 2014........    100     78     34      2      0    100     71      0      0      0      0      0      0      0       0
November 15, 2015........    100     65     27      0      0    100     59      0      0      0      0      0      0      0       0
November 15, 2016........    100     53     20      0      0    100     47      0      0      0      0      0      0      0       0
November 15, 2017........    100     40     14      0      0    100     35      0      0      0      0      0      0      0       0
November 15, 2018........    100     28      8      0      0    100     22      0      0      0      0      0      0      0       0
November 15, 2019........    100     15      2      0      0    100      9      0      0      0      0      0      0      0       0
November 15, 2020........     51      4      0      0      0    100      0      0      0      0      0      0      0      0       0
November 15, 2021........      1      0      0      0      0    100      0      0      0      0      0      0      0      0       0
November 15, 2022........      0      0      0      0      0    100      0      0      0      0      0      0      0      0       0
November 15, 2023........      0      0      0      0      0    100      0      0      0      0      0      0      0      0       0
November 15, 2024........      0      0      0      0      0     82      0      0      0      0      0      0      0      0       0
November 15, 2025........      0      0      0      0      0     38      0      0      0      0      0      0      0      0       0
November 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
 Life (Years)............   24.0   20.2   14.8    4.5    0.6   28.7   19.5    7.1    1.4    0.7    3.8    3.8    3.8    3.8     3.7

                                                  VC
                                 ----------------------------------
                                       PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100    100
November 15, 1998.............      100    100    100    100    100
November 15, 1999.............      100    100    100    100    100
November 15, 2000.............      100    100    100    100    100
November 15, 2001.............      100    100    100    100    100
November 15, 2002.............      100    100    100    100     89
November 15, 2003.............       99     99     99     99      0
November 15, 2004.............       68     68     68     47      0
November 15, 2005.............       35     35     35      0      0
November 15, 2006.............        0      0      0      0      0
November 15, 2007.............        0      0      0      0      0
November 15, 2008.............        0      0      0      0      0
November 15, 2009.............        0      0      0      0      0
November 15, 2010.............        0      0      0      0      0
November 15, 2011.............        0      0      0      0      0
November 15, 2012.............        0      0      0      0      0
November 15, 2013.............        0      0      0      0      0
November 15, 2014.............        0      0      0      0      0
November 15, 2015.............        0      0      0      0      0
November 15, 2016.............        0      0      0      0      0
November 15, 2017.............        0      0      0      0      0
November 15, 2018.............        0      0      0      0      0
November 15, 2019.............        0      0      0      0      0
November 15, 2020.............        0      0      0      0      0
November 15, 2021.............        0      0      0      0      0
November 15, 2022.............        0      0      0      0      0
November 15, 2023.............        0      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................      8.5    8.5    8.5    7.9    6.2

                                        VD                                 VE                                 VG
                        ---------------------------------- ---------------------------------- ------------------------------------
                             PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO              PSA PREPAYMENT SCENARIO
                        ---------------------------------- ---------------------------------- ------------------------------------
             DATE         I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV       V
         -----------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------   ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100     100
November 15, 1997.......    100    100    100    100    100     83     83     83     83     83    100    100    100    100     100
November 15, 1998.......    100    100    100    100    100     64     64     64     64      4    100    100    100    100     100
November 15, 1999.......    100    100    100    100    100     44     44     44     44      0    100    100    100    100       0
November 15, 2000.......    100    100    100    100    100     23     23     23     23      0    100    100    100    100       0
November 15, 2001.......    100    100    100    100    100      0      0      0      0      0     99     99     99      0       0
November 15, 2002.......    100    100    100    100    100      0      0      0      0      0     50     50     50      0       0
November 15, 2003.......    100    100    100    100     46      0      0      0      0      0      0      0      0      0       0
November 15, 2004.......    100    100    100    100      0      0      0      0      0      0      0      0      0      0       0
November 15, 2005.......    100    100    100     45      0      0      0      0      0      0      0      0      0      0       0
November 15, 2006.......    100    100    100      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2007.......     83     83     83      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2008.......     65     65     65      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2009.......     45     45     37      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2010.......     24     24      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2011.......      1      1      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2012.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2013.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2014.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2015.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2016.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2017.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2018.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2019.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2020.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2021.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
November 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0       0
Weighted Average
 Life (Years)...........   12.7   12.7   12.3    8.9    7.0    2.6    2.6    2.6    2.6    1.6    6.0    6.0    6.0    4.2     2.0

                                                 VH
                                 ----------------------------------
                                      PSA PREPAYMENT SCENARIO
                                 ----------------------------------
             DATE                  I      II    III     IV     V
         -----------             ------ ------ ------ ------ ------
Closing Date..................      100    100    100    100    100
November 15, 1997.............      100    100    100    100    100
November 15, 1998.............      100    100    100    100    100
November 15, 1999.............      100    100    100    100      0
November 15, 2000.............      100    100    100    100      0
November 15, 2001.............      100    100    100      0      0
November 15, 2002.............      100    100    100      0      0
November 15, 2003.............       99     99     99      0      0
November 15, 2004.............       76     76     76      0      0
November 15, 2005.............       51     51     51      0      0
November 15, 2006.............       24     24     24      0      0
November 15, 2007.............        0      0      0      0      0
November 15, 2008.............        0      0      0      0      0
November 15, 2009.............        0      0      0      0      0
November 15, 2010.............        0      0      0      0      0
November 15, 2011.............        0      0      0      0      0
November 15, 2012.............        0      0      0      0      0
November 15, 2013.............        0      0      0      0      0
November 15, 2014.............        0      0      0      0      0
November 15, 2015.............        0      0      0      0      0
November 15, 2016.............        0      0      0      0      0
November 15, 2017.............        0      0      0      0      0
November 15, 2018.............        0      0      0      0      0
November 15, 2019.............        0      0      0      0      0
November 15, 2020.............        0      0      0      0      0
November 15, 2021.............        0      0      0      0      0
November 15, 2022.............        0      0      0      0      0
November 15, 2023.............        0      0      0      0      0
November 15, 2024.............        0      0      0      0      0
November 15, 2025.............        0      0      0      0      0
November 15, 2026.............        0      0      0      0      0
Weighted Average
 Life (Years).................      9.0    9.0    9.0    4.5    2.1

                                              VJ                                 ZB                                ZC
                              ---------------------------------- ---------------------------------- -------------------------------
                                   PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO
                              ---------------------------------- ---------------------------------- -------------------------------
             DATE               I     II   III     IV     V      I      II    III     IV     V      I      II    III     IV      V
         -----------          -----  ---- -----   -----  ----- ------ ------ ------ ------ ------ ------ ------ ------ ------  ----
Closing Date.................. 100    100    100    100    100    100    100    100    100    100    100    100    100    100  100
November 15, 1997............. 100    100    100    100    100    107    107     87     87     87    107    107    107    107  107
November 15, 1998............. 100    100    100    100    100    115    115     69     69      0    115    115    115    115  115
November 15, 1999............. 100    100    100    100      0    123    123     52     49      0    123    123    123    123    0
November 15, 2000............. 100    100    100    100      0    132    132     38      0      0    132    132    132    132    0
November 15, 2001............. 100    100    100     32      0    142    142     26      0      0    142    142    142    142    0
November 15, 2002............. 100    100    100      0      0    152    152     17      0      0    152    152    152     75    0
November 15, 2003............. 100    100    100      0      0    163    163     10      0      0    163    163    163     24    0
November 15, 2004............. 100    100    100      0      0    175    175      5      0      0    175    175    175      2    0
November 15, 2005............. 100    100    100      0      0    187    187      0      0      0    187    187    187      0    0
November 15, 2006............. 100    100    100      0      0    201    187      0      0      0    201    201    201      0    0
November 15, 2007.............  96     96     96      0      0    210    154      0      0      0    215    215    215      0    0
November 15, 2008.............  71     71     71      0      0    210    109      0      0      0    231    231    231      0    0
November 15, 2009.............  44     44     44      0      0    210     57      0      0      0    248    248    248      0    0
November 15, 2010.............  15     15     15      0      0    210      0      0      0      0    266    266    266      0    0
November 15, 2011.............   0      0      0      0      0    210      0      0      0      0    275    275    261      0    0
November 15, 2012.............   0      0      0      0      0    210      0      0      0      0    275    275    233      0    0
November 15, 2013.............   0      0      0      0      0    210      0      0      0      0    275    207    205      0    0
November 15, 2014.............   0      0      0      0      0    210      0      0      0      0    275    178    178      0    0
November 15, 2015.............   0      0      0      0      0    210      0      0      0      0    275    153    153      0    0
November 15, 2016.............   0      0      0      0      0    210      0      0      0      0    275    130    130      0    0
November 15, 2017.............   0      0      0      0      0    210      0      0      0      0    275    109    109      0    0
November 15, 2018.............   0      0      0      0      0    210      0      0      0      0    275     89     89      0    0
November 15, 2019.............   0      0      0      0      0    210      0      0      0      0    275     71     71      0    0
November 15, 2020.............   0      0      0      0      0    210      0      0      0      0    275     54     54      0    0
November 15, 2021.............   0      0      0      0      0    210      0      0      0      0    275     39     39      0    0
November 15, 2022.............   0      0      0      0      0    210      0      0      0      0    275     26     26      0    0
November 15, 2023.............   0      0      0      0      0     73      0      0      0      0    275     14     14      0    0
November 15, 2024.............   0      0      0      0      0      0      0      0      0      0    176      3      3      0    0
November 15, 2025.............   0      0      0      0      0      0      0      0      0      0      0      0      0      0    0
November 15, 2026.............   0      0      0      0      0      0      0      0      0      0      0      0      0      0    0
WEIGHTED AVERAGE LIFE (YEARS)
Redemption on March 15,
 1997*........................  --     --     --     --     --     --     --     --     --     --     --     --     --     --   --
Redemption on November 15,
 2001*........................  --     --     --     --     --     --     --     --     --     --     --     --     --     --   --
No Redemption.................12.8   12.8   12.8    4.9    2.2   26.9   12.1    3.5    2.4    1.4   28.1   20.4   20.2    6.2  2.4

                                               ZU AND ZA
                                  ----------------------------------
                                        PSA PREPAYMENT SCENARIO
                                  ----------------------------------
             DATE                    I      II    III     IV     V
         -----------              ------ ------ ------ ------ ------
Closing Date..................       100    100    100    100    100
November 15, 1997.............       108    108    108    108    108
November 15, 1998.............       117    117    117    117    117
November 15, 1999.............       127    127    127    127    127
November 15, 2000.............       138    138    138    138    138
November 15, 2001.............       149    149    149    149    149
November 15, 2002.............       161    161    161    161    161
November 15, 2003.............       175    175    175    175    175
November 15, 2004.............       189    189    189    189    189
November 15, 2005.............       205    205    205    205    205
November 15, 2006.............       222    222    222    222    198
November 15, 2007.............       240    240    240    240    141
November 15, 2008.............       260    260    260    260    101
November 15, 2009.............       282    282    282    232     72
November 15, 2010.............       305    305    305    181     51
November 15, 2011.............       331    331    331    141     36
November 15, 2012.............       358    358    358    110     25
November 15, 2013.............       388    388    388     85     18
November 15, 2014.............       420    420    352     65     12
November 15, 2015.............       455    455    297     50      9
November 15, 2016.............       493    493    248     38      6
November 15, 2017.............       534    534    205     28      4
November 15, 2018.............       578    542    167     21      3
November 15, 2019.............       626    460    134     15      2
November 15, 2020.............       678    382    106     11      1
November 15, 2021.............       734    308     80      7      1
November 15, 2022.............       785    237     58      5      0
November 15, 2023.............       785    168     39      3      0
November 15, 2024.............       759    103     23      2      0
November 15, 2025.............       399     40      8      1      0
November 15, 2026.............         0      0      0      0      0
WEIGHTED AVERAGE LIFE (YEARS)
Redemption on March 15,
 1997*........................       0.3    0.3    0.3    0.3    0.3
Redemption on November 15,
 2001*........................       5.0    5.0    5.0    5.0    5.0
No Redemption.................      29.0   25.5   21.9   16.2   12.6

                                           ZV AND Z                        GROUP 1 ASSETS                      GROUP 2 ASSETS
                              ---------------------------------- ---------------------------------- --------------------------------
                                   PSA PREPAYMENT SCENARIO            PSA PREPAYMENT SCENARIO              PSA PREPAYMENT SCENARIO
                              ---------------------------------- ---------------------------------- --------------------------------
             DATE               I      II    III     IV     V      I      II    III     IV     V      I      II    III     IV     V
         -----------          ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ----
Closing Date..................  100    100    100    100    100    100    100    100    100    100    100    100    100    100   100
November 15, 1997.............  108    108    108    108    108     99     97     95     92     90     99     95     94     90    85
November 15, 1998.............  117    117    117    117    117     99     92     87     78     71     99     89     85     77    66
November 15, 1999.............  127    127    127    127    127     98     86     76     62     51     98     83     77     65    49
November 15, 2000.............  138    138    138    138    138     98     80     67     50     37     97     77     69     54    37
November 15, 2001.............  149    149    149    149    149     97     74     59     40     27     96     71     62     45    28
November 15, 2002.............  161    161    161    161    161     96     69     52     31     19     95     66     56     38    21
November 15, 2003.............  175    175    175    175    175     95     64     45     25     14     94     61     50     32    15
November 15, 2004.............  189    189    189    189    142     94     59     40     20     10     93     56     45     26    11
November 15, 2005.............  205    205    205    205     52     93     55     35     16      7     92     51     40     22     9
November 15, 2006.............  222    222    222    186      0     92     50     30     12      5     90     47     36     18     6
November 15, 2007.............  240    240    240     99      0     90     46     26     10      4     89     43     32     15     5
November 15, 2008.............  260    260    260     26      0     89     43     23      8      3     87     39     28     12     3
November 15, 2009.............  282    282    282      0      0     87     39     20      6      2     85     36     25     10     3
November 15, 2010.............  305    305    259      0      0     85     36     17      5      1     83     33     22      8     2
November 15, 2011.............  331    331    174      0      0     83     32     15      4      1     81     29     19      7     1
November 15, 2012.............  312    312     94      0      0     80     29     13      3      1     78     26     17      6     1
November 15, 2013.............  290    290     20      0      0     78     26     11      2      0     75     24     15      4     1
November 15, 2014.............  267    267      0      0      0     75     24      9      2      0     72     21     13      4     1
November 15, 2015.............  241    241      0      0      0     71     21      8      1      0     69     18     11      3     0
November 15, 2016.............  214    165      0      0      0     68     19      6      1      0     65     16      9      2     0
November 15, 2017.............  184     69      0      0      0     64     16      5      1      0     61     14      7      2     0
November 15, 2018.............  152      0      0      0      0     59     14      4      1      0     56     11      6      1     0
November 15, 2019.............  117      0      0      0      0     54     12      3      0      0     51      9      5      1     0
November 15, 2020.............   79      0      0      0      0     49     10      3      0      0     46      7      4      1     0
November 15, 2021.............   38      0      0      0      0     43      8      2      0      0     40      6      3      0     0
November 15, 2022.............    0      0      0      0      0     36      6      2      0      0     33      4      2      0     0
November 15, 2023.............    0      0      0      0      0     28      4      1      0      0     26      2      1      0     0
November 15, 2024.............    0      0      0      0      0     20      3      1      0      0     18      1      0      0     0
November 15, 2025.............    0      0      0      0      0     10      1      0      0      0     10      0      0      0     0
November 15, 2026.............    0      0      0      0      0      0      0      0      0      0      0      0      0      0     0
WEIGHTED AVERAGE LIFE (YEARS)
Redemption on March 15,
 1997*........................  0.3    0.3    0.3    0.3    0.3     --     --     --     --     --     --     --     --     --    --
Redemption on November 15,
 2001*........................  5.0    5.0    5.0    5.0    5.0     --     --     --     --     --     --     --     --     --    --
No Redemption................. 21.2   19.6   15.4   10.9    8.6   21.8   11.6    8.1    5.2    3.9   21.3   10.9    8.8    5.9   3.9

---------------

* Redemption scenarios apply only to Z and ZA Classes.

YIELD CONSIDERATIONS

     An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price; the investor's own projection of Mortgage prepayment rates and Asset principal payment rates under a variety of scenarios; in the case of the Callable Classes, the investor's own projection of the likelihood of a redemption of such Classes under a variety of scenarios; and, in the case of the Floating Rate and Inverse Floating Rate Classes, the investor's own projection of levels of the applicable Index under a variety of scenarios. Freddie Mac makes no representation regarding Mortgage prepayment rates, Asset principal payment rates, the likelihood of a redemption of a Callable Class, the level of either Index or the yield of any Class.

     Prepayments and Redemption: Effect on Yields

     The yields to investors will be sensitive in varying degrees to the rate of Mortgage prepayments. In the case of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts, faster than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the Interest Only Classes should also consider the risk that rapid Mortgage prepayment rates could result in the failure of investors to fully recover their investments. In the case of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

     The Callable Classes may be redeemed on any Payment Date beginning in March 1997, as described under "Redemption and Exchange" in this Supplement. The redemption of a Callable Class would have the effect of decreasing the weighted average life of such Callable Class. The earlier after the Closing Date that a redemption occurs, the greater would be such effect.

     Rapid rates of prepayments on the Mortgages (or a redemption) are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class of Multiclass PCs may be lower than the yield on that Class. Conversely, slow rates of prepayments on the Mortgages are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgages will not prepay at any constant rate until maturity, nor will all of the Mortgages prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgages, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The Indices: Effect on Yields of Floating Rate and Inverse Floating Rate Classes

     Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than the anticipated yields and the fact that their Class Coupons cannot exceed their specified maximum rates. Conversely, investors in the Inverse Floating Rate Classes should consider the risk that higher than anticipated levels of the applicable Index could result in actual yields to investors that are significantly lower than the anticipated yields and the fact that their Class Coupons can fall as low as 0%. Further, high levels of the applicable Index (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the S, SB, SC and SE Classes to fully recover their investments.

     Changes in either Index may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of either Index. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of either Index.

     Neither of the Indices will remain constant at any level. The timing of changes in the level of the applicable Index may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of the applicable Index, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of an Index level that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

     Payment Delay: Effect on Yields of Fixed Rate and Delay Classes

     The effective yield on any Fixed Rate or Delay Class will be less than the yield otherwise produced by its Class Coupon and purchase price because (i) on the first Payment Date 30 days' interest will be payable on (or, in the case of an Accrual Class, added to the principal amount of) that Class even though interest began to accrue approximately 45 days earlier and (ii) on each subsequent Payment Date (except in the case of a Callable Class upon its redemption) the interest payable will accrue during the related Accrual Period, which will end approximately 15 days earlier. In the event of a redemption of a Callable Class, interest payable on such Class will include interest to the date of redemption, as described under "Redemption and Exchange" in this Supplement. If the outstanding balance of any Fixed Rate or Delay Class is reduced on the Payment Date that falls within an Accrual Period, that Class will accrue interest during such Accrual Period on its reduced balance, even though its balance had been higher for approximately the first 15 days of the Accrual Period. The payment that is made on the Payment Date following such Accrual Period will include interest on the reduced balance only, not on the amount that was paid on the preceding Payment Date, and no interest at all will be paid on any Class after its balance has been reduced to zero.

     Yield Tables

     The following tables show the pre-tax yields to maturity (corporate bond equivalent) of the Principal Only, Interest Only and Inverse Floating Rate Classes at various constant percentages of PSA and, in the case of the Inverse Floating Rate Classes, at various constant levels of the applicable Index. The tables for the Interest Only Classes also show annual and total interest payments on those Classes. Freddie Mac has prepared these tables using the Modeling Assumptions and the assumed purchase prices shown in the table captions. Where the assumed price is expressed as a dollar amount, it includes accrued interest. Where the assumed price is expressed as a percentage of original principal amount, it excludes accrued interest and Freddie Mac has added accrued interest, if any, in calculating the yields shown. The assumed prices are not necessarily those at which actual sales will occur.

                      INTEREST PAYMENTS AND PRE-TAX YIELDS

                                    DI CLASS
                        (ASSUMED PRICE: $11,146,914.34)
                            (PAYMENTS IN THOUSANDS)

                                                              PSA PREPAYMENT ASSUMPTION
                TWELVE CONSECUTIVE                -------------------------------------------------
                  MONTHS THROUGH                    100%      185%      325%      450%      466%
----------------------------------------------------------- --------- --------- --------- ---------
November 15, 1997................................. $   2,089 $   2,089 $   2,089 $   2,089 $   2,089
November 15, 1998.................................     2,089     2,089     2,089     2,089     2,089
November 15, 1999.................................     2,089     2,089     2,089     2,089     2,089
November 15, 2000.................................     2,089     2,089     2,089     2,089     2,089
November 15, 2001.................................     2,089     2,089     2,089     2,089     2,089
November 15, 2002.................................     2,089     2,089     2,089     1,062       703
November 15, 2003.................................     2,089     2,089     2,083         0         0
November 15, 2004.................................     2,089     2,089       842         0         0
November 15, 2005.................................     2,089     2,089         0         0         0
November 15, 2006.................................     2,089     2,089         0         0         0
November 15, 2007.................................     2,089     2,089         0         0         0
November 15, 2008.................................     2,089     1,702         0         0         0
November 15, 2009.................................     2,089       448         0         0         0
November 15, 2010.................................     2,089         0         0         0         0
November 15, 2011.................................     2,089         0         0         0         0
November 15, 2012.................................     2,089         0         0         0         0
November 15, 2013.................................     2,089         0         0         0         0
November 15, 2014.................................     1,849         0         0         0         0
November 15, 2015.................................       846         0         0         0         0
November 15, 2016.................................        54         0         0         0         0
November 15, 2017 and after.......................         0         0         0         0         0
                                                   --------- --------- --------- --------- ---------
Total Payments*................................... $  38,263 $  25,129 $  15,459 $  11,507 $  11,148
                                                   ========= ========= ========= ========= =========
Pre-Tax Yield.....................................     18.9%     16.6%      9.6%      1.2%      0.0%

                                    IB CLASS
                         (ASSUMED PRICE: $2,766,593.38)
                            (PAYMENTS IN THOUSANDS)

                                                                   PSA PREPAYMENT ASSUMPTION
                                                       -------------------------------------------------
                                                          0%
                  TWELVE CONSECUTIVE                    THROUGH
                    MONTHS THROUGH                       150%      185%      325%      450%      607%
---------------------------------------------------------------- --------- --------- --------- ---------
November 15, 1997...................................... $     641 $     641 $     641 $     641 $     641
November 15, 1998......................................       601       601       601       601       601
November 15, 1999......................................       558       558       558       558       558
November 15, 2000......................................       512       512       512       512       512
November 15, 2001......................................       461       461       461       461       376
November 15, 2002......................................       406       406       406       402        78
November 15, 2003......................................       347       347       347       175         0
November 15, 2004......................................       294       294       293        27         0
November 15, 2005......................................       248       248       149         0         0
November 15, 2006......................................       197       197        29         0         0
November 15, 2007......................................       156       156         0         0         0
November 15, 2008......................................       126       126         0         0         0
November 15, 2009......................................        95        94         0         0         0
November 15, 2010......................................        60        21         0         0         0
November 15, 2011......................................        23         0         0         0         0
November 15, 2012 and after............................         0         0         0         0         0
                                                        --------- --------- --------- --------- ---------
Total Payments*........................................ $   4,725 $   4,663 $   3,997 $   3,377 $   2,767
                                                        ========= ========= ========= ========= =========
Pre-Tax Yield..........................................     13.6%     13.5%     11.3%      7.2%      0.0%

---------------
* Total payments may not equal sums of columns due to rounding.

                                    IC CLASS
                         (ASSUMED PRICE: $3,209,825.12)
                            (PAYMENTS IN THOUSANDS)

                                                                     PSA PREPAYMENT ASSUMPTION
                                                              ---------------------------------------
                                                                          100%
                      TWELVE CONSECUTIVE                                 THROUGH
                        MONTHS THROUGH                           50%      250%      388%      400%
------------------------------------------------------------- --------- --------- --------- ---------
November 15, 1997............................................. $     840 $     830 $     830 $     830
November 15, 1998.............................................       791       748       748       748
November 15, 1999.............................................       733       652       646       640
November 15, 2000.............................................       675       557       409       380
November 15, 2001.............................................       617       413       194       183
November 15, 2002.............................................       561       270       163       163
November 15, 2003.............................................       481       190       136       122
November 15, 2004.............................................       371       163        67        53
November 15, 2005.............................................       277       163        14         6
November 15, 2006.............................................       221       150         0         0
November 15, 2007.............................................       172       102         0         0
November 15, 2008.............................................       163        58         0         0
November 15, 2009.............................................       163        22         0         0
November 15, 2010.............................................       163         0         0         0
November 15, 2011.............................................       128         0         0         0
November 15, 2012.............................................        77         0         0         0
November 15, 2013.............................................        26         0         0         0
November 15, 2014 and after...................................         0         0         0         0
                                                               --------- --------- --------- ---------
Total Payments*............................................... $   6,461 $   4,317 $   3,207 $   3,126
                                                               ========= ========= ========= =========
Pre-Tax Yield.................................................     17.9%      9.2%      0.0%    (1.1)%

                                    S CLASS
                         (ASSUMED PRICE: $4,944,326.14)
                            (PAYMENTS IN THOUSANDS)

                                           4.3750% LIBOR                           5.3750% LIBOR                 6.1875% LIBOR
                              --------------------------------------- --------------------------------------- -------------------
                                          PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                            ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE      --------------------------------------- --------------------------------------- -------------------
        MONTHS THROUGH          100%      185%      325%      450%      100%      185%      325%      450%      100%      185%
----------------------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
November 15, 1997............. $   4,487 $   4,440 $   4,434 $   4,434 $   2,871 $   2,841 $   2,838 $   2,838 $   1,557 $   1,542
November 15, 1998.............     4,350     4,111     4,083     3,997     2,693     2,545     2,528     2,474     1,346     1,273
November 15, 1999.............     3,920     3,395     3,259     2,613     2,427     2,101     2,017     1,617     1,213     1,051
November 15, 2000.............     3,471     2,680     2,240     1,371     2,149     1,659     1,386       849     1,074       830
November 15, 2001.............     3,047     2,047     1,403       470     1,886     1,267       868       291       943       634
November 15, 2002.............     2,647     1,485       733         9     1,639       920       454         6       819       460
November 15, 2003.............     2,270       988       200         0     1,405       612       124         0       703       306
November 15, 2004.............     1,914       547         0         0     1,185       339         0         0       592       169
November 15, 2005.............     1,577       157         0         0       976        97         0         0       488        49
November 15, 2006.............     1,260         0         0         0       780         0         0         0       390         0
November 15, 2007.............       960         0         0         0       594         0         0         0       297         0
November 15, 2008.............       676         0         0         0       418         0         0         0       209         0
November 15, 2009.............       407         0         0         0       252         0         0         0       126         0
November 15, 2010.............       154         0         0         0        95         0         0         0        48         0
November 15, 2011.............         2         0         0         0         1         0         0         0         1         0
November 15, 2012 and after...         0         0         0         0         0         0         0         0         0         0
                               --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  31,141 $  19,851 $  16,352 $  12,894 $  19,370 $  12,381 $  10,215 $   8,075 $   9,807 $   6,312
                               ========= ========= ========= ========= ========= ========= =========  ========  ========  ========
Pre-Tax Yield.................    107.9%    100.9%     98.5%     92.1%     58.5%     50.4%     46.2%     37.1%     20.7%      9.9%

                                                                 7.0000% LIBOR
                                   6.1875% LIBOR                  AND HIGHER
                                ------------------- ---------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------- ---------------------------------------
        MONTHS THROUGH             325%      450%     100%      185%      325%      450%
------------------------------  ---------  -------- --------- --------- --------- ---------
November 15, 1997.............  $   1,541    $1,541      $243      $243      $243      $243
November 15, 1998.............      1,264     1,237         0         0         0         0
November 15, 1999.............      1,009       809         0         0         0         0
November 15, 2000.............        693       424         0         0         0         0
November 15, 2001.............        434       146         0         0         0         0
November 15, 2002.............        227         3         0         0         0         0
November 15, 2003.............         62         0         0         0         0         0
November 15, 2004.............          0         0         0         0         0         0
November 15, 2005.............          0         0         0         0         0         0
November 15, 2006.............          0         0         0         0         0         0
November 15, 2007.............          0         0         0         0         0         0
November 15, 2008.............          0         0         0         0         0         0
November 15, 2009.............          0         0         0         0         0         0
November 15, 2010.............          0         0         0         0         0         0
November 15, 2011.............          0         0         0         0         0         0
November 15, 2012 and after...          0         0         0         0         0         0
                                --------- ---------     -----     -----     -----     -----
Total Payments*...............  $   5,229    $4,159      $243      $243      $243      $243
                                ========= =========     =====     =====     =====     =====
Pre-Tax Yield.................       2.7%   (10.1)%        **        **        **        **

---------------
 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    SB CLASS
                         (ASSUMED PRICE: $6,227,619.52)
                            (PAYMENTS IN THOUSANDS)

                                            7.00% LIBOR                                                           8.50% LIBOR
                                             AND LOWER                              7.75% LIBOR                   AND HIGHER
                              --------------------------------------- --------------------------------------- -------------------
                                          PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                            ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE      --------------------------------------- --------------------------------------- -------------------
        MONTHS THROUGH          100%      185%      325%      450%      100%      185%      325%      450%      100%      185%
----------------------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
November 15, 1997............. $   2,650 $   2,623 $   2,619 $   2,619 $   1,437 $   1,424    $1,422    $1,422      $225      $225
November 15, 1998.............     2,486     2,349     2,333     2,284     1,243     1,175     1,167     1,142         0         0
November 15, 1999.............     2,240     1,940     1,862     1,493     1,120       970       931       747         0         0
November 15, 2000.............     1,983     1,532     1,280       783       992       766       640       392         0         0
November 15, 2001.............     1,741     1,170       801       269       871       585       401       134         0         0
November 15, 2002.............     1,513       849       419         5       756       424       210         3         0         0
November 15, 2003.............     1,297       564       114         0       649       282        57         0         0         0
November 15, 2004.............     1,094       313         0         0       547       156         0         0         0         0
November 15, 2005.............       901        90         0         0       451        45         0         0         0         0
November 15, 2006.............       720         0         0         0       360         0         0         0         0         0
November 15, 2007.............       548         0         0         0       274         0         0         0         0         0
November 15, 2008.............       386         0         0         0       193         0         0         0         0         0
November 15, 2009.............       233         0         0         0       116         0         0         0         0         0
November 15, 2010.............        88         0         0         0        44         0         0         0         0         0
November 15, 2011.............         1         0         0         0         1         0         0         0         0         0
November 15, 2012 and after...         0         0         0         0         0         0         0         0         0         0
                               --------- --------- --------- --------- --------- --------- --------- ---------      ----      ----
Total Payments*............... $  17,880 $  11,429 $   9,429 $   7,454 $   9,053 $   5,827    $4,827    $3,839      $225      $225
                               ========= =========  ========  ========  ========  ======== ========= =========      ====      ====
Pre-Tax Yield.................     37.5%     28.3%     22.7%     11.8%      9.8%    (2.4)%   (11.0)%   (25.3)%        **        **


                                    8.50% LIBOR
                                    AND HIGHER
                                -------------------
                                  PSA PREPAYMENT
                                    ASSUMPTION
      TWELVE CONSECUTIVE        -------------------
        MONTHS THROUGH            325%      450%
------------------------------  --------- ---------

November 15, 1997.............       $225      $225
November 15, 1998.............          0         0
November 15, 1999.............          0         0
November 15, 2000.............          0         0
November 15, 2001.............          0         0
November 15, 2002.............          0         0
November 15, 2003.............          0         0
November 15, 2004.............          0         0
November 15, 2005.............          0         0
November 15, 2006.............          0         0
November 15, 2007.............          0         0
November 15, 2008.............          0         0
November 15, 2009.............          0         0
November 15, 2010.............          0         0
November 15, 2011.............          0         0
November 15, 2012 and after...          0         0
                                    -----     -----
Total Payments*...............       $225      $225
                                    =====     =====
Pre-Tax Yield.................         **        **


                                    SC CLASS
                         (ASSUMED PRICE: $1,574,316.60)
                            (PAYMENTS IN THOUSANDS)


                                           4.375% LIBOR                            5.375% LIBOR                  7.000% LIBOR
                              --------------------------------------- --------------------------------------- -------------------
                                          PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                            ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE      --------------------------------------- --------------------------------------- -------------------
        MONTHS THROUGH          100%      185%      325%      450%      100%      185%      325%      450%      100%      185%
----------------------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
November 15, 1997............. $   1,682 $   1,682 $   1,504 $   1,330 $   1,310 $   1,310 $   1,174    $1,041 $     705 $     705
November 15, 1998.............     1,716     1,716       839       220     1,310     1,310       640       168       650       650
November 15, 1999.............     1,716     1,716        64         0     1,310     1,310        49         0       650       650
November 15, 2000.............     1,716     1,716         0         0     1,310     1,310         0         0       650       650
November 15, 2001.............     1,716     1,716         0         0     1,310     1,310         0         0       650       650
November 15, 2002.............     1,716     1,716         0         0     1,310     1,310         0         0       650       650
November 15, 2003.............     1,716     1,716         0         0     1,310     1,310         0         0       650       650
November 15, 2004.............     1,716     1,716         0         0     1,310     1,310         0         0       650       650
November 15, 2005.............     1,716     1,715         0         0     1,310     1,309         0         0       650       649
November 15, 2006.............     1,716     1,255         0         0     1,310       958         0         0       650       475
November 15, 2007.............     1,716       509         0         0     1,310       388         0         0       650       193
November 15, 2008.............     1,716        21         0         0     1,310        16         0         0       650         8
November 15, 2009.............     1,716         0         0         0     1,310         0         0         0       650         0
November 15, 2010.............     1,716         0         0         0     1,310         0         0         0       650         0
November 15, 2011.............     1,500         0         0         0     1,145         0         0         0       568         0
November 15, 2012.............       948         0         0         0       724         0         0         0       359         0
November 15, 2013.............       421         0         0         0       322         0         0         0       160         0
November 15, 2014.............        28         0         0         0        21         0         0         0        11         0
November 15, 2015 and after...         0         0         0         0         0         0         0         0         0         0
                               --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  26,892 $  17,196 $   2,406 $   1,551 $  20,553 $  13,152 $   1,863    $1,210 $  10,252 $   6,580
                               ========= ========= ========= ========= ========= ========= ========= ========= ========= =========
Pre-Tax Yield.................    140.6%    140.6%     63.2%    (2.7)%    102.9%    102.9%     21.9%   (40.7)%     47.5%     46.8%

                                                                 8.625% LIBOR
                                   7.000% LIBOR                   AND HIGHER
                                ------------------- ---------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------- ---------------------------------------
        MONTHS THROUGH            325%      450%      100%      185%      325%      450%
------------------------------  --------- --------- --------- --------- --------- ---------
November 15, 1997.............       $637      $572      $109      $109      $109      $109
November 15, 1998.............        318        83         0         0         0         0
November 15, 1999.............         24         0         0         0         0         0
November 15, 2000.............          0         0         0         0         0         0
November 15, 2001.............          0         0         0         0         0         0
November 15, 2002.............          0         0         0         0         0         0
November 15, 2003.............          0         0         0         0         0         0
November 15, 2004.............          0         0         0         0         0         0
November 15, 2005.............          0         0         0         0         0         0
November 15, 2006.............          0         0         0         0         0         0
November 15, 2007.............          0         0         0         0         0         0
November 15, 2008.............          0         0         0         0         0         0
November 15, 2009.............          0         0         0         0         0         0
November 15, 2010.............          0         0         0         0         0         0
November 15, 2011.............          0         0         0         0         0         0
November 15, 2012.............          0         0         0         0         0         0
November 15, 2013.............          0         0         0         0         0         0
November 15, 2014.............          0         0         0         0         0         0
November 15, 2015 and after...          0         0         0         0         0         0
                                 --------     -----     -----     -----     -----     -----
Total Payments*...............       $979      $655      $109      $109      $109      $109
                                 ========     =====     =====     =====     =====     =====
Pre-Tax Yield.................    (46.8)%        **        **        **        **        **

---------------
 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                    SE CLASS
                         (ASSUMED PRICE: $2,166,006.29)
                            (PAYMENTS IN THOUSANDS)

                                            3.834% COFI                             4.834% COFI                   6.834% COFI
                              --------------------------------------- --------------------------------------- -------------------
                                          PSA PREPAYMENT                          PSA PREPAYMENT                PSA PREPAYMENT
                                            ASSUMPTION                              ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE      --------------------------------------- --------------------------------------- -------------------
        MONTHS THROUGH          100%      145%      200%      400%      100%      145%      200%      400%      100%      145%
----------------------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
November 15, 1997............. $     744 $     744 $     724 $     459 $     610 $     610 $     594 $     380 $     342 $     342
November 15, 1998.............       757       757       567        11       610       610       457         9       317       317
November 15, 1999.............       757       747       408         0       610       603       329         0       317       313
November 15, 2000.............       757       716       292         0       610       578       236         0       317       300
November 15, 2001.............       757       696       214         0       610       561       173         0       317       292
November 15, 2002.............       757       685       168         0       610       553       135         0       317       287
November 15, 2003.............       757       682       145         0       610       550       117         0       317       286
November 15, 2004.............       757       671       129         0       610       542       104         0       317       282
November 15, 2005.............       757       652       115         0       610       526        93         0       317       273
November 15, 2006.............       757       625       104         0       610       504        84         0       317       262
November 15, 2007.............       757       593        93         0       610       478        75         0       317       249
November 15, 2008.............       757       557        85         0       610       449        68         0       317       234
November 15, 2009.............       757       518        77         0       610       418        62         0       317       217
November 15, 2010.............       757       477        71         0       610       385        57         0       317       200
November 15, 2011.............       757       436        65         0       610       351        53         0       317       183
November 15, 2012.............       757       393        61         0       610       317        49         0       317       165
November 15, 2013.............       734       340        46         0       592       274        37         0       308       143
November 15, 2014.............       642       284        28         0       518       229        23         0       269       119
November 15, 2015.............       546       230        12         0       440       186         9         0       229        97
November 15, 2016.............       449       179         1         0       362       144         0         0       188        75
November 15, 2017.............       354       129         0         0       285       104         0         0       148        54
November 15, 2018.............       259        83         0         0       209        67         0         0       109        35
November 15, 2019.............       166        39         0         0       134        31         0         0        70        16
November 15, 2020.............        77         4         0         0        62         3         0         0        32         2
November 15, 2021.............         7         0         0         0         6         0         0         0         3         0
November 15, 2022 and after...         0         0         0         0         0         0         0         0         0         0
                               --------- --------- ---------       --- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  15,329 $  11,239 $   3,404 $     470 $  12,371 $   9,074 $   2,755 $     389 $   6,457 $   4,742
                               ========= =========  ========    ====== =========  ========  ======== ========= ========= =========
Pre-Tax Yield.................     37.8%     36.1%     12.4%        **     30.1%     28.2%      5.8%        **     14.4%     11.8%

                                                                  9.001% COFI
                                    6.834% COFI                   AND HIGHER
                                ------------------- ---------------------------------------
                                  PSA PREPAYMENT                PSA PREPAYMENT
                                    ASSUMPTION                    ASSUMPTION
      TWELVE CONSECUTIVE        ------------------- ---------------------------------------
        MONTHS THROUGH            200%      400%      100%      145%      200%      400%
------------------------------  --------- --------- --------- --------- --------- ---------
November 15, 1997.............  $     333      $222       $51       $51       $51       $51
November 15, 1998.............        238         5         0         0         0         0
November 15, 1999.............        171         0         0         0         0         0
November 15, 2000.............        123         0         0         0         0         0
November 15, 2001.............         90         0         0         0         0         0
November 15, 2002.............         70         0         0         0         0         0
November 15, 2003.............         61         0         0         0         0         0
November 15, 2004.............         54         0         0         0         0         0
November 15, 2005.............         48         0         0         0         0         0
November 15, 2006.............         43         0         0         0         0         0
November 15, 2007.............         39         0         0         0         0         0
November 15, 2008.............         36         0         0         0         0         0
November 15, 2009.............         32         0         0         0         0         0
November 15, 2010.............         30         0         0         0         0         0
November 15, 2011.............         27         0         0         0         0         0
November 15, 2012.............         25         0         0         0         0         0
November 15, 2013.............         19         0         0         0         0         0
November 15, 2014.............         12         0         0         0         0         0
November 15, 2015.............          5         0         0         0         0         0
November 15, 2016.............          0         0         0         0         0         0
November 15, 2017.............          0         0         0         0         0         0
November 15, 2018.............          0         0         0         0         0         0
November 15, 2019.............          0         0         0         0         0         0
November 15, 2020.............          0         0         0         0         0         0
November 15, 2021.............          0         0         0         0         0         0
November 15, 2022 and after...          0         0         0         0         0         0
                                ---------     -----     -----     -----     -----     -----
Total Payments*...............  $   1,457      $227       $51       $51       $51       $51
                                =========     =====     =====     =====     =====     =====
Pre-Tax Yield.................     (7.1)%        **        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                 PRE-TAX YIELDS

                                    DP CLASS
                           (ASSUMED PRICE: 58.64281%)


100% PSA     185% PSA     325% PSA     450% PSA
--------     --------     --------     --------

2.9%           4.5%         7.4%         10.0%


                                    PA CLASS
                            (ASSUMED PRICE: 56.25%)



100% PSA     145% PSA     200% PSA     400% PSA
--------     --------     --------     --------

  2.9%         4.1%         18.7%       136.1%


                                    PB CLASS
                             (ASSUMED PRICE: 50.0%)



100% PSA     145% PSA     250% PSA     400% PSA
--------     --------     --------     --------

  3.6%         12.5%        74.9%       169.7%

                                    PO CLASS
                             (ASSUMED PRICE: 78.5%)


100% PSA     185% PSA     325% PSA     450% PSA
--------     --------     --------     --------

  1.6%         2.4%         18.8%        30.1%


                                    SA CLASS
                           (ASSUMED PRICE: 81.2344%)

                        LIBOR                           100% PSA    145% PSA    200% PSA    400% PSA
-----------------------------------------------------   --------    --------    --------    --------
4.3750%..............................................     21.7%       21.7%       24.4%       37.3%
5.3750...............................................     15.2        15.3        18.0        31.1
6.5625...............................................      7.8         7.9        10.4        23.9
7.7500 and Higher....................................      0.9         1.0         2.9        16.9

                                    SD CLASS
                             (ASSUMED PRICE: 69.5%)

                        LIBOR                           100% PSA    145% PSA    250% PSA    400% PSA
-----------------------------------------------------   --------    --------    --------    --------
4.3750%..............................................     17.7%       17.8%       33.8%       52.4%
5.3750...............................................     12.5        12.7        29.1        47.5
6.5625...............................................      6.7         7.0        23.6        41.7
7.7500 and Higher....................................      1.4         1.7        18.2        36.1

                                    SG CLASS
                            (ASSUMED PRICE: 82.25%)

                         LIBOR                           100% PSA   185% PSA   325% PSA   450% PSA
-------------------------------------------------------- --------   --------   --------   --------
4.375%..................................................   29.0%      29.4%      43.4%      53.2%
5.375...................................................   22.0       22.5       36.6       46.3
7.000...................................................   11.2       11.9       25.9       35.4
8.625 and Higher........................................    1.3        2.1       15.7       25.1

                                    SH CLASS
                             (ASSUMED PRICE: 90.0%)

                        COFI                            100% PSA    145% PSA    200% PSA    400% PSA
-----------------------------------------------------   --------    --------    --------    --------
3.834%...............................................     13.8%       14.0%       16.3%       31.9%
4.834................................................     11.2        11.4        13.6        29.3
6.834................................................      6.0         6.2         8.2        24.2
9.001 and Higher.....................................      0.5         0.7         2.5        18.7

                                    SQ CLASS
                            (ASSUMED PRICE: 82.75%)

                        LIBOR                           100% PSA    145% PSA    250% PSA    400% PSA
-----------------------------------------------------   --------    --------    --------    --------
4.3750%..............................................     21.3%       22.1%       35.6%       50.8%
5.3750...............................................     14.9        15.9        29.5        44.6
6.5625...............................................      7.7         8.8        22.5        37.4
7.7500 and Higher....................................      0.9         1.9        15.6        30.4

     The Mortgages will not prepay at any constant rate until maturity, nor will either Index remain constant at any level. Moreover, the Mortgages have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of any Class may differ from any of those shown in the table for that Class, even if purchased at the assumed price shown, and the actual annual and total payments for the Interest Only Classes may also differ from any of those shown in the tables for those Classes.

VALUE OF THE CALL CLASSES

     The value of each Call Class will depend primarily upon the market value of the related Class of Multiclass PCs from time to time (which value will depend on prevailing interest rates and other market and economic conditions), market expectations regarding its likely future value, and the costs associated with any exercise of such Call Class Holder's right of redemption. Freddie Mac makes no representation regarding the value of an investment in either Call Class. An investor in a Call Class should consider the risk that it may suffer a loss of all of its initial investment.

                              FINAL PAYMENT DATES

     The Final Payment Date for each Class is the latest date by which it will be retired. The assumptions used in calculating the Final Payment Dates are highly conservative, and the actual retirement of any Class may occur earlier than its Final Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of certain federal income tax consequences of the beneficial ownership of the Classes. The discussion does not purport to address all the federal income tax consequences that may be applicable to particular categories of beneficial owners, some of which may be subject to special rules. Accordingly, beneficial owners should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership, exchange or disposition of the Classes.

     Subject to the assumptions described in "Certain Federal Income Tax Consequences -- REMIC Election" in the Multiclass PC Offering Circular, the Upper-Tier REMIC Pool and the Lower-Tier REMIC Pool each will qualify as a REMIC for federal income tax purposes. The Regular Classes will be the "regular interests" in the Upper-Tier REMIC Pool. The R Class will be the "residual interest" in the Upper-Tier REMIC Pool and the RS Class will be the "residual interest" in the Lower-Tier REMIC Pool.

     Cadwalader, Wickersham & Taft, special counsel to Freddie Mac, has advised Freddie Mac that in the firm's opinion, the arrangement pursuant to which the MACR Classes are created, sold, and administered (the "MACR Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the "Code"). The interests in the Regular Classes that have been exchanged with Freddie Mac for MACR Classes (including any exchanges effective on the Closing Date) will be the assets of the MACR Pool (the "underlying" Regular Classes) and the MACR Classes will represent beneficial ownership of these assets.

     Cadwalader, Wickersham & Taft is also of the opinion that the arrangement pursuant to which each pair of the CPCs is created, sold and administered (each, a "CPC Pool") will be classified as a grantor trust under the Code. Freddie Mac intends to report income, gain, loss and deductions to the Internal Revenue Service and to the Holders of CPCs in accordance with this characterization. The Assets of each CPC Pool will consist of (i) the related Regular Class of Multiclass PCs and (ii) the rights of such pool under a related Guaranteed Investment and Fee Contract (a "GIFC") to be executed by Freddie Mac in its corporate capacity and dated the Closing Date, and pursuant to which certain amounts payable by the Holder of the related Call Class upon a redemption are invested with Freddie Mac from the date of receipt by that pool at a rate of return guaranteed by Freddie Mac. Such investments will be at Freddie Mac's discretion and for its own risk and benefit.

REGULAR CLASSES

     The Regular Classes will be treated as debt instruments for federal income tax purposes and may be issued with original issue discount ("OID") or at a premium. Based in part on the level of LIBOR as of the date of this Supplement and on assumptions regarding the initial prices at which substantial portions of the Regular Classes will be sold to the public, Freddie Mac expects to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

        - OID: AH, B, IB, IC, PA, PB, PO, S, SA, SB, SC, SD, SE, SQ, ZB, ZC, ZU and ZV Classes.

        - De Minimis OID: AD, AE, AJ, AK, FA, FC, FQ, VC and VH Classes.

        - Premium: A, AA, AB, AC, AG, AL, AM, AN, AO, AP, AQ, AR, AS, D, VA, VD, VE, VG and VJ Classes.

     OID generally will result in recognition of taxable income in advance of the receipt of cash attributable to such income. The "Prepayment Assumption" used in determining whether OID is de minimis and in computing the rate of accrual of OID or the amortization of premium is Prepayment Scenario III. See "Certain Federal Income Tax Consequences -- Taxation of Regular
Classes -- Original Issue Discount" and "--Premium" in the Multiclass PC Offering Circular.

     Freddie Mac intends to report any original issue or market discount or premium with respect to the Floating Rate Classes assuming that each variable rate is a fixed rate equal to the value of the variable rate as of the date of this Supplement. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Floating Rate and Inverse Floating Rate Classes" in the Multiclass PC Offering Circular.

RESIDUAL CLASSES

     Special tax considerations apply to the Residual Classes. The taxation of the Residual Classes can produce a significantly less favorable after-tax return than if (i) the Residual Classes were taxable as debt instruments or (ii) no portion of the taxable income on the Residual Classes were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on the R Class may exceed any payments on that Class. See "Certain Federal Income Tax Consequences -- Taxation of Residual Classes" in the Multiclass PC Offering Circular. In addition, a substantial tax may be imposed on certain transferors of the Residual Classes and certain beneficial owners of such Classes that are "pass-through entities." See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Disqualified Organizations" in the Multiclass PC Offering Circular. Investors should not purchase either Residual Class before consulting their tax advisors.

     Freddie Mac intends to report accruals of original issue and market discount and to amortize premium with respect to the Group 3 and Group 4 Assets using Prepayment Scenario III, rather than the prepayment assumptions used in their respective Series.

     Excess Inclusions

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual interests, effective for taxable years beginning after December 31, 1995, except with respect to REMIC residual interests that are held at all times after October 31, 1995. In addition, under the legislation, for purposes of computing alternative minimum tax, taxable income is determined without regard to the special rule for excess inclusions, and the alternative minimum taxable income of any beneficial owner of a REMIC residual interest is not less than such beneficial owner's excess inclusion for the year, effective for all taxable years beginning after December 31, 1986, unless the taxpayer elects application only to taxable years beginning after August 20, 1996.

     Certain Transfers of Residual Classes

     The REMIC Regulations (as defined under "Certain Federal Income Tax Consequences -- Taxation of Residual Classes -- Excess Inclusions" in the Multiclass PC Offering Circular) disregard:

        - A transfer of a "noneconomic residual" unless a significant purpose of the transfer is not to impede the assessment or collection of tax; and

        - Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor (accordingly, the Multiclass PC Agreement prohibits the transfer of an interest in a Residual Class to or from a foreign investor without Freddie Mac's written consent).

In such cases, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass PC Offering Circular.

     Residual Class with Negative Fair Market Value

     The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Class are unclear. The REMIC Regulations do not address whether a residual interest could have a negative basis and a negative issue price. The preamble indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. Any transferee receiving consideration should consult its tax advisors.

     Reporting and Administrative Matters

     Freddie Mac will furnish Holders of the Residual Classes the information it deems necessary or appropriate to enable them to prepare any reports required under the Code or applicable Treasury regulations. Freddie Mac does not intend to hold the Residual Classes for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pools. Accordingly, the Holders of the Residual Classes may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences -- Reporting and Administrative Matters" in the Multiclass PC Offering Circular.

MACR CLASSES

     General

     The MACR Classes will represent beneficial ownership of the underlying Regular Classes set forth in Appendix 1. Certain MACR Classes (the "Strip MACR Classes") will represent the right to receive a disproportionate part of the principal and interest payments on a single underlying Regular Class. Each MACR Class other than a Strip MACR Class (a "Combination MACR Class") will represent beneficial ownership of undivided interests in more than one underlying Regular Class.

     The Strip MACR Classes are the MACR Classes created by Combination 4 shown on Appendix 1. The Combination MACR Classes are the other MACR Classes.

     Tax Status

     The MACR Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and assets described in Code
Section 7701(a)(19)(C). OID and interest accruing on MACR Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

     Strip MACR Classes

          A purchaser of a Strip MACR Class will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on the underlying Regular Class. Although it is unclear how the OID computations on a Strip MACR Class should be made, Freddie Mac intends to treat each Strip MACR Class as a single debt instrument for purposes of information reporting. The Internal Revenue Service could contend, however, that in certain cases a Strip MACR Class should be treated as an undivided interest in the underlying Regular Class to the extent that the Strip MACR Class represents an equal pro rata portion of principal and interest on such Regular Class, and an installment obligation consisting of "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor as to the proper treatment of a Strip MACR Class in this regard.

     A beneficial owner who purchases a Strip MACR Class should calculate OID with respect to the Strip MACR Class and include such OID in its ordinary income for federal income tax purposes as it accrues, which may be prior to the receipt of the cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. Although the matter is not entirely clear, a beneficial owner of a Strip MACR Class should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Class under "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Original Issue Discount" in the Multiclass PC Offering Circular. Consequently, the beneficial owner determines its yield to maturity based on its purchase price and on a schedule of payments projected using a prepayment assumption, and then makes periodic adjustments to take into account actual prepayment experience. With respect to a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be determined at the time of purchase of the Strip MACR Class or would be the original Prepayment Assumption with respect to the underlying Regular Class. An investor should consult its tax advisor regarding this matter. For purposes of information reporting relating to OID, Freddie Mac will use the original yield to maturity of the Strip MACR Class determined as of the Closing Date, calculated based on the original Prepayment Assumption.

     If OID accruing during any period, computed as described above, is negative for any such period, the beneficial owner will be entitled to offset such amount only against future positive OID accruing from such Strip MACR Class, and Freddie Mac intends to report income in all cases in this manner. Although not entirely free from doubt, such a beneficial owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such owner is entitled, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Prepayment Assumption). While the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip MACR Class is a capital asset in the hands of the owner.

     An investor that exchanges an underlying Regular Class for Strip MACR Classes and then sells one of the Strip MACR Classes also is subject to the coupon stripping rules of Code Section 1286. As of the date of such sale, the beneficial owner must allocate its basis in the Regular Class between the part of the Regular Class underlying the Strip MACR Class sold and the part of the Regular Class underlying the Strip MACR Class retained in proportion to their relative fair market values. The beneficial owner is treated under Code Section 1286 as purchasing the Strip MACR Class retained for the amount of basis allocated to such Class. The beneficial owner calculates OID with respect to such retained Class as described above and recognizes gain or loss on the Strip MACR Class sold as described below.

     Although the matter is not free from doubt, an investor that acquires in one transaction a combination of Strip MACR Classes that may be exchanged for an underlying Regular Class should be treated as owning the underlying Regular Class. If an investor acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or treated as separate debt instruments for each Strip MACR Class.

          If a beneficial owner sells its Strip MACR Class, the investor will realize gain or loss on the sale of its part of the underlying Regular Class in an amount equal to the difference between the amount realized and its adjusted basis in such part. The seller's adjusted basis in such part generally is equal to the seller's allocated cost of such part, increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium in respect of such part. If a beneficial owner holds the class as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "Certain Federal Income Tax Consequences -- Sale or Exchange of Multiclass PCs" in the Multiclass PC Offering Circular.

     Combination MACR Classes

     A beneficial owner of a Combination MACR Class will be treated as owning an undivided interest in each of the underlying Regular Classes. An investor that purchases a Combination MACR Class must allocate its purchase price among the underlying Regular Classes in accordance with their relative fair market values as of the purchase date. Such investor should account for its interest in an underlying Regular Class as described under "Certain Federal Income Tax Consequences -- Taxation of Regular Classes" in the Multiclass PC Offering Circular.

     Taxation of Foreign Investors

     Interest, including OID, distributable to the beneficial owner of a MACR Class that is a non-U.S. person not engaged in a U.S. trade or business generally will be considered "portfolio interest" and, therefore, will not be subject to the 30% United States withholding tax provided that such non-U.S. person provides an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the MACR Class is a non-U.S. person. If such statement is not provided, 30% withholding may apply unless an income tax treaty reduces or eliminates such tax. If the interest is effectively connected with the conduct of a trade or business within the United States by a non-U.S. person, such non-U.S. person will be subject to United States federal income tax at regular rates. Beneficial owners of MACR Classes that are non-U.S. persons should consult their own tax advisors.

     Backup Withholding

     Distributions made on the MACR Classes and proceeds from the sale of MACR Classes to or through certain brokers may be subject to a "backup" withholding tax of 31% of "reportable payments" (including interest accruals, OID and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the MACR Classes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax.

     Information Reporting

     Freddie Mac will furnish or make available, within a reasonable time after the end of each calendar year, to each Holder of a MACR Class, such information as Freddie Mac deems necessary or desirable to assist Holders in preparing their federal income tax returns, or to enable Holders to make such information available to beneficial owners or other financial intermediaries for which such Holders hold such MACR Class as nominees. The amount reported by Freddie Mac may not be correct for any particular beneficial owner of a MACR Class.

CPCS

     Status of Classes

     Callable Class. A beneficial owner of an interest in a Callable Class will be treated as (i) owning an undivided interest in the underlying Regular Class and (ii) writing a call option on its interest in the underlying Regular Class represented by the right of the beneficial owner of the related Call Class to direct Freddie Mac to redeem such Callable Class as described under "Redemption and Exchange" in this Supplement (the related "Call Right"). A beneficial owner of an interest in a Callable Class will not be treated by reason of such ownership as (i) owning any interest in a Regular Class underlying any other Callable Class or (ii) writing a call option on any interest in a Regular Class underlying any other Callable Class. A thrift institution, REMIC, real estate investment trust or regulated investment company should consult its tax advisor before purchasing an interest in a Callable Class.

     Call Class. The beneficial owner of a Call Class will be treated as having purchased a call option on the underlying Regular Class for an option premium in an amount equal to the price paid for the Call Class. The beneficial owner of a Call Class will not be treated by reason of such ownership as owning a call upon or otherwise having any interest in a Regular Class underlying any other Callable Class. A thrift institution, REMIC, real estate investment trust or regulated investment company should consult its tax advisor before purchasing an interest in a Call Class. It would appear that if the beneficial owner of a Call Class held an interest in the related Callable Class, such an option would be proportionately extinguished for at least as long as the beneficial owner of the Call Class held such interest, and such beneficial owner would be treated as holding solely its proportionate share of the underlying Regular Class.

     Taxation of Classes

     Callable Class. A beneficial owner of an interest in a Callable Class should be considered (i) to have purchased its interest in the underlying Regular Class for a price equal to the sum of the cost of its interest in the Callable Class plus an option premium amount equal to the fair market value at the time of such purchase of the related Call Right, and (ii) to have written a call option on its interest in the underlying Regular Class in exchange for such premium amount. Accordingly, such beneficial owner's basis in its interest in the underlying Regular Class will be greater than the amount such beneficial owner paid for its interest in the Callable Class. Similarly, when a beneficial owner sells an interest in a Callable Class, such beneficial owner will be deemed to have sold its interest in the underlying Regular Class for a price equal to the sum of the sales price for its interest in the Callable Class plus an amount equal to the fair market value of the related Call Right at the time of sale, which amount such beneficial owner is deemed to have paid to be relieved of its obligation under such Call Right. Accordingly, the amount realized by such beneficial owner with respect to its interest in the underlying Regular Class will be greater than the amount of cash received by such beneficial owner.

     The anticipated material federal income tax consequences to a beneficial owner of an interest in a Callable Class of purchasing, owning and disposing of such beneficial owner's interest in the underlying Regular Class are described under "Regular Classes" above and "Certain Federal Income Tax
Consequences -- Taxation of Regular Classes" in the Multiclass PC Offering Circular.

     A beneficial owner of an interest in a Callable Class will be required to account for a pro rata share of the income and expense attributable to the related GIFC, as if such beneficial owner had entered directly into such GIFC. Payments received in respect of a redemption of a Callable Class and not immediately distributable to the Holders thereof will be invested with Freddie Mac under the terms of the related GIFC at a rate of return guaranteed by Freddie Mac. If a Callable Class is redeemed, so much of the Redemption Price as is equal to the accrued interest for the period from the first day of the month of redemption to the Redemption Date, should be treated as income earned under the GIFC for such period. Any other income earned under the GIFC will be retained by Freddie Mac as an administrative fee. See "Redemption and Exchange" in this Supplement.

     Under current federal income tax law, a beneficial owner of an interest in a Callable Class will not be required to include the option premium with respect to the related Call Right that it is deemed to receive when it purchases such interest. Instead, such premium will be taken into account when the related Call Right lapses, is exercised or is otherwise terminated with respect to the beneficial owner. As indicated above, an amount equal to the option premium that is deemed to be received by a beneficial owner would be included in the beneficial owner's basis in the underlying Regular Class. A beneficial owner's recovery of such basis will not occur at the same rate as its inclusion in income of option premium.

          A beneficial owner of an interest in a Callable Class will include the option premium in income as a short-term capital gain as the related Call Right lapses. Although it is not entirely clear whether the related Call Right would thus be deemed to lapse as the underlying Regular Class is paid down, and if so, at what rate, Freddie Mac intends to assume that the related Call Right lapses, and the related premium is recognized by a beneficial owner of an interest in the Callable Class, proportionately as principal is paid on the subject Regular Class (whether as scheduled principal payments or prepayments) after the first date on which the related Call Right may be exercised. There is no assurance that the Internal Revenue Service would agree with this method of reporting income from the lapse of the related Call Right, and furthermore, it is understood that the Internal Revenue Service currently is examining the rules regarding the taxation of option premiums. A beneficial owner of an interest in a Callable Class is urged to consult its tax advisor regarding these matters.

     If the related Call Right is exercised, the beneficial owner of an interest in a Callable Class will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Regular Class.

     If a beneficial owner transfers its interest in a Callable Class, such transfer will be treated as a "closing transaction" with respect to such beneficial owner's position in the related Call Right. Accordingly, such beneficial owner will recognize a short-term capital gain or loss equal to the difference between the unamortized amount of option premium and the amount such beneficial owner is deemed to pay, under the rules discussed above, to be relieved from such beneficial owner's obligation under the related Call Right.

     In general, foreign investors will not be subject to U.S. withholding tax on amounts received or deemed to be received with respect to the call option.

     The Internal Revenue Service might take the position that the interest of a beneficial owner of a Callable Class in the underlying Regular Class and such beneficial owner's position in the related Call Right constitute positions in a straddle. If this contention were correct, the straddle rules of Section 1092 of the Code would apply, with the following consequences. On the sale of an interest in the Callable Class, a selling beneficial owner's capital gain or loss with respect to its interest in the underlying Regular Class would be short-term because the beneficial owner's holding period would be tolled. (As discussed above, the beneficial owner's gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules). In addition, the straddle rules might require a beneficial owner to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to such beneficial owner's interest in the Callable Class. Further, if the Internal Revenue Service were to take the position that a beneficial owner's interest in the underlying Regular Class and position in the related Call Right constituted a "conversion transaction" as well as a straddle, then a portion of the gain with respect to the underlying Regular Class or position in the Call Right might be recharacterized as ordinary income. Beneficial owners are advised to consult their tax advisors regarding these issues.

     Call Classes. Since the price paid by a beneficial owner of a Call Class to purchase such Class will be treated as an option premium for the related Call Right, it will be added to the purchase price of the underlying Regular Class (in addition to the exchange fee described under "Redemption and Exchange" in this Supplement) if the underlying Regular Class is purchased upon exercise of the related Call Right, and will be treated as a loss if the related Call Right lapses. For a discussion of when the related Call Right may be deemed to lapse, see "Callable Classes" above. Assuming that the underlying Regular Class, if acquired, would be a capital asset in such beneficial owner's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

     Any interest paid to the beneficial owner of a Call Class in connection with an exercise of the related Call Right, as described under "Redemption and Exchange" in this Supplement, will be treated as ordinary income.

EXCHANGES

     An exchange, as described in "Modification and Combination," by a beneficial owner of one or a combination of Regular Classes or MACR Classes for related Classes will not be a taxable exchange. The beneficial owner will be treated as continuing to own after the exchange the same combination of interests in the underlying Regular Classes that it owned immediately prior to the exchange. The exchange of the Call Class for the underlying Regular Class will have the tax consequences discussed above under "CPCs -- Taxation of Classes."

                        LEGAL INVESTMENT CONSIDERATIONS

     Investors should consult their legal advisors to determine whether and to what extent any Classes constitute legal investments for such investors. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging any Class. See "Legal Investment Considerations" in the Multiclass PC Offering Circular.

                              ERISA CONSIDERATIONS

MULTICLASS PCS AND MACR CERTIFICATES

     Fiduciaries of plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should review "ERISA Considerations" in the Multiclass PC Offering Circular before acquiring a Multiclass PC or a MACR Certificate.

CPCS

     A Department of Labor regulation provides that, if an employee benefit plan subject to ERISA acquires a "guaranteed governmental mortgage pool certificate," then, for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code, the plan's assets include the certificate and all of its rights with respect to the certificate, but do not, solely by reason of the plan's holding of the certificate, include any of the mortgages underlying the certificate. Under this regulation, the term "guaranteed governmental mortgage pool certificate" includes a certificate "backed by, or evidencing an interest in, specified mortgages or participation interests therein" if interest and principal payable on the certificate are guaranteed by Freddie Mac. The effect of the regulation is to make clear that the sponsor (that is, the entity that organizes and services the pool, in this case Freddie
Mac) and other persons, in providing services with respect to the assets in the pool, would not be subject to the fiduciary responsibility provisions of Title 1 of ERISA, or the prohibited transaction provisions of Section 406 of ERISA or Code Section 4975, merely by reason of the plan's investment in a certificate.

     The Callable Classes would appear to qualify as "guaranteed governmental mortgage pool certificates" as defined in the Department of Labor regulation. However, the acquisition of a Call Right by the beneficial owner of a Call Class, as well as the consequences of the exercise of such Call Right by such a beneficial owner, might be treated under ERISA as principal transactions between the beneficial owners of a Callable Class and the beneficial owner of the related Call Class. Thus, in theory, the acquisition or exercise of the Call Right could be characterized under certain circumstances as an ERISA prohibited transaction between a plan and a "party in interest" (assuming that such plan holds a Callable or Call Class and such "party in interest" holds the related Call or Callable Class), unless an ERISA prohibited transaction exemption, such as PTE 84-14 (for Transactions by Independent Qualified Professional Asset Managers), is applicable. A Call Class may be deemed to be an option to acquire a guaranteed governmental mortgage pool certificate rather than such a certificate. ERISA plan fiduciaries should consult with their counsel concerning these issues.

                               LIQUID ASSET CLASS

     The VE Class is intended to qualify as a "liquid asset" for federal savings associations, federal savings banks and state-chartered savings associations whose deposits are insured by the Federal Deposit Insurance Corporation. See 12 C.F.R. sec.566.1(g)(3)(xi).

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Purchase Agreement between Freddie Mac and the Underwriter, Freddie Mac has agreed to sell, and the Underwriter has agreed to purchase, all of the Multiclass PCs (other than the ZU and ZV Classes) and all of the CPCs, if any are sold and purchased.

     The Underwriter proposes to offer such Securities (other than the Call Classes) directly to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from November 1, 1996 on the Fixed Rate and Delay Classes and from November 15, 1996 on the Non-Delay Classes, and to offer each Call Class in a negotiated transaction with a single purchaser at a price to be determined at the time of sale. The Underwriter may effect such transactions by sales to or through certain securities dealers (which may include Freddie Mac through its Securities Sales and Trading Group). Such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchasers for which they act as agents.

     The Purchase Agreement provides that Freddie Mac will indemnify the Underwriter against certain liabilities.

                                INCREASE IN SIZE

     Before the Closing Date, Freddie Mac and the Underwriter may agree to increase the size of this offering by increasing the principal amounts of one or more of the Asset Groups. In that event, the Securities will have the same characteristics as described in this Supplement, except that the original principal (or notional principal) amount of each Class and Component receiving payments from such Asset Group and, if applicable, the related Targeted Balances will increase by the same proportion. The Terms Supplement and the Supplemental Statement will reflect any increase in size of the transaction.

                                 LEGAL MATTERS

     The legality of the Securities will be passed upon for Freddie Mac by Maud Mater, Esq., Senior Vice President -- General Counsel and Secretary of Freddie Mac. Certain legal matters relating to the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan. The material federal income tax consequences of the Securities will be passed upon for Freddie Mac by Cadwalader, Wickersham & Taft.

Exhibit I-Series 1477 Offering Circular Supplement Cover Page and Terms Sheet


Offering Circular Supplement                                 Freddie
(To Offering Circular Dated January 1, 1993)                 Mac

$400,000,000
Federal Home Loan Mortgage Corporation
Multiclass Mortgage Participation Certificates, Series 1477

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage Participation Certificates, Series 1477 (the "Multiclass PCs"). The Multiclass PCs will consist of the various "Classes" listed below. The Classes will receive principal and interest payments, in differing proportions and at differing times, from the cash flows provided by Freddie Mac "Gold PCs and "Gold Giant PCs" with interest rates of 7% per annum. This Supplement sometimes refers to the Gold PCs and Gold Giant PCs that will back the Multiclass PCs as the "PCs." Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). See "General Information - Structure of Transaction" in this Supplement.

     Freddie Mac guarantees to each "Holder" of a Multiclass PC (i) the timely payment of interest at the applicable "Class Coupon" and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in this Supplement.

     Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning April 15, 1993, on the Classes entitled to such payments. See "Payments" in this Supplement.

     This Series will involve the creation of an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool." Elections will be made to treat both REMIC Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual Classes" and, for federal income tax purposes, will be the residual interest in the Upper-Tier and Lower-Tier REMIC Pools, respectively. The other Classes will be "Regular Classes" and, for federal income tax purposes, will be the regular interests in the Upper-Tier REMIC Pool. The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.

     INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED AT THE BOTTOM OF PAGE S-2.

     THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE MULTICLASS PCS ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE MULTICLASS PCS, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE MULTICLASS PCS HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE MULTICLASS PCS ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

                                                                                                    Weighted
                                      Principal                                                     Average
                    Original          Type/                                        Final            Life at
Class               Principal         Other      Class     Interest     CUSIP      Payment          165%
1477                Amount(1)         Type(2)    Coupon    Type(2)      Number     Date(3)          PSA(4)
A.................  $18,808.652        PAC I      4.40%     FIX         312914L85  July 15,2002       1.1Yrs
B.................   20,918,240        PAC I      5.00      FIX         312914L93  September 15,2007  2.5
C.................   16,185,293        PAC I      5.40      FIX         312914M27  May 15,2010        3.5
D.................   20,506,515        PAC I      5.75      FIX         312914M35  December 15, 2012  4.5
E.................   33,778,632        PAC I      6.25      FIX         312914M43  December 15, 2015  6.0
F.................   36,096,001        PAC I      6.65      FIX         312914M50  May 15, 2018       8.0
G.................   57,470,000        PAC I      7.00      FIX         312914M68  February 15, 2021 11.0
H.................   26,050,000        PAC I      7.00      FIX         312914M76  March 15, 2022    15.0
IA.................   3,430,000       AD/LIQ      7.00      FIX         312914M84  December 15, 1997  2.5
IB.................   2,250,000        AD         7.00      FIX         312914M92  June 15, 2000      6.0
IC.................   1,720,000        AD         7.00      FIX         312914N26  January 15, 2002   8.0
ID.................  11,850,000        AD         7.00      FIX         312914N34  November 15, 2009 13.1
J..................  26,000,000        PAC I       (5)      FLT         312914N42  May 15, 2018       3.6
JA.................     (6)            NTL(PAC I) 7.00      FIX/IO      312914N59  May 15, 2018        -
K..................     (7)            NTL(PAC 1)  (5)      INV/10      312914N67  May 15, 2018        -
MA ................  14,330,000        PAC II     6.00      FIX         312914N75  October 15, 2022   3.5
MB.................   4,776,667        PAC II      (5)      FLT         312914N83  October 15, 2022   3.5
MC.................   (8)            NTL(PAC II)   (5)      INV/IO      312914N91  October 15, 2022    -
N..................  13,026,667        PAC II     7.00      FIX         312914P24  March 15, 2023    13.0
O..................  34,029,333        TAC         (5)      FLT/DLY     312914P32  March 15,2023      3.5
P..................  14,584,000        TAC         (5)      INV/DLY     312914P40  March 15,2023      3.5
S..................  24,808,000        SUP         (5)      FLT         312914P73  March 15, 2023    19.3
T..................   6,290,600        SUP         (5)      INV         312914P81  March 15, 2023    19.3
U..................   4,341,400        SUP         (5)      INV         312914P99  March 15, 2023    19.3
Z..................   8,750,000        PAC I      7.00      FIX/Z       312914Q23  March 15, 2023    21.2
R..................           0        NPR           0      NPR         312914P57  March 15,2023       -
RS.................           0        NPR           0      NPR         312914P65  March 15, 2023      -

(1)  Subject to proportionate increase as described under "Increase in Size" in this Supplement.
(2)  See "Description of Multiclass PCs--Standard Definitions and Abbreviations for Classes" on pages
     7-9 of the Multiclass PC Offering Circular.  The type of Class with which the notional principal amount of a Notional Class will be reduced is indicated in parentheses.
(3)  Determined as described under "Final Payment Dates" in this Supplement.
(4)  Determined as described under "Prepayment and Yield Analysis" in this
     Supplement, and subject to the assumptions and qualifications in that section.
     Prepayments will not occur at the assumed rate of 165% PSA or any other constant rate, and the actual weighted average lives of many Classes are likely to differ from those shown, perhaps significantly.
(5)  The J, K, MB and MC Classes will bear interest based on "LIBOR," and O and P
     Classes will bear interest based on "COFI" and the S, T, and U Classes will bear interest based on the "Prime Rate," as described under "Payments--Interest" in this Supplement.
(6)  The JA Class will not receive principal payments, will have an original notional principal amount of approximately $14,605,166 and will bear interest on its notional principal amount at its Class Coupon of 7% per annum.  The notional principal amount of the JA Class will be reduced with reductions in the principal amounts of certain of the Type I PAC Classes, as described under
     "Payments--Interest--Notional Classes" in this Supplement.
(7)  The K Class will not receive principal payments, will have an original notional principal amount of $26,000,000 and will bear interest on its notional principal amount based on LIBOR, as described under "Payments--Interest"
     in this Supplement.  The notional principal amount of the K Class will be reduced proportionately with reductions in the principal amount of the J
     Class.
(8)  The MC Class will not receive principal payments, will have an original notional principal amount of $4,776,667 and will bear interest on its notional principal amount based on LIBOR, as described under "Payments--Interest" in this Supplement.
     The notional principal amount of the MC Class will be reduced proportionately with reductions in the principal amount of the MB Class.

     The Multiclass PCs are offered by Kidder, Peabody & Co. Incorporated (the "Underwriter") from time to time in negotiated transaction at varying prices to be determined at the time of sale, plus accrued interest from March 1, 1993 on the Fixed Rate and Delay Classes and from March 15, 1993 on the Floating Rate and Inverse Floating Rate Classes other than the Delay Classes. The Multiclass PCs are offered by the Underwriter when, as and if issued, subject to delivery by Freddie Mac and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Regular Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, New York, New York, on or about March 30, 1993 (the "Closing Date").

                             Kidder, Peabody & Co.
                                  Incorporated
              Offering Circular Supplement Dated January 26, 1993

                            SERIES 1477 TERMS SHEET

     This terms sheet contains selected information for quick reference only. It is not a summary of the transaction. Investors should refer to the remainder of this Supplement for further information.

Class Coupons
     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement.
     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                       Class Coupon Subject to
                                                          Minimum       Maximum
Class  Initial Rate    Class Coupon                      Rate          Rate
J       3.525%         LIBOR + 0.4%                       0.4%         10.0%
K       6.475          9.6% - LIBOR                        0            9.6
MB      3.625          LIBOR + 0.5%                       0.5          10.0
MC      6.375          9.5% - LIBOR                        0            9.5
O*      5.508          COFI + 1%                           1           10.0
P*     10.48133        21% - (COFI x 2.3333333)            0           21.0
S       4.75           Prime Rate- 1.25%                   0           10.0
T      13.80281        37.46478%- (Prime Rate x3.943662)   0           32.5352
U      10.0            64.28571%- (Prime Rate x 5.71429)   0           10.0
_______________
* Delay Class.

See "Payments--Interest" in this Supplement.

Notional Classes

 Notional Class              Reduces With
JA.................  A, B, C, D, E and F (Type I PAC Classes)
K..................  J (Type I PAC Class)
MC.................  MB (Type II PAC Class)
See "Payments--Interest--Notional Classes" in this Supplement.

Allocation of Principal

     - Accrual Amount to IA, IB, IC and ID, in that order
     - PC Principal Amount to:
       1. Type I PAC Class to their Targeted Balances (structured at 90%-225%
          PSA), allocated:
               74.8652736482%:     A                   25.1347263518%:     J
               78.3454681648%:     B                   21.6545318352%:     J
               81.1699749248%:     C                   18.8300250752%:     J
               84.0775522755%:     D                   15.9224477245%:     J
               89.1727349525%:     E                   10.8272650475%:     J
               94.3439649765%:     F                    5.6560350235%:     J
                         100%:     G,H and Z in that order

      2. Type II PAC Classes to their Targeted Balances (structured at 110%-200%
         PSA), allocated:
           MA and MB, pro rata
           N
      3. TAC Classes (O and P), pro rata, to their Targeted Balances
         (structured at 165% PSA)
      4. S, T and U, pro rata, until retired
      5. O and P, pro rata, until retired
      6. Type II PAC Classes as in step 2 until retired
      7. Type I PAC Classes as in step 1 until H is retired
      8. IA, IB, IC, ID and Z in that order, until retired
See "Payments--Principal" in this Supplement.

Weighted Average Lives (in Years)*

                                   PSA Prepayment Assumption
                                   0%    90%     165%     225%      450%
A.............................     4.1   1.1     1.1      1.1       1.1
B.............................     9.8   2.5     2.5      2.5       2.5
C.............................    13.2   3.5     3.5      3.5       2.9
D.............................    15.6   4.5     4.5      4.5       3.3
E.............................    18.2   6.0     6.0      6.0       3.8
F.............................    20.8   8.0     8.0      8.0       4.6
G.............................    23.3  11.0    11.0     11.0       6.0
H.............................    25.1  15.0    15.0     15.0       8.1
IA............................     2.5   2.5     2.5      2.5       2.5
IB............................     6.0   6.0     6.0      6.0       6.0
IC............................     8.0   8.0     8.0      8.0       8.0
ID............................    13.1  13.1    13.1     13.1       9.8
J.............................    12.0   3.6     3.6      3.6       2.7
MA and MB.....................    26.9  13.3     3.5      3.5       2.1
N.............................    27.4  16.6    13.0      7.4       2.6
O and P.......................    28.4  21.0     3.5      3.3       1.7
S, T and U....................    29.5  27.1    19.3      2.5       0.9
Z.............................    26.3  21.2    21.2     21.2      13.4

Underlying PCs................    21.3  12.2     8.8      7.1       4.1
_________________
* Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of many Classes and of the PCs are likely to differ from those shown, perhaps significantly.

Assumed Mortgage Characteristics (as of March 1, 1993)

                   Approximate
                   Weighted Average      Approximate        Approximate
Approximate        Remaining Term        Weighted Average   Weighted Average
Principal          to Maturity           Loan Age           Per Annum
Balance            (in months)           (in months)        Interest Rate
------------      -----------------     -----------------  -------------------
$120,000,000            360                    0               7.65%
 106,666,667            359                    1               7.65
  93,333,333            357                    2               7.65
  40,000,000            354                    3               7.65
  40,000,000            352                    4               7.65
-------------
$400,000,000            358*                   1*
==============
---------------
*Weighted average by principal balance.

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages will differ from the weighted averages shown above, perhaps significantly. See "General Information--The Mortgages" in this Supplement.

Exhibit II-Series 1876 Offering Circular Supplement Cover Page and Terms Sheet

Offering Circular Supplement
(To Offering Circular Dated October 1, 1995)                            Freddie
$605,000,000                                                            Mac
Federal Home Loan Mortgage Corporation
Multiclass Mortgage Participation Certificates and Modifiable and Combinable REMIC Certificates, Series 1876

     The Federal Home Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage Participation certificates of the above Series (the "Multiclass PCs"). The Multiclass PCs will consist of the "Classes" listed below. The Classes will receive payments from the cash flows provided by the following Freddie Mac "Gold PCs" and/or "Gold Giant PCs" (the "Assets"), having the principal amounts indicated below (each, an "Asset Group"):
Group 1 Assets:                              Group 3 Assets:
-$200,000,000 of 7.0% per annum 7-year      -$255,000,000 of 7.0% per annum PCs
  Balloon/Reset PCs
Group 2 Assets:
- $150,000,000 of 7.5% per annum 7-year
  Balloon/Reset PCs

     The Gold PCs and/or Gold Giant PCs constituting each Asset Group are referred to as the "PCs." Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). All of the Mortgages underlying the Group 1 and Group 2 Assets will be 7-year Balloon/Reset Mortgages (as described in this Supplement). All of the Mortgages underlying the Group 3 Assets will have original terms to maturity of 360 months or less. See "General Information-Structure of Transaction" and "-The Mortgages" in this Supplement.
     Certain of the Classes of Multiclass PCs of this Series may, upon notice and payment of an exchange fee, be exchanged for a Class or Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") as provided in this Supplement. Each MACR Certificate issued in such an exchange will represent a proportionate beneficial ownership interest in, and will be entitled to receive a proportionate amount of the cash flow from, the related Class or Classes of Multiclass PCs. The characteristics of the MACR classes are set forth in Appendix 1 to this Supplement. As used in this Supplement, unless the context requires otherwise, the term
"Securities" includes Multiclass PCs and MACR Certificates and the term "Classes" includes the Classes of Multiclass PCs and the MACR Classes. See "Modification and Combination" in this Supplement and Appendix 1 to this Supplement.
     Freddie Mac guarantees to each "Holder" of a Security (i) the timely payment of interest at the applicable "Class Coupon" and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement.
     Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning September 15, 1996, on the Classes entitled to such payments. See "Payments" in this Supplement.
     The Series will involve the creation of a single "REMIC Pool." An election will be made to treat the REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The R Class will be a "Residual Class" and the other Classes of Multiclass PCs will be "Regular Classes." The R Class will be subject to transfer restrictions.
See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.
     The risks associated with the Securities may make them unsuitable for some investors. See page S-2 and "Prepayment and Yield Analysis" in this Supplement.
     Investors should read this Supplement in conjunction with the documents listed at the bottom of page S-2.
     The obligations of Freddie Mac under its guarantees of the Securities are obligations of Freddie Mac only. The Securities, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentatiliy of the United States other than Freddie Mac. Income on the Securities has no exemption under federal law from federal, state or local taxation. The Securities are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.


___________________________________________________________________________________________________________________________________
                    Original                                                                                       Weighted Average
Class of            Principal         Principal or     Class     Interest       CUSIP          Final               Life Under
MultiClass Pcs(1)   Amount (2)        Other Type(3)    Coupon    Type(3)        Number         Payment Date        Scenario III
FA                  175,000,000       PT               (6)       FLT            3133T7MU0      September 15, 2003     4.5 Yrs.
SA                   25,000,000       PT               (6)       INV            3133T7N88      September 15, 2003     4.5
FB                  140,625,000       PT               (6)       FLT            3133T7MV8      September 15, 2003     4.4
K                     9,375,000       T                0.00      PO             3133T7MX4      September 15, 2003     4.4
SB                  140,625,000       NTL(PT)          (6)       INV/IO         3133T7N96      September 15, 2003      --
A                    50,580,645       CPT              7.75%     FIX            3133T7MP1      August 15, 2026        5.3
             B 8,992,688 CPT 0.00 PO 3133T7MQ9 August 15, 2026 9.5
PA                   38,600,000       PAC              7.00      FIX            3133T7MY2      April 15, 2016         3.0
PB                   25,600,000       PAC              7.00      FIX            3133T7MZ9      October 15, 2019       5.5
PC                   31,300,000       PAC              7.00      FIX            3133T7N21      January 15, 2023       8.0
PD                   23,100,000       PAC              7.00      FIX            3133T7N39      November 15, 2024     10.9
PE                   18,800,000       PAC              7.00      FIX            3133T7N47      February 15, 2026     15.0
PG                    8,000,000       PAC              7.00      FIX            3133T7N54      August 15, 2026       21.7
C                     6,300,000       SUP              7.50      FIX            3133T7MR7      August 15,2024         1.5
D                     5,900,000       SUP              7.50      FIX            3133T7MS5      December 15, 2024      4.0
E                     5,200,000       SUP              7.50      FIX            3133T7MT3      March 15, 2025        10.9
G                    32,626,667       SUP              7.50      FIX            3133T7MW6      August 15, 2026       21.6
R                             0       NPR              0.00      NPR            3133T7N70      August 15, 2026         --
___________________________________________________________________________________________________________________________________

(1)  The MACR Classes are shown on Appendix 1 to this Supplement.
(2)  The amount shown for the Notional Class is its original notional principal amount and does not represent principal that will be paid: see "Payments--Interest" in this Supplement.
(3)  See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering
     Circular.  The type of Class with which the notional principal amount of the Notion Class will be reduced is indicated in parentheses.
(4)  See "Final Payment Dates" in this Supplement.
(5)  Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section.  Prepayments will not occur at the percentages of PSA assumed under the scenario indicated
     above or any other prescribed rate, and the actual weighted average lives of any or all of the Classes are likely to differ from those shown, perhaps significantly.  See page S-5 for the PSA Prepayment Scenarios used in this Supplement.
(6)  The Floating Rate and Inverse Floating Rate Classes will bear interest as described under "Terms Sheet--Class Coupons" in this
     Supplement.

     The Securities are offered by Salomon Brothers Inc. (the "Underwriter") from time to time in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from August 1, 1996 on the Fixed Rate Classes and from August 15, 1996 on the Floating Rate and Inverse
Floating Rate Classes. The Securities are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part. It is expected that the Regular Classes and MACR Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, on or about August 30, 1996 (the "Closing Date").

                              Salomon Brothers Inc.
         The Date of this Offering Circular Supplement is July 22, 1996

                                  TERMS SHEET

     This Terms Sheet contains elected information about this Series. Investors should refer to the remainder of this Supplement for further information.

Modification and Combination

     Holders of certain of the Regular Classes of MultiClass PCs will be entitled, upon notice and payment of an exchange fee, to exchange all or a portion of such Classes for proportionate interests in the related MACR Class or Classes shown on Appendix 1 to this Supplement. The Holders of MACR Classes will be entitled to receive payments from the related Class or Classes of Multiclass PCs. Holders of MACR Classes will be entitled to exchange all or any portion of such MACR Classes for proportionate interests in the related Multiclass PCs. See "Modification and Combination" in this Supplement. Appendix 1 shows the combinations of the Classes of Multiclass PCs and the related MACR Classes.

Class Coupons

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement or on Appendix 1 to this Supplement.

     The B, K and PI Classes will be Principal Only Classes and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

Multiclass PCs

                                                   Class Coupon Subject to
Class       Initial Rate*   Class Coupon         Minimum Rate   Maximum Rate
FA             5.90%        LIBOR + 0.40%           0.40%          8.0%
FB             5.93         LIBOR + 0.43%           0.43%          8.0%
SA            14.70         53.2% - (LIBOR x7)      0             53.2
SB             2.07          7.57% - LIBOR          0              7.57


MACR Certificates

                                                      Class Coupon Subject to
Class       Initial Rate*   Class Coupon            Minimum Rate   Maximum Rate
SI and SK      2.10%        7.6% - LIBOR               0%            7.6%
SJ             5.25         19.0% - (LIBOR x 2.5)      0            19.0
SL            31.05         133.55% - (LIBOR x 15)     0           113.55

__________________________
* Initial Rate will be in effect during first Accrual Period; Class Coupon will adjust monthly thereafter.

See "Payments--Interest" in this Supplement and "Description of Multiclass PCs--Interest Rate Indices" in the Multiclass PC Offering Circular.

Notional Classes
                               Original Notional
                      Class    Principal Amount    Reduces Proportionately with

   Multiclass PCs      SB        $140,625,000      FB (Pass-Through Class)

   MACR Classes        SI         175,000,000      PI (Pass-Through Class)
                       SK         112,500,000      SJ (Pass-Through Class)

See "Payments--Interest--Notional Classes" in this Supplement.

Allocation of Principal
   Multiclass PCs

     On each Payment Date, Freddie Mac will pay:

Pass-Through   -    The "Group 1 Asset Principal Amount" for that Payment Date to FA and SA, pro rata, until retired

               - The "Group 2 Asset Principal Amount" for that Payment Date to FB and K, pro rata, until retired

               - The "Group 3 Asset Principal Amount" for that Payment Date in the following order of priority.

PAC            1.   To the PAC Classes and Components, until reduced to their
                    "Targeted Balances" for that Payment Date, allocated as follows:

                    A-1 and B-1, pro rata
                    PA, PB, PC, PD, PE and PG, in that order

Scheduled      2.   To A-2 and B-2, pro rata, until reduced to their Targeted
                    Balances for that Payment Date

Support        3.   Concurrently:

                    (a)  6.6666660448% to B-3, until retired
                    (b) 93.3333339552% to C, D, E and G, in that order, until retired

Scheduled     4.   To A-2 and B-2, pro rata, until retired

PAC           5.    To the PAC Classes and Components, allocated as described
                    in step 1 but without regard to their Targeted Balances, until retired

     The Targeted Balances (shown under "Payments--Principal--Targeted Balances Schedules" in this Supplement) were structured as follows:

                                                       Structuring Range
             PAC Classes and Components                 80% - 260% PSA
             Scheduled Components                      115% - 150% PSA

  MACR Classes

     On any Payment Date when payments of principal are to be allocated from Multiclass PCs to MACR Certificates, such payments will be allocated from the applicable Class or Classes of Multiclass PCs to the related MACR Class that is entitled to principal payments.

     See "Payments--Principal" and "Prepayment and Yield Analysis" in this Supplement.

PSA Prepayment Scenarios

     This Supplement uses the following prepayment scenarios:

                                                     PSA Prepayment Scenarios*
Multiclass PCs/MACR Classes/Asset Group              I   II    III   IV    V
FA and SA/PI, SI, SJ and SK/Group I                  0%  100%  250%  350%  500%
FB, K and SB/SL/Group 2                              0   100   270   350   500
A, B, C, D, E, G, PA, PB, PC, PD, PE, PG (Group 3)   0    75   140   300   500
__________________
* Expressed as percentages of PSA. See "Prepayment and Yield Analysis-- General--PSA Model" in this Supplement.

Component Classes

          Designation         Original Principal Amount       Principal Type*
          A-1                      $14,000,000                    PAC
          A-2                       36,580,645                    SCH
                                   -------------
                                   $50,580,645
                                   =============

          B-1                      $ 1,500,000                    PAC
          B-2                        3,919,355                    SCH
          B-3                        3,573,333                    SUP
                                   -------------
                                    $ 8,992,688
                                   =============

*    See "Description of Multiclass PCs--Standard Definitions and
     Abbreviations for Classes" in the Multiclass PC Offering Circular.

See "Payments--Principal--Component Classes" in this Supplement.

Weighted Average Lives (in years)*

                                                  PSA Prepayment Scenario
                                            I       II      III    IV     V
     A                                      20.3    12.0    5.3    2.7    1.6
     B                                      23.7    17.0    9.5    2.2    1.3
     C                                      27.8    20.5    1.5    0.3    0.2
     D                                      28.1    21.6    4.0    0.8    0.4
     E                                      28.4    22.7   10.9    1.1    0.6
     FA, PI, SA, SJ and Group 1 Assets       6.8     5.6    4.5    4.0    3.3
     FB, K, SL and Group 2 Assets            6.8     5.6    4.4    4.0    3.3
     G                                      29.3    26.1   21.6    2.1    1.2
     PA                                     12.0     3.1    3.0    3.0    2.5
     PB                                     17.4     5.7    5.5    5.3    3.4
     PC                                     20.6     8.3    8.0    7.1    4.4
     PD                                     22.9    11.1   10.9    9.6    5.9
     PE                                     24.4    15.0   15.0   13.2    8.1
     PG                                     25.4    21.7   21.7   19.8   12.6
     Group 3 Assets                         21.3    12.6    9.3    5.3    3.3
___________________
* Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

Assumed Mortgage Characteristics (as of August 1, 1996)

                                   Remaining Term
                                    to Maturity      Loan Age      Per Annum
Asset Group    Principal Balance    (in Months)      (in Months)  Interest Rate
     1         $200,000,000             81                3           7.50%
     2          150,000,000             81                3           8.0
     3          255,000,000            350                8           7.55

     Each Mortgage underlying the Group 1 and Group 2 Assets is a 7-year Balloon/Reset Mortgage and provides for level monthly payments based on an amortization schedule of up to 30 years at origination, with a lump sum payment equal to its remaining principal balance due at maturity. The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information--The Mortgages" in this Supplement.
                                                            APPENDIX 1

                             AVAILABLE COMBINATIONS

                           MULTICLASS PCS                                               MACR CERTIFICATES
------------------------------------------------------------------     --------------------------------------------------
                            ORIGINAL
                          PRINCIPAL OR
                            NOTIONAL                                               MAXIMUM ORIGINAL
                           PRINCIPAL                                   MACR     PRINCIPAL OR NOTIONAL         EXCHANGE
        CLASS              AMOUNT(1)       EXCHANGE PROPORTIONS(2)     CLASS    PRINCIPAL AMOUNT(1)(3)     PROPORTIONS(2)
----------------------    ------------     -----------------------     ----     ----------------------     --------------
COMBINATION 1
A                         $ 56,474,000       39.2729558751%             C            $143,798,700                100%
B                           87,324,700       60.7270441249
COMBINATION 2
PO                        $  7,616,843       100%                       SG           $  7,616,843                100%
SC                          40,623,157        (8)
COMBINATION 3
FB                        $ 40,623,157       84.2105244610%             E            $ 48,240,000                100%
PO                           7,616,843       15.7894755390
SC                          40,623,157        (8)
COMBINATION 4
D                         $ 26,113,000       100%                       DA           $ 26,113,000                N/A
                                                                        DB             26,113,000                N/A
                                                                        DC             26,113,000                N/A
                                                                        DD             26,113,000                N/A
                                                                        DE             26,113,000                N/A
                                                                        DF             26,113,000                N/A
                                                                        DG             25,321,696                N/A
                                                                        DH             24,576,941                N/A
                                                                        DJ             23,211,555                N/A
                                                                        DK             21,989,894                N/A
                                                                        DL             20,890,400                N/A
                                                                        DI             26,113,000                N/A
                                                                        DP             26,113,000                N/A
COMBINATION 5
FQ                        $  9,510,000       83.3333333333%             H            $ 11,412,000                100%
SQ                           1,902,000       16.6666666667
COMBINATION 6
FC                        $ 13,287,555       77.7777745259%             J            $ 17,084,000                100%
SD                           3,796,445       22.2222254741
COMBINATION 7
PA                        $  6,277,178       100%                       SH           $  6,277,178                100%
SE                           6,277,178        (9)
COMBINATION 8
FA                        $ 15,169,722       83.3333305866%             G            $ 18,203,667                100%
SA                           3,033,945       16.6666694134

                                                                 MACR CERTIFICATES
                        --------------------------------------------------------------------------------------------------
                                                                                                         WEIGHTED AVERAGE
                        PRINCIPAL OR      CLASS      INTEREST      CUSIP                                    LIFE UNDER
        CLASS           OTHER TYPE(4)     COUPON     TYPE(4)       NUMBER      FINAL PAYMENT DATE(5)     SCENARIO III(6)
----------------------  -------------     ------     -------     ----------    ---------------------     ----------------
COMBINATION 1
A                           TAC            6.75%       FIX       3133T8 J W 8    November 15, 2023              4.2Yrs
B
COMBINATION 2
PO                          SUP            (7)         INV       3133T8 L 3 9       March 15, 2024             10.0
SC
COMBINATION 3
FB                          SUP            8.00%       FIX       3133T8 K D 8       March 15, 2024             10.0
PO
SC
COMBINATION 4
D                           SEQ            6.00%       FIX       3133T8 J Y 4    November 15, 2024             12.0
                            SEQ            6.50        FIX       3133T8 J Z 1    November 15, 2024             12.0
                            SEQ            7.00        FIX       3133T8 K 2 2    November 15, 2024             12.0
                            SEQ            7.25        FIX       3133T8 K 3 0    November 15, 2024             12.0
                            SEQ            7.50        FIX       3133T8 K 4 8    November 15, 2024             12.0
                            SEQ            7.75        FIX       3133T8 K 5 5    November 15, 2024             12.0
                            SEQ            8.25        FIX       3133T8 K 6 3    November 15, 2024             12.0
                            SEQ            8.50        FIX       3133T8 K 7 1    November 15, 2024             12.0
                            SEQ            9.00        FIX       3133T8 K 9 7    November 15, 2024             12.0
                            SEQ            9.50        FIX       3133T8 K A 4    November 15, 2024             12.0
                            SEQ           10.00        FIX       3133T8 K B 2    November 15, 2024             12.0
                         NTL(SEQ)          8.00      FIX/IO      3133T8 K 8 9    November 15, 2024               --
                            SEQ            0.00        PO        3133T8 K C 0    November 15, 2024             12.0
COMBINATION 5
FQ                          SUP            7.50        FIX       3133T8 K L 0         May 15, 2026             10.2
SQ
COMBINATION 6
FC                          SUP            7.00        FIX       3133T8 K P 1    November 15, 2026             21.8
SD
COMBINATION 7
PA                         SC/PT           (7)       INV/DLY     3133T8 L 4 7       March 15, 2023             14.8
SE
COMBINATION 8
FA                         SC/PT           7.50        FIX       3133T8 K K 2      August 15, 2026             20.7
SA

---------------
(1) Subject to increase as described under "Increase in Size" in this Supplement.
(2) Exchange proportions shown are constant proportions of the original principal amounts of the related Classes of Multiclass PCs or MACR Certificates. In accordance with the exchange proportions, Multiclass PCs may be exchanged for MACR Certificates, and vice versa. In the case of Combination 4, one or more related MACR Classes also may be exchanged for other related MACR Classes. See "Modification and Combination" in this Supplement for the constraints applicable to and examples of such exhanges.
(3) The amount shown for each MACR Class represents the maximum original principal or notional principal amount of that Class, considered individually and without regard to the amounts shown for the other Classes. The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see
    "Payments -- Interest" in this Supplement. The aggregate original principal amount of all the Classes shown in the table (other than the Notional Classes) will be $271,128,545.
(4) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which the notional principal amount of a Notional Class will be reduced is indicated in parentheses.
(5) See "Final Payment Dates" in this Supplement.
(6) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the percentages of PSA assumed under the scenario indicated above or any other prescribed rate, and the actual weighted average lives of any or all of the MACR Classes are likely to differ from those shown, perhaps significantly. See page S-7 of this Supplement for the PSA Prepayment Scenarios used in this Supplement.
(7) Class Coupon is calculated as set forth under "Terms Sheet -- Class Coupons" in this Supplement.
(8) Original notional principal amount of the SC Class being exchanged equals
    5.3333325894 times the original principal amount of the PO Class being exchanged.
(9) Original notional principal amount of the SE Class being exchanged equals the original principal amount of the PA Class being exchanged.

----------------------------------------------------------
----------------------------------------------------------

THIS SUPPLEMENT, TOGETHER WITH THE MULTICLASS PC OFFERING CIRCULAR, CONSTITUTES AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY. FREDDIE MAC HAS NOT AUTHORIZED ANY BROKER, DEALER OR SALESPERSON, OR ANYONE ELSE, TO MAKE ANY STATEMENTS, WRITTEN OR ORAL, IN CONNECTION WITH THE OFFER, EXCEPT FOR THOSE CONTAINED IN THIS SUPPLEMENT AND IN THE OTHER DOCUMENTS AND SOURCES OF INFORMATION PREPARED BY FREDDIE MAC THAT ARE LISTED ON PAGE S-2 AND UNDER "GENERAL INFORMATION -- ADDITIONAL INFORMATION." INVESTORS MUST NOT RELY ON ANY OTHER STATEMENTS AS HAVING BEEN AUTHORIZED BY EITHER FREDDIE MAC OR THE UNDERWRITER. THIS SUPPLEMENT AND THE MULTICLASS PC OFFERING CIRCULAR DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR WHERE THE PERSON MAKING SUCH AN OFFER OR SOLICITATION WOULD NOT BE QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FREDDIE MAC MAKES NO REPRESENTATION THAT THE STATEMENTS IN THIS SUPPLEMENT OR ANY OTHER DOCUMENT WILL BE CORRECT AT ANY TIME AFTER THE DATE OF SUCH DOCUMENT, EVEN THOUGH DELIVERY OF THE DOCUMENT AND THE SALE OF THE SECURITIES TAKE PLACE ON A LATER DATE.

                            ------------------------

                               TABLE OF CONTENTS

                     DESCRIPTION                       PAGE
-----------------------------------------------------  ----
               OFFERING CIRCULAR SUPPLEMENT
Terms Sheet..........................................   S-3
General Information..................................  S-10
    Multiclass PC Agreement..........................  S-10
    Form of Securities...............................  S-10
    Holders..........................................  S-10
    Structure of Transaction.........................  S-10
    The Mortgages....................................  S-11
    Additional Information...........................  S-11
Redemption and Exchange..............................  S-12
Modification and Combination.........................  S-13
Payments.............................................  S-15
    Payment Dates; Record Dates......................  S-15
    Method of Payment................................  S-15
    Interest.........................................  S-15
    Principal........................................  S-16
    Class Factors....................................  S-25
    Guarantees.......................................  S-25
    Optional Redemption..............................  S-25
    Residual Proceeds................................  S-26
Prepayment and Yield Analysis........................  S-26
    General..........................................  S-26
    Prepayment and Weighted Average Life
      Considerations.................................  S-28
    Yield Considerations.............................  S-38
    Value of the Call Classes........................  S-45
Final Payment Dates..................................  S-45
Certain Federal Income Tax Consequences..............  S-45
    General..........................................  S-45
    Regular Classes..................................  S-46
    Residual Classes.................................  S-46
    MACR Classes.....................................  S-47
    CPCs.............................................  S-49
    Exchanges........................................  S-51
Legal Investment Considerations......................  S-52
ERISA Considerations.................................  S-52
    Multiclass PCs and MACR Certificates.............  S-52
    CPCs.............................................  S-52
Liquid Asset Class...................................  S-52
Plan of Distribution.................................  S-53
Increase in Size.....................................  S-53
Legal Matters........................................  S-53
Exhibit I -- Series 1477 Offering Circular Supplement
  Cover Page and Terms Sheet.........................  S-54
Exhibit II -- Series 1876 Offering Circular
  Supplement Cover Page and Terms Sheet..............  S-57
Appendix 1 -- Available Combinations.................   A-1
              MULTICLASS PC OFFERING CIRCULAR
Offering Circular Summary............................     3
Federal Home Loan Mortgage Corporation...............     7
Availability of Information and Incorporation by
  Reference..........................................     7
Description of Multiclass PCs........................     7
The Multiclass PC Agreement..........................    21
Certain Federal Income Tax Consequences..............    23
ERISA Considerations.................................    32
Legal Investment Considerations......................    33

----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------

                                  $824,480,845
                               FEDERAL HOME LOAN
                              MORTGAGE CORPORATION

                              MULTICLASS MORTGAGE
                          PARTICIPATION CERTIFICATES,
                       CALLABLE PASS-THROUGH CERTIFICATES
                                 AND MODIFIABLE
                                 AND COMBINABLE
                              REMIC CERTIFICATES,
                                  SERIES 1910

                              [FREDDIE MAC LOGO]

                            BEAR, STEARNS & CO. INC.
                          OFFERING CIRCULAR SUPPLEMENT
                             DATED OCTOBER 15, 1996

----------------------------------------------------------
----------------------------------------------------------

OFFERING CIRCULAR DATED OCTOBER 1, 1995

FEDERAL HOME LOAN
MORTGAGE CORPORATION                                          [FREDDIE MAC LOGO]
MULTICLASS MORTGAGE PARTICIPATION CERTIFICATES
(ISSUABLE IN SERIES)

    The Federal Home Loan Mortgage Corporation ("Freddie Mac") from time to time will offer Multiclass Mortgage Participation Certificates ("Multiclass PCs") in "Series" by means of this Offering Circular and a separate Offering Circular Supplement (a "Supplement") for each Series. Each Series will consist of two or more "Classes." The Classes of each Series will receive principal and interest payments from the cash flows provided, directly or indirectly, by Freddie Mac "PCs." Underlying the PCs will be pools of first lien, residential mortgages and mortgage participations that Freddie Mac has acquired ("Mortgages").

    PCs include "Gold PCs," "Original PCs," "ARM PCs," "Gold Giant PCs," "Original Giant PCs" and "ARM Giant PCs." Gold PCs, Original PCs and ARM PCs represent undivided interests in discrete pools consisting of Mortgages. Gold Giant PCs, Original Giant PCs and ARM Giant PCs represent beneficial ownership interests in discrete pools typically consisting of Gold PCs, Original PCs and ARM PCs, respectively.

    Freddie Mac guarantees to each "Holder" of a Multiclass PC (i) the timely payment of interest at the applicable Multiclass PC interest rate ("Class Coupon") or as otherwise described in the applicable Supplement and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in the applicable Supplement. Freddie Mac also guarantees the payment of interest and principal on all PCs. See "Description of Multiclass PCs -- Guarantees."

    Freddie Mac will make interest and principal payments on the Classes of each Series entitled to such payments on each "Payment Date," as described in the applicable Supplement. Payments on the PCs underlying each Series, together with any other assets described in the applicable Supplement, will be sufficient to make timely payments of interest required to be paid on the Multiclass PCs of that Series and to retire each Class of that Series on or before its "Final Payment Date." The rate of principal payments on each Class of each Series will depend in part on the rate of principal payments (including prepayments) on the related Mortgages.

    Each Series will be either a "Single-Tier Series" or a "Double-Tier Series." In a Single-Tier Series, each Class will represent a beneficial ownership interest in a single "REMIC Pool," including PCs or securities backed by PCs. In a Double-Tier Series, each Class will represent a beneficial ownership interest in one of two REMIC Pools, called the "Upper-Tier REMIC Pool" and the "Lower-Tier REMIC Pool." The assets of the Upper-Tier REMIC Pool will include one or more securities ("Mortgage Securities") representing "regular interests" in the related Lower-Tier REMIC Pool, and the Lower-Tier REMIC Pool will include PCs or securities backed by PCs. Any REMIC Pool may also include cash or other eligible assets.

    An election will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The "Regular Classes" of each Series will constitute "regular interests" in a REMIC for federal income tax purposes. A single "Residual Class" constituting the "residual interest" in a REMIC for federal income tax purposes will be created for each REMIC Pool. Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences."

    Unless otherwise specified in the applicable Supplement, Regular Classes will be sold in book-entry form only. Residual Classes will be sold in registered, certificated form only. See "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers."

                            ------------------------

    This Offering Circular should be read in conjunction with the Supplement applicable to each Series and the additional documents specified in that Supplement. See "Availability of Information and Incorporation by Reference."

                            ------------------------

    THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE MULTICLASS PCS ARE OBLIGATIONS OF FREDDIE MAC ONLY. MULTICLASS PCS, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE MULTICLASS PCS HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE MULTICLASS PCS ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

    THIS OFFERING CIRCULAR MAY NOT BE USED TO CONSUMMATE SALES OF MULTICLASS PCS UNLESS ACCOMPANIED BY THE APPLICABLE SUPPLEMENT.

     THIS OFFERING CIRCULAR, TOGETHER WITH THE SUPPLEMENT FOR EACH SERIES, CONSTITUTES AN OFFER TO SELL ONLY THAT SERIES. FREDDIE MAC HAS NOT AUTHORIZED ANY BROKER, DEALER OR SALESPERSON, OR ANYONE ELSE, TO MAKE ANY STATEMENTS, WRITTEN OR ORAL, IN CONNECTION WITH ANY SUCH OFFER, EXCEPT FOR THOSE CONTAINED IN THIS OFFERING CIRCULAR, IN THE APPLICABLE SUPPLEMENT AND IN THE OTHER DOCUMENTS AND SOURCES OF INFORMATION PREPARED BY FREDDIE MAC THAT ARE SPECIFIED IN THAT SUPPLEMENT. INVESTORS MUST NOT RELY ON ANY OTHER STATEMENTS AS HAVING BEEN AUTHORIZED BY FREDDIE MAC. NEITHER THIS OFFERING CIRCULAR NOR ANY SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY MULTICLASS PCS BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR WHERE THE PERSON MAKING SUCH AN OFFER OR SOLICITATION WOULD NOT BE QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FREDDIE MAC MAKES NO REPRESENTATION THAT THE STATEMENTS IN THIS OFFERING CIRCULAR, ANY SUPPLEMENT OR ANY OTHER DOCUMENT WILL BE CORRECT AT ANY TIME AFTER THE DATE OF SUCH DOCUMENT, EVEN THOUGH DELIVERY OF THE DOCUMENT AND THE SALE OF THE MULTICLASS PCS TAKE PLACE ON A LATER DATE.

                               TABLE OF CONTENTS

                                     DESCRIPTION                                         PAGE
--------------------------------------------------------------------------------------   ----
Offering Circular Summary.............................................................     3
Federal Home Loan Mortgage Corporation................................................     7
Availability of Information and Incorporation by Reference............................     7
Description of Multiclass PCs.........................................................     7
     General..........................................................................     7
     Standard Definitions and Abbreviations for Classes...............................     8
     Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers.........    11
     REMIC Pool Assets................................................................    13
     Class Factors....................................................................    15
     Payments of Interest.............................................................    15
     Interest Rate Indices............................................................    15
     Payments of Principal............................................................    19
     Residual Classes.................................................................    20
     Guarantees.......................................................................    20
     Optional Redemption..............................................................    20
The Multiclass PC Agreement...........................................................    21
     Transfer of Assets to REMIC Pool.................................................    21
     Certain Matters Regarding Freddie Mac............................................    21
     Voting Under Any PC or Giant PC Agreement........................................    22
     Events of Default................................................................    22
     Rights Upon Event of Default.....................................................    22
     Amendment........................................................................    22
     Governing Law....................................................................    23
Certain Federal Income Tax Consequences...............................................    23
     General..........................................................................    23
     REMIC Election...................................................................    23
     Status of Multiclass PCs.........................................................    23
     Taxation of Regular Classes......................................................    24
     Taxation of Residual Classes.....................................................    27
     Sale or Exchange of Multiclass PCs...............................................    29
     Transfers of Interests in a Residual Class.......................................    29
     Treatment of Servicing Compensation..............................................    31
     Taxation of Certain Foreign Investors............................................    31
     Backup Withholding...............................................................    32
     Reporting and Administrative Matters.............................................    32
ERISA Considerations..................................................................    32
Legal Investment Considerations.......................................................    33

                            OFFERING CIRCULAR SUMMARY

     The summary information below is qualified in its entirety by reference to the information appearing elsewhere in this Offering Circular and by reference to the information regarding each Series of Multiclass PCs contained in the related Supplement.

SELLER AND GUARANTOR.......  The Federal Home Loan Mortgage Corporation, a
                               shareholder-owned government-sponsored
                               enterprise.

THE MULTICLASS PCS.........  Freddie Mac will create the Multiclass PCs of each
                               Series under a Multiclass Mortgage Participation Certificate Agreement dated as of October 1, 1995, as supplemented by a Terms Supplement relating to each Series (together, the "Multiclass PC Agreement"). The Multiclass PCs of each Single-Tier Series will represent beneficial ownership interests in the related REMIC Pool formed by Freddie Mac under the Multiclass PC Agreement. In the case of a Double-Tier Series,
                               (i) the Classes issued in respect of the related Lower-Tier REMIC Pool (the "Lower-Tier Classes") will represent beneficial ownership interests in that Pool, (ii) one or more Lower-Tier Classes, representing "regular interests" in that Pool, will constitute the Mortgage Securities for the related Upper-Tier REMIC Pool and (iii) the Classes issued in respect of the Upper-Tier REMIC Pool (the "Upper-Tier Classes") will represent beneficial ownership interests in that Pool. In a Double-Tier Series, the Multiclass PCs include all of the Upper-Tier Classes plus the Residual Class issued in respect of the Lower-Tier REMIC Pool.

REMIC POOL ASSETS..........  Various PCs or other securities created or acquired by Freddie Mac having the characteristics described under "Description of Multiclass
                               PCs -- REMIC Pool Assets" in this Offering
                               Circular and, as to a particular Series, in the related Supplement. The Mortgages underlying such PCs or other securities will be first lien, residential mortgages, including whole mortgage loans and/or mortgage participation interests. PCs include Gold PCs, Original PCs, ARM PCs, Gold Giant PCs, Original Giant PCs and ARM Giant PCs. The Mortgages in each pool underlying a PC will be entirely conventional Mortgages or entirely Mortgages insured by the Federal Housing Administration and/or partially guaranteed by the Department of Veterans Affairs.

FORM OF MULTICLASS PCS.....  Unless otherwise specified in the related
                               Supplement, the Regular Classes of each Series will be issued and maintained, and may be transferred by Holders, only on the book-entry system of the Federal Reserve Banks. Regular Classes maintained on such book-entry system may be held of record only by entities eligible to maintain book-entry accounts with a Federal Reserve Bank. If a Series includes one or more "Retail Classes," each such Class will be represented by one or more certificates held by or on behalf of The Depository Trust Company or its successor (the "Depository"), unless otherwise provided in the related Supplement. The Depository will maintain each such Class through its book-entry facilities. The Residual Class for each REMIC Pool, and certain Regular Classes if so provided in the related Supplement, will be issued in registered, certificated form. Residual Classes and such Regular Classes ("Certificated Regular Classes") will be transferable and exchangeable at the office of Texas Commerce Bank National Association or its successor (the "Registrar").

HOLDERS....................   The term "Holders" means (i) in the case
                              of a Regular Class maintained on the Federal
                              Reserve Banks' book-entry system, the entities that appear on the book-entry records of a Federal
                              Reserve Bank as holders of that Class, (ii) in the case of a Retail Class, the Depository or its nominee and (iii) in the case of a Residual Class or a Certificated Regular Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class.

                             A Holder of a Multiclass PC is not necessarily the
                               beneficial owner of such Multiclass PC.
                               Beneficial owners ordinarily will hold Regular Classes, and may hold Residual Classes, through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not also the beneficial owner of a Multiclass PC, and each other financial intermediary in the chain to the beneficial owner, will be responsible for establishing and maintaining accounts for their customers and for remitting payments to those accounts. See "Description of Multiclass
                               PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers."

MINIMUM PRINCIPAL AMOUNTS
  AND TRANSFERS............  Unless otherwise provided in the applicable
                               Supplement, (i) Regular Classes (other than
                               Retail Classes) will be issued and must be maintained and transferred in minimum original principal (or minimum original notional principal) amounts of $1 and additional increments of $1 and (ii) Residual Classes will be issued and must be maintained and transferred in minimum original principal (or minimum original notional principal) amounts of $1,000 and additional increments of $1 or, in the case of a Residual Class without an original principal (or original notional principal) amount, in minimum percentage interests of 1% in the residual interest in the related REMIC Pool. See "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers."

PAYMENT DATES..............  Unless otherwise provided in the applicable
                               Supplement, Freddie Mac will pay principal and interest to Holders of Multiclass PCs of each Series entitled to such payments on the 15th of each month specified in the related Supplement or, if the 15th is not a "Business Day," on the next Business Day (a "Payment Date"), beginning on the date specified in the related Supplement. For this purpose, "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve Bank of New York (or other agent acting as Freddie Mac's fiscal agent) or, as to Residual and any Certificated Regular Classes, the Registrar is authorized or obligated by law or executive order to remain closed, (iii) as to any Holder of a Multiclass PC issued in book-entry form, a day on which the Federal Reserve Bank at which such Holder's account is maintained is authorized or obligated by law or executive order to remain closed, (iv) a day on which the offices of the federal government located in the District of Columbia generally are closed for business or (v) a day on which the offices of Freddie Mac are closed.

METHOD OF PAYMENT..........  Unless otherwise provided in the applicable
                               Supplement, a Federal Reserve Bank will credit payments on each Payment Date to the accounts of Holders of Regular Classes maintained on the Federal Reserve Banks' book-entry system. Each Holder, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

                            Unless otherwise provided in the
                              applicable Supplement, the Registrar will make payments on a Retail Class to the Depository in immediately available funds. The Depository will be responsible for crediting payments to the accounts of the appropriate Depository participants in accordance with the Depository's normal procedures. Each Depository participant, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

                             The Registrar will mail payments on a Residual
                               Class or a Certificated Regular Class by check to the addresses of the Holders of such Class, as they appear on the Registrar's records, or, if specified in the related Supplement, by wire transfer to such Holders, in either case not later than the applicable Payment Date. However, a Holder will receive (i) the final payment of principal, if any, on a Residual Class only upon presentation of the Holder's certificate to the Registrar for notation of such payment and (ii) the final payment on a Residual Class or a Certificated Regular Class only upon surrender of the Holder's certificate to the Registrar. See "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers."

INTEREST...................  Interest will accrue on each Class of each Series at its applicable Class Coupon (which may be zero) or as otherwise described in the related Supplement and will be paid on each Payment Date, except for interest on any "Accrual Classes" or "Partial Accrual Classes" contained in such Series. Interest on each Accrual Class or Partial Accrual Class will be paid to the extent, if any, provided in the related Supplement. The amount of any interest accrued and not paid on any Accrual Class or Partial Accrual Class will be added to the principal amount of that Class. Any accrued interest so added will also accrue interest. Interest payable or added to principal on a Payment Date will accrue during the period or periods (each, an "Accrual Period") specified in the related Supplement. See "Description of Multiclass PCs -- Payments of Interest."

PRINCIPAL..................  Freddie Mac will pay principal on the Multiclass
                               PCs of each Series on each Payment Date as described in the related Supplement. Subject to any allocation procedures that may apply in the case of a Retail Class, the Holders of any Class entitled to receive principal payments on any Payment Date will receive such payments on a pro rata basis. See "Description of Multiclass
                               PCs -- Payments of Principal."

RESIDUAL CLASSES...........  Holders of each Residual Class will be entitled to receive (i) on each Payment Date, any payments of principal and interest specified in the related Supplement and (ii) the proceeds of the remaining assets, if any, of the related REMIC Pool after all required principal and interest payments on all Classes issued in respect of that REMIC Pool have been made.

                             Each Residual Class will be subject to transfer
                               restrictions. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class."

RECORD DATE................  Each payment on the Multiclass PCs of a Series will be made to Holders of record as of the day specified in the related Supplement.

FINAL PAYMENT DATE.........  The Final Payment Date for each Class of a Series is the latest date by which such Class will be retired. Final Payment Dates are calculated on the basis of highly conservative assumptions, and the actual retirement of any Class may occur earlier than its Final Payment Date.

GUARANTEES.................  Freddie Mac guarantees to each Holder of a Multiclass PC (i) the timely payment of interest at the applicable Class Coupon or as otherwise described in the applicable Supplement and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in the applicable Supplement. Freddie Mac also guarantees payment of interest and principal on all PCs. See "Description of Multiclass PCs -- Guarantees."

OPTIONAL REDEMPTION........  Unless otherwise provided in the Supplement relating to a Series, Freddie Mac may redeem the outstanding Multiclass PCs of such Series (or, in the case of a Double-Tier Series, the outstanding Lower-Tier Classes) in whole, but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Upon any such redemption of Lower-Tier Classes in a Double-Tier Series, the redemption price of the Mortgage Securities will be applied to retire the outstanding Upper-Tier Classes. See "Description of Multiclass PCs -- Optional Redemption."

CLASS FACTORS..............  On or about the first (or, if so provided in the related Supplement, the seventh) business day of each month, Freddie Mac will publish a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that Class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the Payment Date in the following month or, in the case of a Series backed by Gold PCs or Gold Giant PCs, in the same month. See "Description of Multiclass PCs -- Class Factors."

REMIC ELECTION AND TAX
  STATUS OF THE MULTICLASS
  PCS......................  Freddie Mac will elect to treat each REMIC Pool as a REMIC for federal income tax purposes. Regular Classes will be "regular interests," and Residual Classes will be "residual interests," in the related REMICs for federal income tax purposes.

                             As a consequence of the REMIC election, the
                               Multiclass PCs will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts and, except for Residual Classes, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences -- Status of Multiclass PCs."

                             SPECIAL TAX CONSIDERATIONS APPLY TO RESIDUAL
                               CLASSES. THE TAXATION OF A RESIDUAL CLASS CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN THAN IF (i) THE RESIDUAL CLASS WERE TAXABLE AS A DEBT INSTRUMENT OR (ii) NO PORTION OF THE TAXABLE INCOME ON THE RESIDUAL CLASS WERE TREATED AS "EXCESS INCLUSIONS." IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY ON A RESIDUAL CLASS MAY EXCEED PAYMENTS RECEIVED ON THAT CLASS. SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF RESIDUAL CLASSES." IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CLASS AND CERTAIN BENEFICIAL OWNERS OF A RESIDUAL CLASS THAT ARE "PASS-THRU ENTITIES." SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- TRANSFERS OF INTERESTS IN A RESIDUAL CLASS." INVESTORS SHOULD NOT PURCHASE RESIDUAL CLASSES BEFORE CONSULTING THEIR TAX ADVISORS.

LEGAL INVESTMENT
  CONSIDERATIONS...........  See "Legal Investment Considerations." Fiduciaries
                               of ERISA plans should review "ERISA
                               Considerations."

                     FEDERAL HOME LOAN MORTGAGE CORPORATION

     Freddie Mac is a shareholder-owned government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. sec.sec. 1451-1459 (the "Freddie Mac Act"). Freddie Mac's statutory mission is
(i) to provide stability in the secondary market for home mortgages, (ii) to respond appropriately to the private capital market, (iii) to provide ongoing assistance to the secondary market for residential mortgages (including activities relating to mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) and (iv) to promote access to mortgage credit throughout the United States (including central cities, rural areas and other underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing. Neither the United States nor any agency or instrumentality of the United States other than Freddie Mac is obligated, either directly or indirectly, to fund the mortgage purchase or financing activities of Freddie Mac.

     The principal activity of Freddie Mac consists of the purchase of first lien, conventional residential mortgages, including both whole loans and participation interests in such mortgages. Freddie Mac finances mortgage purchases principally by sales of guaranteed mortgage-related securities. Mortgages retained by Freddie Mac are financed with debt, cash temporarily held pending disbursement to securities holders and equity capital. Freddie Mac also engages in transactions, such as the issuance of Multiclass PCs, involving the purchase and resecuritization of its outstanding guaranteed mortgage-related securities.

           AVAILABILITY OF INFORMATION AND INCORPORATION BY REFERENCE

     Freddie Mac prepares an annual Information Statement that describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares Information Statement Supplements that include unaudited financial data and other information concerning its business and operations. Freddie Mac periodically prepares "PC Offering Circulars" for Gold PCs, Original PCs and ARM PCs and a "Giant PC Offering Circular" for Gold Giant PCs, Original Giant PCs and ARM Giant PCs. These Offering Circulars describe the general characteristics of such securities, the related mortgages and other matters. Each describes the agreement under which such securities are created and sold (a "PC Agreement" in the case of the Gold PCs, Original PCs and ARM PCs; a "Giant PC Agreement" in the case of Gold Giant PCs, Original Giant PCs and ARM Giant PCs). The Supplement for each Series of Multiclass PCs will incorporate by reference the current Information Statement, the applicable PC Offering Circular and Giant PC Offering Circular and any applicable supplements to those documents. Investors can obtain any of these documents, the Multiclass PC Agreement (including the Terms Supplement for any Series) and any other documents prepared and made available by Freddie Mac by writing or calling the Investor Inquiry Department at Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/759-8160).

                         DESCRIPTION OF MULTICLASS PCS

GENERAL

     Freddie Mac will offer Multiclass PCs from time to time in Series by means of this Offering Circular and a Supplement relating to each Series. Each Series of Multiclass PCs will consist of two or more Classes.

          Each Class will represent a beneficial ownership interest in the REMIC Pool, or in one of the two REMIC Pools, for the related Series. In the case of a Single-Tier Series, the Multiclass PCs will represent beneficial ownership interests in a single REMIC Pool, consisting of PCs or securities backed, directly or indirectly, by PCs and, if so provided in the related Supplement, cash or other eligible assets. In the case of a Double-Tier Series, (i) the Lower-Tier Classes will represent beneficial ownership interests in the Lower-Tier REMIC Pool, consisting of PCs or securities backed, directly or indirectly, by PCs, (ii) one or more Lower-Tier Classes, representing "regular interests" in that Pool, will constitute the Mortgage Securities for the related Upper-Tier REMIC Pool and (iii) the Upper-Tier Classes will represent beneficial ownership interests in the Upper-Tier REMIC Pool. Either REMIC Pool in a Double-Tier Series may, if so provided in the related Supplement, also include cash or other eligible assets. Each Single-Tier Series will include a single Residual Class, and each Double-Tier Series will include two Residual Classes (one for each REMIC Pool).

     Each Series of Multiclass PCs will be created under the Multiclass PC Agreement, including the Terms Supplement for that Series. Holders and anyone having a beneficial interest in Multiclass PCs of any Series should refer to the Multiclass PC Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Multiclass PCs will acquire their Multiclass PCs subject to all terms and conditions of the Multiclass PC Agreement.

STANDARD DEFINITIONS AND ABBREVIATIONS FOR CLASSES

     Classes of Multiclass PCs fall into different categories. The following chart identifies and generally defines most categories. The first column of the chart shows Freddie Mac's standard abbreviation for each category. The cover page of each Supplement will identify the categories of Classes of the related Series by means of one or more of these abbreviations.



   FREDDIE
     MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                                   DEFINITION
-------------  ---------------  --------------------------------------------------------------------

                                                          PRINCIPAL TYPES
AD      Accretion        Classes that are designed to receive principal payments from
        Directed         accretions on specified Accrual or Partial Accrual Classes. These
                         Classes also may receive principal payments from principal paid on the underlying PCs or other REMIC Pool assets.
AFC     Available        Classes that may receive as principal, in addition to other amounts,
        Funds            a portion of the funds received as interest on the underlying PCs or other REMIC Pool assets, to the extent that such funds remain available after accrued interest due on the same or related Classes has been paid.
CPT    Component         Classes consisting of "Components." The Components of a Component
                         Class may have different principal and/or interest payment characteristics but together constitute a single Class. Each
                         Component of a Component Class may be identified as falling into one or more of the categories in this chart.
NPR       No Payment       Residual Classes that are designed to receive no payments of
          Residual         principal.
NSJ       Non-Sticky       Classes whose principal payment priorities change temporarily upon
            Jump           the occurrence of one or more "trigger" events. A Non-Sticky Jump
                            Class "jumps" to its new priority on each Payment Date when the trigger condition is met and reverts to its original priority (does not "stick" to the new priority) on each Payment Date when the trigger condition is not met.
NTL       Notional          Classes having only a notional principal amount. A notional principal amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any principal.


   FREDDIE
     MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                                   DEFINITION
-------------  ---------------  --------------------------------------------------------------------
     PAC       PAC (or Planned  Classes that are designed to receive principal payments using a
               Amortization     predetermined schedule derived by assuming two constant prepayment
               Class)           rates for the underlying Mortgages. A PAC schedule generally will reflect a "structuring range" at least 30% PSA (as will be defined in each applicable Supplement) both above and below the Prepayment
                                Assumption (as defined under "Certain Federal Income Tax
                                Consequences -- Taxation of Regular Classes -- Original Issue
                                Discount" in this Offering Circular) for the related Series. The PAC
                                Classes in any Series may include two or more "Types." The PAC Class or Classes within any Type generally have a single structuring range. The different Types have different structuring ranges and/or different principal payment priorities. In cases where there is more than one Type, the PAC Classes may be assigned such designations as
                                Type I PAC Classes, Type II PAC Classes and so forth (standard abbreviations: PAC I, PAC II and so forth).
     PT        Pass-Through     Classes which either individually or together with other Classes receive all or substantially all of the principal payments on the underlying PCs or other REMIC Pool assets (or designated portion thereof) and that are not designated as Strip or Sequential Pay
                                Classes.
     SCH       Scheduled        Classes that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC
                                Classes. Scheduled Classes may include, among others, the following types of Classes: (i) Classes that are designed to receive principal payments using two predetermined schedules, each of which is derived using either a single constant prepayment rate or two constant prepayment rates for the underlying Mortgages ("High/Low Scheduled
                                Classes"); (ii) Classes that are designed to receive principal payments using a predetermined schedule (typically based on a percentage of the remaining principal balance of the underlying
                                REMIC Pool assets) such that they will be retired by the last date of such schedule under all Mortgage prepayment scenarios, including a scenario in which no prepayments occur ("Absolute Maturity
                                Scheduled Classes"); (iii) Classes that are designed to receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying Mortgages, which schedule reflects a "structuring range" that is less than 30%
                                PSA above and/or less than 30% PSA below the Prepayment Assumption
                                ("Limited Range Scheduled Classes") and (iv) Classes consisting of
                                PAC and TAC Components, PAC and Scheduled Components or Scheduled
                                and TAC Components ("Component Scheduled Classes").
     SEQ       Sequential       Classes that receive principal payments in a prescribed sequence,
               Pay              that do not have predetermined schedules and that, in most cases, receive payments of principal continuously from the first Payment
                                Date on which they receive principal until they are retired.
                                Sequential Pay Classes may receive principal payments concurrently with one or more other Sequential Pay Classes. A single Class that receives principal payments before, after or concurrently with all other Classes in the same Series may be identified as a Sequential
                                Pay Class.
     SJ        Sticky Jump      Classes whose principal payment priorities change permanently upon the occurrence of one or more "trigger" events. A Sticky Jump Class
                                "jumps" to its new priority on the first Payment Date when the trigger condition is met and retains ("sticks" to) that priority until retired.

   FREDDIE
     MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                                   DEFINITION
-------------  ---------------  --------------------------------------------------------------------
     STP       Strip            Classes that receive a constant proportion, or "strip," of the principal payments on the underlying PCs or other REMIC Pool assets
                                (or designated portion thereof).
     SUP       Support (or      Classes that receive principal payments on any Payment Date only if
               Companion)       scheduled payments have been made on specified PAC, TAC and/or
                                Scheduled Classes.
     TAC       TAC (or          Classes that are designed to receive principal payments using a
               Targeted         predetermined schedule derived by assuming a single constant
               Amortization     prepayment rate for the underlying Mortgages. The TAC Classes in any
               Class)           Series may include two or more "Types." The different Types have different principal payment priorities and/or have schedules that are derived from different assumed prepayment rates. In cases where there is more than one Type, the TAC Classes may be assigned such designations as Type I TAC Classes, Type II TAC Classes and so forth
                                (standard abbreviations: TAC I, TAC II and so forth).
     XAC       Index            Classes whose principal payment allocations are based on the value
               Allocation       of an index.
               Class
                                                           INTEREST TYPES
     AFC       Available        Classes whose entitlement to be paid accrued interest is subject to
               Funds            the availability of funds received as interest and/or principal payments on the underlying PCs or other REMIC Pool assets. In the event such funds are insufficient, the amount of the deficiency may, if so provided in the applicable Supplement, be carried forward to subsequent Payment Dates (and may itself accrue interest) until sufficient funds are available to provide for the payment of the deficiency. Any deficiency that remains unpaid after the underlying
                                PCs or other REMIC Pool assets are retired will not be owing or paid and will not be covered by Freddie Mac's guarantees.
     ARB       Ascending        Classes that have predetermined Class Coupons that increase or
               Rate             decrease one or more times on dates determined before issuance.
     DLY       Delay            A Floating Rate or Inverse Floating Rate Class for which there is a delay, typically of approximately 15 days, between the end of its
                                Accrual Period and the related Payment Date.
     EXE       Excess           Classes that receive any principal and interest paid on the underlying PCs or other REMIC Pool assets in excess of the amount of the prescribed principal and interest required to be paid on all
                                Classes in the Series. Excess Classes sometimes have specified principal amounts but no specified Class Coupon.
     FIX       Fixed Rate       Classes with Class Coupons that are fixed throughout the life of the
                                Class.
     FLT       Floating Rate    Classes with Class Coupons that are reset periodically based on an index and that vary directly with changes in the index.
     IDC       Index            Classes with Class Coupons that are reset periodically based on the
               Differential     difference (or other specified relationship) between two or more designated indices.
     INV       Inverse          Classes with Class Coupons that are reset periodically based on an
               Floating Rate    index and that vary inversely with changes in the index.

   FREDDIE
     MAC
  STANDARD        CATEGORY
ABBREVIATION      OF CLASS                                   DEFINITION
-------------  ---------------  --------------------------------------------------------------------
     IO        Interest Only    Classes that receive some or all of the interest payments made on the underlying PCs or other REMIC Pool assets and little or no principal.
                                Interest Only Classes have either a nominal or a notional principal
                                amount.   A nominal principal amount represents actual principal that will be paid on the Class.  It is referred to as nominal since it is extremely small compared to other Classes.  A notional principal amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                Only Class that is not entitled to any principal.
    NPR        No Payment       Residual Classes that are designed to receive no payments of
               Residual         interest.
     PO        Principal Only   Classes that do not receive any interest.
     PZ        Partial Accrual  Classes that accrete a part of their interest, which is added to the outstanding principal balance, and simultaneously receive payments of the remainder as interest.
      W        WAC (or          Classes whose Class Coupons represent a blended interest rate that
               Weighted         may change from period to period. WAC Classes may consist of
               Average          Components, some of which have different interest rates.
               Coupon)
      Z        Accrual          Classes that accrete all of their interest, which is added to the outstanding principal balance. This accretion may continue until the
                                Class begins receiving principal payments, until some other event has occurred or until the Class is retired.
                                                            OTHER TYPES
     LIQ       Liquid Asset     Classes intended to qualify as "liquid assets" for certain savings institutions. Liquid Asset Classes have Final Payment Dates not later than five years from their dates of issuance.
     RTL       Retail           Classes designated for sale to retail investors. Retail Classes frequently are sold in small "units" or other increments and may receive principal payments in accordance with special priorities and allocation procedures.
     SC        Structured       Classes that receive payments from one or more previously issued
               Collateral       Regular Classes.

FORM OF MULTICLASS PCS, HOLDERS, MINIMUM PRINCIPAL AMOUNTS AND TRANSFERS

     Unless otherwise provided in the applicable Supplement, Freddie Mac will sell Regular Classes (other than Retail Classes and Certificated Regular Classes) only in book-entry form through the Federal Reserve Banks' book-entry system. Freddie Mac's fiscal agent for such Regular Classes will be the Federal Reserve Banks. The Fiscal Agency Agreement between Freddie Mac and the Federal Reserve Bank of New York, acting on behalf of the Federal Reserve Banks, makes generally applicable to such Regular Classes (i) the Freddie Mac book-entry regulations (1 C.F.R. Part 462), (ii) the procedures, insofar as applicable, established from time to time by regulations of the U.S. Department of the Treasury governing obligations of the U.S. Department of the Treasury, as now contained in Treasury Department Circular No. 300, and (iii) such other procedures as may be agreed upon from time to time by Freddie Mac and a Federal Reserve Bank. These regulations and procedures relate primarily to the registration, transfer and pledge of Freddie Mac's book-entry securities. A copy of Circular No. 300 may be obtained upon request from any Federal Reserve Bank, the U.S. Department of the Treasury or Freddie Mac. The accounts of Holders on the Federal Reserve Banks' book-entry system are governed by applicable operating circulars and letters of the Federal Reserve Bank.

     Unless otherwise provided in the applicable Supplement, Regular Classes (other than Retail Classes and Certificated Regular Classes) will be issued and must be maintained and transferred on the book-entry system of the Federal Reserve Banks in minimum original principal (or minimum original notional principal) amounts of $1 and additional increments of $1. Transfers of such Regular Classes will also be subject to any applicable Federal Reserve Bank minimum wire transfer requirements.

     A Regular Class in book-entry form (other than a Retail Class) may be held of record only by entities eligible to maintain book-entry accounts with a Federal Reserve Bank. A Federal Reserve Bank's book-entry records will reflect Holders' aggregate holdings of such a Regular Class by account.

     If a Series includes one or more Retail Classes, each such Class will be represented by one or more certificates registered in the name of the Depository or its nominee, unless otherwise provided in the related Supplement. The Depository will maintain each such Class through its book-entry facilities.

     If a Series includes one or more Certificated Regular Classes, each such Class will be issued in registered, certificated form in minimum original principal amounts (or minimum original notional principal amounts) of $1 and additional increments of $1, unless otherwise provided in the applicable Supplement.

     Unless otherwise provided in the applicable Supplement, Residual Classes will be issued only in certificated form in minimum original principal (or minimum original notional principal) amounts of $1,000 and additional increments of $1 or, in the case of a Residual Class without an original principal (or original notional principal) amount, in minimum percentage interests of 1% in the residual interest in the related REMIC Pool.

     Residual Classes and Certificated Regular Classes will be transferable and exchangeable at the offices of the Registrar. A service charge may be imposed for any exchange or registration of transfer of an interest in a Residual Class or a Certificated Regular Class, and Freddie Mac may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Class of Multiclass PCs is assigned a unique nine-character designation (a "CUSIP Number") used, among other things, to identify such Class.

     The term "Holders" means (i) in the case of a Regular Class maintained on the Federal Reserve Banks' book-entry system, the entities that appear on the book-entry records of a Federal Reserve Bank as holders of that Class, (ii) in the case of a Retail Class, the Depository or its nominee and (iii) in the case of a Residual Class or a Certificated Regular Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class.

     A Holder of a Multiclass PC is not necessarily the beneficial owner of such Multiclass PC. Beneficial owners ordinarily will hold Regular Classes, and may hold Residual Classes, through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. For example, an investor may hold an interest in a Regular Class through a brokerage firm which, in turn, holds such interest through an entity eligible to maintain book-entry accounts with a Federal Reserve Bank. In that case, the beneficial owner of such interest would be the investor and the entity that appears as the holder on the records of a Federal Reserve Bank would be the Holder. A Holder that is not also the beneficial owner of a Multiclass PC, and each other financial intermediary in the chain between the Holder and the beneficial owner, will be responsible for establishing and maintaining accounts for their customers. The rights of the beneficial owner of a Multiclass PC with respect to Freddie Mac and (in the case of a Regular Class maintained on the Federal Reserve Banks' book-entry system) a Federal Reserve Bank may be exercised only through the Holder of the Multiclass PC. Neither Freddie Mac nor any Federal Reserve Bank will have a direct obligation to a beneficial owner of a Multiclass PC that is not also the Holder of the Multiclass PC. A Federal Reserve Bank will act only upon the instructions of the Holder in recording transfers of a Regular Class maintained on the Federal Reserve Banks' book-entry system.

          Freddie Mac, the Registrar and the Federal Reserve Banks, or any agent of Freddie Mac, the Registrar or the Federal Reserve Banks, may treat the Holder as the absolute owner of a Multiclass PC for the purpose of receiving payments of principal or interest and for all other purposes, and neither Freddie Mac, the Registrar or the Federal Reserve Banks, nor any agent of Freddie Mac, the Registrar or the Federal Reserve Banks, will be affected by any notice to the contrary.

     A Federal Reserve Bank will credit payments to Holders of a Regular Class maintained on the Federal Reserve Banks' book-entry system on each applicable Payment Date. Holders of a Regular Class on the books and records of a Federal Reserve Bank on the applicable Record Date will be entitled to any payments on the Regular Class made on the related Payment Date. The Multiclass PC Agreement provides that in the event of a principal or interest payment error, Freddie Mac, in its sole discretion, may effect corrections by the adjustment of payments to be made on future Payment Dates or in such other manner as it deems appropriate.

     Unless otherwise provided in the applicable Supplement, payments on a Retail Class will be made by the Registrar to the Depository in immediately available funds. The Depository will be responsible for crediting the payment to the accounts of the appropriate Depository participants in accordance with the Depository's normal procedures. Each Depository participant and each other financial intermediary will be responsible for remitting payments to the beneficial owners of the Retail Class that it represents.

     Payments on a Residual Class or a Certificated Regular Class will be made by check mailed by the Registrar to the addresses of the Holders, as they appear on the register maintained by the Registrar, or, if specified in the related Supplement, by wire transfer to such Holders, in either case not later than the applicable Payment Date. However, a Holder will receive (i) the final payment of principal, if any, on a Residual Class only upon presentation of the Holder's certificate to the Registrar for notation of such payment and (ii) the final payment on a Residual Class or a Certificated Regular Class only upon presentation and surrender of the Holder's certificate to the Registrar.

REMIC POOL ASSETS

     Each REMIC Pool will include any one or more of the following types of securities:

      (i) Freddie Mac Mortgage Participation Certificates, which may be:

        - "Gold PCs," which represent interests in fixed-rate Mortgages and for which the period from the first day of their month of issuance to their initial Payment Date is approximately 45 days;

        - "Original PCs," which represent interests in fixed-rate Mortgages and for which the period from the first day of their month of issuance to their initial Payment Date is approximately 75 days; or

        - "ARM PCs," which represent interests in adjustable rate Mortgages and for which the period from the first day of their month of issuance to their initial Payment Date is approximately 75 days.

      (ii) Freddie Mac Giant Mortgage Participation Certificates, which may be:

        - "Gold Giant PCs," which represent beneficial ownership interests in discrete pools consisting of specified Gold PCs and, in some cases, other Gold Giant PCs;

        - "Original Giant PCs," which represent beneficial ownership interests in discrete pools consisting of specified Original PCs and, in some cases, other Original Giant PCs; or

        - "ARM Giant PCs," which represent beneficial ownership interests in discrete pools consisting of specified ARM PCs and, in some cases, other ARM Giant PCs.

     (iii) Securities representing "regular interests" in a REMIC, including, in the case of an Upper-Tier REMIC Pool, the Mortgage Securities representing "regular interests" in the related Lower-Tier REMIC Pool.

     (iv) Debt obligations ("Funding Notes") representing "regular interests" in a REMIC, which Funding Notes are secured by PCs and provide for the receipt by Freddie Mac of payments on such PCs in amounts needed to amortize the principal amounts of, and pay accrued interest on, such Funding Notes.

     (v) Any other types of securities which are eligible for inclusion in a REMIC and whose payments are derived from PCs.

Each REMIC Pool may also include cash or other eligible assets. The Supplement relating to each Series will contain more specific information regarding the assets of the REMIC Pool or Pools for such Series.

     Freddie Mac may, under certain circumstances, substitute other eligible assets for those originally included in a REMIC Pool. Freddie Mac will make any such substitution in accordance with applicable laws and regulations in effect at the time of substitution and only upon receipt of an opinion of counsel that such substitution will not cause such REMIC Pool to fail to be classified as a REMIC for federal income tax purposes. The initial rate of principal payments on the Multiclass PCs of the related Series may be faster or slower than if the applicable REMIC Pool had originally included the substitute assets.

     In the case of a Series backed by Gold PCs and/or Gold Giant PCs, some of the PCs may be "Converted Gold PCs." Converted Gold PCs are Gold PCs that are issued under an exchange program offered by Freddie Mac that allows investors to convert Original PCs and Original Giant PCs into Gold PCs. In their initial months after conversion, Converted Gold PCs may exhibit slightly different principal payment behavior than would otherwise identical Gold PCs that are originally issued as such.

    Unless otherwise provided in the applicable Supplement, up to 10% of the PCs in or underlying any REMIC Pool may have pool numbers or legends denoting that the underlying Mortgages include any one of the following: "Relocation Mortgages," "Cooperative Share Mortgages," "Extended Buydown Mortgages," "Biweekly Mortgages" or "Newly Originated Assumable Mortgages;" but such PCs, in the aggregate, may not constitute more than 15% of the PCs by principal amount. The applicable PC Offering Circulars describe these types of Mortgages and the characteristics that distinguish them from other Mortgages.

     The following diagrams illustrate the structures for typical Single-Tier and Double-Tier Series. Any particular Series may have a different structure, as described in the related Supplement.

                                   SINGLE-TIER

                         ------------------------------
                            HOLDERS OF MULTICLASS PCS
                         ------------------------------

                         Regular Classes Residual Class

                         ------------------------------
                                   REMIC POOL
                         ------------------------------

                         ------------------------------
                                 ELIGIBLE ASSETS
                               (E.G., GOLD PCS AND
                                 GOLD GIANT PCS)
                         ------------------------------

                         ------------------------------
                                    MORTGAGES
                         ------------------------------



                                   DOUBLE-TIER

                      ------------------------------------
                            HOLDERS OF MULTICLASS PCS
                      ------------------------------------

             Regular Classes of Residual Class of Residual Class of Upper-Tier REMIC Pool Upper-Tier REMIC Pool Lower-Tier REMIC Pool

                      ------------------------------------
                              UPPER-TIER REMIC POOL
                      ------------------------------------

                               Mortgage Securities
                              (Regular Interests in
                             Lower-Tier REMIC Pool)

                      ------------------------------------
                              LOWER-TIER REMIC POOL
                      ------------------------------------


                      ------------------------------------
                                 ELIGIBLE ASSETS
                               (E.G. GOLD PCS AND
                                 GOLD GIANT PCS)
                      ------------------------------------


                      ------------------------------------
                                    MORTGAGES
                      ------------------------------------

CLASS FACTORS

     On or about the first (or, if so provided in the related Supplement, the seventh) business day of each month, Freddie Mac will publish the Class Factor for each Class of outstanding Multiclass PCs having a principal amount. The Class Factor for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that Class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the Payment Date in the following month or, in the case of a Series backed by Gold PCs or Gold Giant PCs, in the same month. Freddie Mac will also publish a Class Factor for each Interest Only Class having a notional principal amount. Such a Class Factor will reflect the remaining notional principal amount of the Interest Only Class in an analogous manner.

PAYMENTS OF INTEREST

     Unless otherwise provided in the related Supplement, interest will accrue on each Regular Class during each applicable Accrual Period at the applicable Class Coupon specified in or determined as specified in that Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on a Class other than an Accrual Class or Partial Accrual Class will be paid on the Payment Dates specified in the related Supplement. Interest accrued on an Accrual Class or Partial Accrual Class will be payable only to the extent provided in the related Supplement, and the amount of any interest accrued and not paid will be added to the principal amount of that Class. Any accrued interest so added will accrue interest.

     Unless otherwise provided in the related Supplement, interest in respect of each Residual Class will be paid on each Payment Date either (i) at the applicable Class Coupon or (ii) in an amount equal to the amount received as interest payments on the PCs or other securities in the related REMIC Pool on that Payment Date, less the aggregate amount of interest payable on (or added to the principal amount of) the related Regular Classes on that Payment Date.

     Unless otherwise provided in the applicable Supplement, the Accrual Period relating to any Payment Date will be:

          - for Fixed Rate and Delay Classes in a Series backed by Gold PCs and/or Gold Giant PCs, the calendar month preceding the month of the Payment Date;

          - for Fixed Rate and Delay Classes in a Series backed by PCs other than Gold PCs and/or Gold Giant PCs, the period from the 15th of the second month preceding the month of the Payment Date to the 15th of the month preceding the month of the Payment Date; or

          - for Floating Rate and Inverse Floating Rate Classes that are not Delay Classes, the period from the 15th of the month preceding the month of the Payment Date to the 15th of the month of the Payment Date.

INTEREST RATE INDICES

     Unless otherwise provided in the related Supplement, each Floating Rate and Inverse Floating Rate Class will bear interest during each Accrual Period for such Class by reference to one of the following indices: (i) "LIBOR," the arithmetic mean of the London interbank offered quotations for Eurodollar deposits with a maturity of one month, three months, one year or some other maturity, as specified in the related Supplement; (ii) "COFI," the weighted average cost of funds for member savings institutions of the Eleventh Federal Home Loan Bank District; (iii) a "Treasury Index," the auction average (investment) yield on three-month or six-month U.S. Treasury bills or the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven, ten or thirty years or to some other constant maturity, in each case as specified in the related Supplement; or (iv) the "Prime Rate," the prime lending rate of major banks as published in The Wall Street Journal. Classes bearing interest by reference to these indices are called "LIBOR Classes," "COFI Classes," "Treasury Index Classes" and "Prime Rate Classes," respectively.

          Absent manifest error, Freddie Mac's determination of the applicable interest rate index levels and its calculation of the Class Coupons of the Floating Rate and Inverse Floating Rate Classes for each Accrual Period will be final and binding. Investors can get the rates for the current and preceding Accrual Periods by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Availability of Information and Incorporation by Reference."

     Determination of LIBOR

     Unless otherwise provided in the applicable Supplement, Freddie Mac will calculate the Class Coupons of LIBOR Classes for each Accrual Period (after the first) on the second business day before the Accrual Period begins (a "Floating Rate Adjustment Date"). On each Floating Rate Adjustment Date, Freddie Mac will determine the applicable LIBOR on the basis of the offered quotations of the Reference Banks (as defined below), as such quotations are provided to Freddie Mac as of 11:00 a.m. (London time) on such Floating Rate Adjustment Date. For this purpose, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C.; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Floating Rate Adjustment Date in question and (iii) which have been designated as such by Freddie Mac and are able and willing to provide such quotations to Freddie Mac on each Floating Rate Adjustment Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered quotations of major banks). If any Reference Bank designated by Freddie Mac should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, Freddie Mac may, in its sole discretion, designate an alternative Reference Bank.

     On each Floating Rate Adjustment Date, Freddie Mac will determine LIBOR for the next Accrual Period as follows:

          (i) If on any Floating Rate Adjustment Date two or more of the Reference Banks provide offered quotations of the applicable maturity, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%).

          (ii) If on any Floating Rate Adjustment Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous Floating Rate Adjustment Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which Freddie Mac determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the Eurodollar lending rates of the applicable maturity that the New York City banks selected by Freddie Mac are quoting, on the relevant Floating Rate Adjustment Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that Freddie Mac can determine no such arithmetic mean, the lowest Eurodollar lending rate of the applicable maturity that the New York City banks selected by Freddie Mac are quoting on such Floating Rate Adjustment Date to leading European banks.

          (iii) If on any Floating Rate Adjustment Date Freddie Mac is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous Floating Rate Adjustment Date, or, in the case of the first Floating Rate Adjustment Date, the level of LIBOR used to calculate the initial Class Coupon of the particular LIBOR Class.

     Determination of COFI

          Unless otherwise provided in the applicable Supplement, Freddie Mac will calculate the Class Coupons of COFI Classes for each Accrual Period (after the first) on the related Floating Rate Adjustment Date (for Classes that are not also Delay Classes) or on the second business day of such Accrual Period (for Delay Classes), by reference to COFI as published most recently by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco"). COFI is currently published by the FHLB of San Francisco on or about its last working day of each month and is designed to represent the monthly weighted average cost of funds for savings institutions in the Eleventh District (which consists of Arizona, California and Nevada) for the month prior to the month of publication. COFI is computed by the FHLB of San Francisco for each month by dividing the cost of funds (interest paid during the month by Eleventh District savings institutions on savings, advances and other borrowings) by the average of the total amount of these funds outstanding at the end of that month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the FHLB of San Francisco adjusts the component figures to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. COFI has been reported each month since August 1981.

     COFI is intended to reflect the interest costs paid on all types of funds held by Eleventh District member savings associations and savings banks. COFI is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. There are three major components of funds of Eleventh District member institutions: (i) savings deposits, (ii) Federal Home Loan Bank advances and (iii) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, COFI does not necessarily reflect current market rates, since the component funds represent a variety of terms to maturity whose costs may react in different ways to changing conditions. The FHLB of San Francisco periodically prepares percentage breakdowns of the types of funds held by Eleventh District member institutions. Such breakdowns can be obtained from the FHLB of San Francisco.

     A number of factors affect the performance of COFI which may cause it to move in a manner different from indices tied to specific interest rates, such as LIBOR or any Treasury Index. Because of the various terms to maturity of the liabilities upon which COFI is based, COFI may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Additionally, COFI may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the differential between the prior and the new rates on those deposits or borrowings. Moreover, as stated above, COFI is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which COFI is published. Because COFI is based on a regional and not a national cost of funds, it may not behave as would a nationally based index. In addition, the movement of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLB of San Francisco in the method used to calculate COFI. Investors can order an informational brochure explaining COFI by writing or calling the FHLB of San Francisco's Marketing Department, P.O. Box 7948, San Francisco, California 94120, phone 415/616-2610. The current level of COFI can be obtained by calling the FHLB of San Francisco at 415/616-2600.

     The failure by the FHLB of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event." Upon the occurrence of an Alternative Rate Event, Freddie Mac will calculate the Class Coupons of the COFI Classes for the subsequent Accrual Periods by using, in place of COFI,
(i) the replacement index, if any, published or designated by the FHLB of San Francisco or (ii) if no replacement index is so published or designated, an alternative index selected by Freddie Mac that has performed, or that Freddie Mac expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by Freddie Mac, Freddie Mac will determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as Freddie Mac, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and will adjust the alternative index by such average. Freddie Mac will select a particular index as the alternative index only if it receives an opinion of counsel that the selection of such index will not cause the related REMIC Pool or Pools to lose their classification as REMICs for federal income tax purposes.

     If at any time after the occurrence of an Alternative Rate Event, the FHLB of San Francisco resumes publication of COFI, the Class Coupons of the COFI Classes for each subsequent Accrual Period will be calculated by reference to COFI.

     Determination of the Treasury Index

     Unless otherwise provided in the applicable Supplement, Freddie Mac will calculate the Class Coupons of Treasury Index Classes for each Accrual Period (after the first) on the fourth business day before the Accrual Period begins (an "Index Adjustment Date"). On each Index Adjustment Date, Freddie Mac will determine the applicable Treasury Index, which will be either (i) the auction average (investment) yield, expressed as a per annum rate, on three-month or six-month U.S. Treasury bills as made available by the U.S. Department of the Treasury in the most recent edition of its Public Debt News that is available to Freddie Mac or (ii) the weekly average yield, expressed as a per annum rate, on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven or ten years or to some other constant maturity (as specified in the applicable Supplement) as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available to Freddie Mac. The Public Debt News is made available by the U.S. Department of the Treasury on the day of the applicable auction. Investors can obtain it by contacting the U.S. Department of the Treasury's Bureau of Public Debt. Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week. Investors can order it from the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, N.W., M.S. 138, Washington, D.C. 20551. Freddie Mac considers a new value for the Treasury Index to have been made available on the day following the date it is released.

     The applicable auction average (investment) yield for a given week is the yield resulting from the auction of three-month or six-month U.S. Treasury bills held that week.

     The weekly average yield reflects the average yields of the five calendar days ending on Friday of the previous week. Yields on Treasury securities at "constant maturity" are estimated from the Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method permits estimation of the yield for a given maturity even if no security with that exact maturity is outstanding.

     In the event that the applicable Treasury Index becomes unavailable, Freddie Mac will designate an alternative index based upon comparable information and methodology. At the time an alternative index is first selected by Freddie Mac, Freddie Mac will determine the average number of basis points, if any, by which the alternative index differed from the applicable Treasury Index for such period as Freddie Mac, in its sole discretion, reasonably determines to reflect fairly the long-term difference between the applicable Treasury Index and the alternative index, and will adjust the alternative index by such average. Freddie Mac will select a particular index as the alternative index only if it receives an opinion of counsel that the selection of such alternative index will not cause the related REMIC Pool or Pools to lose their classification as REMICs for federal income tax purposes.

     If at any time after the applicable Treasury Index becomes unavailable, it again becomes available, the Class Coupons for the related Treasury Index Classes for each subsequent Accrual Period will be calculated by reference to the applicable Treasury Index.

     Determination of the Prime Rate

          Unless otherwise provided in the applicable Supplement, on each Floating Rate Adjustment Date, Freddie Mac will calculate the Class Coupons of Prime Rate Classes for the next Accrual Period by reference to the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on such Floating Rate Adjustment Date. The rate published in The Wall Street Journal currently represents the rate posted by 75% of the 30 largest commercial banks in the United States. In the event 75% of the largest banks do not post the same rate, and The Wall Street Journal publishes a prime rate range, then the average of that range, as determined by Freddie Mac, will be the Prime Rate. In the event The Wall Street Journal no longer publishes a "Prime Rate" entry, Freddie Mac will designate a new methodology for determining the Prime Rate based on comparable data. Freddie Mac will select a particular methodology as the alternative methodology only if it receives an opinion of counsel that the selection of such methodology will not cause the related REMIC Pool or Pools to lose their classification as REMICs for federal income tax purposes.

     If at any time after the Prime Rate becomes unavailable in The Wall Street Journal, it again becomes available, the Class Coupons for the Prime Rate Classes for each subsequent Accrual Period will be calculated by reference to the Prime Rate published in The Wall Street Journal.

     Historical Values of Indices

     Listed below are selected historical values for LIBOR, COFI and the Ten-Year Treasury Index. These values are presented for illustrative purposes only and do not purport to be representative of subsequent levels of any Index.

                                                          LIBOR                     TEN-YEAR
                        YEAR-MONTH                    (ONE MONTH)(1)    COFI(2)    TREASURY(3)
        -------------------------------------------   --------------    -------    -----------
        1985-January...............................                     10.217%       11.16%
             -June.................................                      9.565        10.43
        1986-January...............................                      8.770         7.45
             -June.................................                      8.374         7.07
        1987-January...............................                      7.396         7.15
             -June.................................                      7.274         8.28
        1988-January...............................       7.3750%        7.615         8.39
             -June.................................       7.6250         7.618         8.94
        1989-January...............................       9.1875         8.125         8.97
             -June.................................       9.6875         8.923         8.14
        1990-January...............................       8.5000         8.369         8.36
             -June.................................       8.3125         8.086         8.51
        1991-January...............................       7.6250         7.858         8.04
             -June.................................       5.9375         7.155         8.31
        1992-January...............................       4.3125         6.002         7.25
             -June.................................       4.0000         5.258         7.20
        1993-January...............................       3.3125         4.360         6.46
             -June.................................       3.2500         4.050         5.89
        1994-January...............................       3.2500         3.710         5.74
             -June.................................       4.3750         3.804         7.17
        1995-January...............................       6.0000         4.747         7.78
             -February.............................       6.1250         4.925         7.36
             -March................................       6.1250         5.007         7.16
             -April................................       6.1250         5.064         7.03
             -May..................................       6.0625         5.141         6.49
             -June.................................       6.0625         5.179         6.17
             -July.................................       6.0625         5.144         6.46

       -----------------------------
       (1) Value reported in The Wall Street Journal on the first business day of the applicable month.
       (2) Value reported for the applicable month by the FHLB of San
           Francisco.
       (3) Value for the week ended on the last Friday of the applicable month, as published in Federal Reserve Statistical Release No.
           H.15 (519).

PAYMENTS OF PRINCIPAL

     On each Payment Date for a Series of Multiclass PCs, Freddie Mac will pay principal in the manner described in the related Supplement to the Holders of each Class on which principal is then due.

     Unless otherwise provided in the related Supplement, the total amount of principal required to be paid on the Classes of any Series on a Payment Date will equal the sum of (i) the interest, if any, that has accrued on any Accrual Classes and Partial Accrual Classes of that Series during the applicable interest accrual period and that is not payable as interest on such Payment Date and (ii) the amount of principal payments required to be made on that Payment Date on the underlying PCs.

     Subject to any allocation procedures that may apply in the case of Retail Classes, the Holders of Multiclass PCs of any Class entitled to receive principal payments on any Payment Date will receive such payments on a pro rata basis.

RESIDUAL CLASSES

     Holders of each Residual Class will be entitled to receive (i) on each Payment Date, any payments of principal and interest specified in the related Supplement and (ii) the proceeds of the remaining assets, if any, of the related REMIC Pool after all required principal and interest payments on all Classes issued in respect of such REMIC Pool have been made.

     Residual Classes will be subject to certain transfer restrictions, including certain restrictions on the ownership of such Classes by foreign persons. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class."

     Freddie Mac will furnish Holders of Residual Classes the information it deems necessary or appropriate to enable them to prepare any reports required under the Internal Revenue Code or applicable Treasury regulations. Freddie Mac does not intend to hold any Residual Class for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pools. Accordingly, the Holders of a Residual Class may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences."

GUARANTEES

     Freddie Mac guarantees to each Holder of a Multiclass PC (i) the timely payment of interest at the applicable Class Coupon or as otherwise described in the applicable Supplement and (ii) the payment of the principal amount of the Holder's Multiclass PC, as described in the applicable Supplement.

     Freddie Mac also guarantees the payment of interest and principal on all PCs, as described in the applicable PC Offering Circulars and in the Giant PC Offering Circular. In each case, Freddie Mac guarantees the timely payment of interest. For Gold PCs, Original PCs and ARM PCs, Freddie Mac guarantees the full payment of principal on the underlying Mortgages and, in the case of Gold PCs only, the timely payment of scheduled principal on such Mortgages, calculated as described in the applicable PC Offering Circular. For Gold Giant PCs, Original Giant PCs and ARM Giant PCs, Freddie Mac guarantees the payment of the principal amount thereof as payments are made on the underlying PCs and the reduction of the entire principal amount outstanding by (i) the Payment Date occurring in the month of the final payment date in the case of a Gold Giant PC and (ii) the Payment Date in the month following the month of the final payment date in the case of an ARM Giant PC or Original Giant PC. See the discussions of Freddie Mac's guarantees and final payment dates in the applicable PC Offering Circulars and in the Giant PC Offering Circular.

     THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF MULTICLASS PCS AND PCS ARE OBLIGATIONS OF FREDDIE MAC ONLY. MULTICLASS PCS AND PCS, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC.

OPTIONAL REDEMPTION

     Unless otherwise provided in the applicable Supplement, Freddie Mac may at its option redeem the outstanding Classes of each Series (or, in the case of a Double-Tier Series, the outstanding Lower-Tier Classes) in whole, but not in part, on any Payment Date when the aggregate outstanding principal amount of such Classes, after giving effect to principal payments to be made on such Payment Date, would be less than 1% of the aggregate original principal amount of such Classes. Freddie Mac will give notice of any optional redemption to the Holders of outstanding Classes of Multiclass PCs not less than 30 or more than 60 days before the date of redemption. Any optional redemption will be at a redemption price equal to 100% of the unpaid principal amount of the Classes redeemed, plus accrued and unpaid interest for the Accrual Period relating to the applicable Payment Date.

          In order to effect an optional redemption, Freddie Mac will adopt a plan of complete liquidation meeting the requirements of a "qualified liquidation" under Section 860F(a)(4) of the Internal Revenue Code. Pursuant to the plan, Freddie Mac will liquidate all of the PCs and any other assets in the REMIC Pool (or, in the case of a Double-Tier Series, the Lower-Tier REMIC Pool) at fair market value as determined by Freddie Mac, and apply the net proceeds of liquidation (together with funds contributed by Freddie Mac if the net proceeds are insufficient) to pay the redemption price. Upon any redemption of Lower-Tier Classes in a Double-Tier Series, the redemption price of the Mortgage Securities will be applied as principal and interest on the outstanding Upper-Tier Classes, resulting in the retirement of those Classes. Following any redemption, any remaining proceeds from the liquidation of the PCs in the REMIC Pool (or, in the case of a Double-Tier Series, the Lower-Tier REMIC Pool), net of liquidation expenses, will be distributed pro rata to the Holders of the related Residual Class upon surrender of their certificates to the Registrar.

     All decisions as to the making of an optional redemption, including the timing of any optional redemption, will be at Freddie Mac's sole discretion. Freddie Mac will be under no obligation to any Holder to make an optional redemption, even if redemption would be in the Holder's interest. PCs are not subject to redemption by Freddie Mac.

                          THE MULTICLASS PC AGREEMENT

     The following summary describes certain provisions of the Multiclass PC Agreement not otherwise summarized in this Offering Circular. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete provisions of the Multiclass PC Agreement and any applicable PC Agreement or Giant PC Agreement. The receipt and acceptance of a Multiclass PC by or on behalf of a Holder, without any signature or further manifestation of assent, constitutes the unconditional acceptance by the Holder and all others having a beneficial interest in such Multiclass PC of all the terms and provisions of the Multiclass PC Agreement (including the related Terms Supplement), and the agreement of Freddie Mac, such Holder and such others that those terms and provisions will be binding, operative and effective among Freddie Mac, such Holder and such others. The sale of a Multiclass PC by Freddie Mac pursuant to the Multiclass PC Agreement constitutes the sale, transfer and assignment by Freddie Mac to the Holder of a beneficial ownership interest in the related REMIC Pool.

TRANSFER OF ASSETS TO REMIC POOL

     The assets in each REMIC Pool will be identified to that Pool. The PCs in any REMIC Pool will be held in Freddie Mac's name on the books of a Federal Reserve Bank. Other assets will be held by Freddie Mac or its custodian or other agent for the benefit of the Holders of each related Series of Multiclass PCs pursuant to the Multiclass PC Agreement. Freddie Mac has the limited right to substitute PCs for PCs of the same type originally placed in a REMIC Pool.

CERTAIN MATTERS REGARDING FREDDIE MAC

     The Multiclass PC Agreement provides that neither Freddie Mac nor any director, officer, employee or agent of Freddie Mac will be under any liability to the Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Multiclass PC Agreement or for errors in judgment. However, neither Freddie Mac nor any such person will be protected against any liability imposed by reason of willful misfeasance, bad faith or gross negligence or by reason of reckless disregard of obligations and duties.

     In addition, the Multiclass PC Agreement provides that Freddie Mac is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its responsibilities under the Multiclass PC Agreement and that in its opinion may involve it in any expense or liability. However, Freddie Mac may in its discretion undertake any such legal action that it may deem necessary or desirable in the interests of the Holders. In such event, the legal expenses and costs of such action will be expenses and costs of Freddie Mac.

     Multiclass PCs of any particular Class held or acquired by Freddie Mac from time to time will have an equal and proportionate benefit to Multiclass PCs of the same Class held by other Holders, without preference, priority or distinction.

     The Multiclass PC Agreement will be binding upon and inure to the benefit of any successor to Freddie Mac.

VOTING UNDER ANY PC OR GIANT PC AGREEMENT

     To the extent set forth in each PC Agreement and the Giant PC Agreement, the record holders of PCs representing a specified percentage of the remaining unpaid principal balance of any affected PCs may take certain actions, including termination of certain obligations and duties of Freddie Mac with respect thereto, if an "event of default" under the applicable PC or Giant PC Agreement has occurred and is continuing. The Multiclass PC Agreement provides that Holders of Multiclass PCs may, upon the occurrence of an event of default with respect to a PC directly or indirectly backing the related Series, take any such action rather than Freddie Mac. For this purpose, the Holders of Multiclass PCs will be deemed the holders of the affected PC, in proportion to the outstanding principal amounts of their Multiclass PCs.

     As set forth in each PC Agreement and the Giant PC Agreement, the holders of PCs owning a majority of the remaining unpaid principal balance of any affected PCs may consent to certain amendments to the PC Agreement or Giant PC Agreement. The Multiclass PC Agreement provides that Freddie Mac may consent to such an amendment as to any PC directly or indirectly backing a Series of Multiclass PCs, so long as such amendment would not adversely affect in any material respect the interests of the Holders of Classes of that Series. If the amendment would have such effect, Freddie Mac may consent to it only with the written consent of Holders of Multiclass PCs of each Class so affected representing not less than 50% of the outstanding principal amount (or notional principal amount) of that Class. However, Freddie Mac may consent to any amendment to a PC Agreement or the Giant PC Agreement without the consent of Holders of Multiclass PCs if such amendment relates to the modification of Freddie Mac's procedures for calculating payments or passing full or partial prepayments through on PCs directly or indirectly backing REMIC Pools formed after September 1995; this amendment may affect PCs issued before, on or after October 1, 1995. See the sections of the applicable PC Offering Circular or Circulars and the Giant PC Offering Circular regarding amendment of the PC Agreement and Giant PC Agreement, respectively.

EVENTS OF DEFAULT

     "Events of Default" under the Multiclass PC Agreement will consist of (i) any failure by Freddie Mac to pay to Holders of any Class any required payment that continues unremedied for 30 days; (ii) any failure by Freddie Mac to perform in any material respect any other covenant or agreement in the Multiclass PC Agreement, which failure continues unremedied for 60 days after the giving of notice of such failure to Freddie Mac by the Holders of any affected Class representing not less than 60% of the outstanding principal amount (or notional principal amount) of such Class; and (iii) certain events of bankruptcy, insolvency or similar proceedings involving Freddie Mac.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Multiclass PC Agreement remains unremedied, the Holders of any Class representing not less than 50% of the outstanding principal amount (or notional principal amount) of such Class may, in writing, remove Freddie Mac and nominate a successor to Freddie Mac. That nominee will be deemed appointed as successor to Freddie Mac (except as to its guarantee obligation) unless, within 10 days after such nomination, Freddie Mac objects, in which case Freddie Mac may petition any court of competent jurisdiction for the appointment of a successor or any Holder who has been a bona fide Holder for at least six months may, on behalf of such Holder and all others similarly situated, petition any such court for appointment of a successor to Freddie Mac. The court may, upon any prescribed notice, appoint a successor to Freddie Mac.

AMENDMENT

          Freddie Mac may amend the Multiclass PC Agreement, without the consent of any Holder or Holders, (i) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Multiclass PC Agreement that are not inconsistent with the other provisions of the Multiclass PC Agreement, provided that any such amendment shall not adversely affect in any material respect the interest of any Holder; or (ii) to permit Freddie Mac to take any necessary or helpful action to maintain the qualification of any REMIC Pool as a REMIC under the Internal Revenue Code or to avoid the imposition of any state or federal tax on a REMIC Pool.

     Freddie Mac may also amend the Multiclass PC Agreement in any other respect with the consent of the Holders of each affected Class representing not less than 50% of the outstanding principal amount (or notional principal amount) of such Class. However, without the consent of a Holder, Freddie Mac may not amend the Multiclass PC Agreement to impair or affect the right of such Holder to receive payment of principal and interest (including any payment under Freddie Mac's guarantee) due such Holder, on or after the due date of such payment, or to institute suit for the enforcement of any such payment on or after such date.

GOVERNING LAW

     The Multiclass PC Agreement will be construed in accordance with and governed by the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so would not frustrate the purposes of the Freddie Mac Act or any provision of the Multiclass PC Agreement or the transactions governed thereby, the local laws of the State of New York will be deemed reflective of the laws of the United States.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Multiclass PCs. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding Multiclass PCs.

REMIC ELECTION

     Freddie Mac will elect to treat each REMIC Pool as a REMIC under the Internal Revenue Code (the "Code"). Assuming (i) such election, (ii) compliance with the Multiclass PC Agreement and (iii) compliance with changes in the law, each REMIC Pool will qualify as a REMIC. In such case, the REMIC Pool generally will not be subject to tax, the related Regular Classes will be "regular interests" in a REMIC and the related Residual Class will be the "residual interest" in a REMIC.

STATUS OF MULTICLASS PCS

     Multiclass PCs will constitute:

     - "qualifying real property loans" under Code Section 593(d)(1);

     - assets described in Code Section 7701(a)(19)(C); and

     - "real estate assets" under Code Section 856(c)(5)(A)

to the extent the assets of the related REMIC Pool are so treated. Interest on the Multiclass PCs will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the related REMIC Pool qualifies for any of the foregoing treatments, the Multiclass PCs (and income thereon) will qualify for the corresponding status in their entirety. In determining the tax status of an Upper-Tier REMIC Pool, however, Freddie Mac will apply the 95% test assuming the Lower-Tier Classes have the same characteristics as the Lower-Tier REMIC Pool. Freddie Mac anticipates that the Multiclass PCs will qualify for the foregoing treatments in their entirety. Regular Classes will be "qualified mortgages" under Code Section 860G(a)(3) for another REMIC.

TAXATION OF REGULAR CLASSES

     General

     The Regular Classes will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Class will constitute ordinary income to the beneficial owner (the "Owner"). Each Owner of a Regular Class must account for interest income on the accrual method.

     Original Issue Discount

     The REMIC Pool may issue certain Regular Classes with "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments. In the absence of guidance which applies specifically to REMIC regular interests, Freddie Mac will report original issue discount, if any, to the Internal Revenue Service and the Holders of the Regular Classes based on regulations under Code Sections 1271 through 1275 (the "OID Regulations"). The OID Regulations apply to debt instruments issued on or after April 4, 1994, but may be relied upon for debt instruments issued after December 21, 1992.

     The total amount of original issue discount on a Regular Class is the excess of its "stated redemption price" over its "issue price." The issue price is the price at which a substantial portion of the Regular Class is first sold to the public. The issue price generally includes any pre-issuance accrued interest unless the Owner excludes such amount from the issue price and treats a portion of the stated interest payable on the first Payment Date as a return of that accrued interest rather than as an amount payable under the instrument. In general, the stated redemption price is the sum of all payments except for interest actually payable based on a single fixed rate, certain variable rates, or certain combinations of fixed and variable rates. Interest based on certain variable rates or certain combinations of fixed and variable rates which would otherwise be excluded from the stated redemption price will be included in the stated redemption price if the excess, if any, of the issue price of the Regular Class over the principal amount of the Regular Class is more than 0.015 multiplied by the product of the principal amount and the weighted average maturity (as defined below) or, if the weighted average maturity of the Regular Class is more than ten years, 15% of the principal amount. If the interval between the issue date and the first Payment Date exceeds the interval between subsequent Payment Dates, a portion of the interest payments in all periods is included in the stated redemption price, unless a special rule, described below, applies. The portion included in the stated redemption price is equal to the difference between (i) the stated interest rate for subsequent periods and (ii) the effective rate of interest for the long first accrual period.

     Freddie Mac intends to report income from Interest Only Classes based on the assumption that the stated redemption price is the sum of all payments determined under the Prepayment Assumption (as defined below). As a result, such Classes would be issued with original issue discount. The Internal Revenue Service might contend, however, that in the case of certain fixed rate Interest Only Classes with a nominal principal amount, the stated redemption price is the principal amount. If such a position prevailed, the rules described below under "Premium" would apply.

     Under a de minimis rule, original issue discount on a Regular Class will be considered zero and all interest payments will be excluded from the stated redemption price if the amount of the original issue discount is less than 0.25% of the Class's stated redemption price multiplied by the Class's weighted average maturity. The weighted average maturity of a Regular Class is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the assumed rate of prepayment of the Mortgages used in pricing the Regular Classes (the "Prepayment Assumption"), which will be set forth in the related Supplement.

          The OID Regulations provide a special application of this de minimis rule for certain debt instruments where the interest payable for the first period or periods is at a rate less than that which applies in all other periods. In such cases, the OID Regulations provide that the stated redemption price is equal to the issue price of the Regular Class plus the greater of (i) the interest foregone during the first period or periods and (ii) the excess, if any, of the debt instrument's stated principal amount over its issue price.

     The Owner of an interest in a Regular Class generally must include in income the original issue discount accrued for each day on which the Owner holds such interest, including the date of purchase, but excluding the date of disposition. The original issue discount accruing on an interest in a Regular Class in any period equals:

                             PV End + Dist - PV Beg

Where:

     PV End = present value of all remaining distributions to be made as of the end of the accrual period;

     Dist = distributions made during the accrual period includable in stated redemption price; and

     PV Beg = present value of all remaining distributions as of the beginning of the accrual period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Class, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of an interest in a Regular Class will be calculated based on its issue price and assuming that such interest will be prepaid in all periods in accordance with the Prepayment Assumption. The original issue discount accruing during any accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgages exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Class). If the relative principal payment priorities of the Classes of a Series change (e.g., for Sticky Jump Classes), any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount accruing during any accrual period, computed as described above, is negative for any such period, the Owner will be entitled to offset such amount only against future positive original issue discount accruing from such Class, and Freddie Mac intends to report income to the Internal Revenue Service in all cases in this manner. Although not entirely free from doubt, such an Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Owner is entitled, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Prepayment Assumption). While the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Regular Class is a capital asset in the hands of the Owner.

     An initial Owner of interests in two or more Regular Classes issued in respect of the same REMIC Pool should be aware that the OID Regulations may treat such interests as a single debt instrument for purposes of the original issue discount provisions.

     If a subsequent Owner of an interest in a Regular Class acquires such interest for a price greater than its "adjusted issue price," but less than its remaining stated redemption price, the daily portion for any day is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Class interest for all days on and after the date of purchase. The adjusted issue price of an interest in a Regular Class on any given day is equal to its issue price, increased by all original issue discount previously includible with respect to such interest and reduced by the amount of all previous distributions with respect to such interest included in such interest's stated redemption price at maturity.

     Market Discount

     The market discount rules may also apply to an Owner of an interest in a Regular Class. Market discount equals the excess of (a) either (i) the stated redemption price (less any prior distributions included in the stated redemption price) or (ii) in the case of a Regular Class having original issue discount, the adjusted issue price over (b) such Owner's basis in the Regular Class interest. Such Owner generally must recognize accrued market discount as ordinary income to the extent of any distributions includable in the stated redemption price.

     The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") provides that, until the Treasury Department issues regulations, market discount would accrue (a) on the basis of a constant interest rate (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Class issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Class issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Such Owner also generally must treat a portion of any gain on a sale or exchange as ordinary income to the extent of the accrued, but unrecognized, market discount to the date of disposition under one of the foregoing methods. Alternatively, an Owner may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Owner in that taxable year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In addition, the deduction for a portion of an Owner's interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry an interest in a Regular Class purchased with market discount may be required to be deferred. The deferred portion would not exceed the portion of market discount that accrues but is not taken into income currently. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Class will be considered to be zero if such market discount is de minimis under a rule similar to that described above under "Original Issue Discount." Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Premium

     An interest in a Regular Class, other than an Interest Only Class, an Accrual Class and certain other Classes whose stated interest is partially or entirely included in its stated redemption price, that is purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant interest method, using the Prepayment Assumption. Such premium is an offset to interest income from an interest in a Regular Class, rather than a separate interest deduction. In addition, the Committee Report indicates Congress intended that the methods for determining the accrual of market discount described above which are alternatives to accrual on the basis of a constant interest rate also will apply for purposes of amortizing bond premium on obligations such as Regular Classes. An election made by an Owner would generally apply to all its debt instruments, unless the election is revoked with the Internal Revenue Service's consent. If an Owner's election to amortize bond premium was effective as of October 22, 1986, however, such election will apply to obligations issued after September 27, 1985 only if the Owner so chooses.

     Constant Yield Election

     The OID Regulations allow an Owner to elect to include in gross income all interest that accrues on a debt instrument by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount and market discount, as adjusted by any premium. This election is available with respect to debt instruments acquired on or after April 4, 1994.

     Retail Classes

     For purposes of the original issue and market discount rules, a payment in full of an interest in a Retail Class that is subject to payment in units or other increments, rather than on a pro rata basis with other interests in such Retail Class, will be treated as a prepayment.

     Floating Rate and Inverse Floating Rate Classes

     Based on the OID Regulations, the rules relating to original issue discount generally will apply to a Floating Rate or Inverse Floating Rate Class by assuming that the variable rate is a fixed rate that reflects the overall yield that is reasonably expected for such Class. Freddie Mac also intends to apply the rules of the Code relating to market discount and premium based on this assumption. The rules will apply to certain Floating Rate or Inverse Floating Rate Classes, however, by assuming that the variable rate is a fixed rate equal to the value of the variable rate as of the date of the applicable Supplement. The Supplement will identify those Classes as to which the assumption described in the preceding sentence applies.

TAXATION OF RESIDUAL CLASSES

     Taxation of REMIC Income

     REMIC taxable income is determined under the accrual method of accounting in the same manner as the taxable income of an individual, with certain modifications. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, reduced by amortization of any premium, on the assets in the REMIC Pool and income from the amortization of any premium on the Regular Classes. In this regard, the REMIC Pool will elect to take all such items into account by accruing interest based on a constant yield. Deductions include interest and original issue discount expense on the Regular Classes, servicing fees on the REMIC Pool Assets and other administrative expenses. An Owner of an interest in a Residual Class (a "Residual Owner") will take into account, as ordinary income or loss, the Residual Owner's allocable share of taxable income or net loss of the REMIC Pool.

     A Residual Owner may not amortize the cost of its Residual Class interest. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Class over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Class.

     A subsequent Residual Owner must report on its federal income tax returns amounts of taxable income or net loss equal to that which an original Residual Owner must report. Adjustments to reduce (or increase) the income of a subsequent Residual Owner that purchased such an interest at a price greater than (or less than) the adjusted issue price of such interest apparently are not permitted or required.

     THE TAXATION OF A RESIDUAL OWNER IS BASED ON THE INCOME AND EXPENSE OF THE REMIC POOL, AND NOT ON DISTRIBUTIONS TO THE RESIDUAL OWNERS. THIS METHOD OF TAXATION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CLASS THAN WOULD BE THE CASE IF (i) THE RESIDUAL CLASS WERE TAXABLE AS A DEBT INSTRUMENT OR (ii) NO PORTION OF THE TAXABLE INCOME ON THE RESIDUAL CLASS IN EACH PERIOD WERE TREATED AS "EXCESS INCLUSIONS" (AS DEFINED BELOW). IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY ON AN INTEREST IN THE UPPER-TIER RESIDUAL CLASS IN A DOUBLE-TIER SERIES OR THE RESIDUAL CLASS IN A SINGLE-TIER SERIES MAY EXCEED ANY PAYMENTS RECEIVED ON THAT CLASS. THIS MAY OCCUR BECAUSE THE YIELD OF THE MORTGAGE SECURITIES IN A DOUBLE-TIER SERIES, AND THE REMIC POOL ASSETS IN A SINGLE-TIER SERIES, TYPICALLY WILL EXCEED THE AVERAGE YIELD OF THE REGULAR CLASSES IN EARLIER PERIODS. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF AN INTEREST IN A RESIDUAL CLASS AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF INTERESTS IN A RESIDUAL CLASS." INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING AN INTEREST IN A RESIDUAL CLASS.

     Losses

     A Residual Owner may recognize a net loss of the REMIC Pool only to the extent of the adjusted basis of its interest in the Residual Class. A Residual Owner that is a U.S. person (as defined below), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Treatment of Certain Items of REMIC Income and Expense

     Original Issue Discount. In the case of a Double-Tier Series, the OID Regulations provide, and Freddie Mac intends to report assuming, that the Mortgage Securities will be treated as a single debt instrument for purposes of the original issue discount provisions. As previously discussed, the timing of recognition of negative original issue discount, if any, on a Regular Class is uncertain; as a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such Regular Class would exceed the maximum amount of future payments with respect to such Regular Class, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the Prepayment Assumption).

     Market Discount. In respect of Mortgages that have market discount, such market discount would be recognized in the same fashion as if it were original issue discount.

     Premium. The election to amortize premium under Code Section 171 will not be available for premium on Mortgages that are obligations of individuals originated on or prior to September 27, 1985. Premium on such Mortgages may be deductible, if in accordance with a reasonable method. The allocation of such premium pro rata among principal payments or on the basis of a constant interest rate should be considered a reasonable method.

     Excess Inclusions

     A portion of the REMIC taxable income of each Residual Owner will be subject to federal income tax in all events. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter over the daily accruals for such period. The daily accruals are equal to the product of (i) 120% of the federal long-term rate (based on quarterly compounding) under Code Section 1274(d) determined for the month in which the Residual Class is issued and (ii) the adjusted issue price of such interest at the beginning of such quarter. The federal long-term rate for the month of issuance of a Residual Class is published by the Internal Revenue Service on or about the 20th of the preceding month. The adjusted issue price of an interest in a Residual Class at the beginning of a quarter is the issue price of the interest, plus the amount of the daily accruals of REMIC income attributable to such interest for all prior quarters, decreased (but not below zero) by any prior distributions. The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Class is not considered to be "significant," then a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. This authority has not been exercised.

     "Excess inclusions" may not be offset by unrelated losses or loss carryforwards of a Residual Owner. Thrift institutions, however, are permitted to use losses to offset their excess inclusion income from a Residual Class if such Class has "significant value." The regulations under Code Sections 860A through 860G (the "REMIC Regulations") provide that a REMIC residual interest has significant value if, as of the pricing date or the closing date, (i) the issue price of such interest equals at least 2% of the aggregate of the issue prices of all interests in the REMIC and (ii) the anticipated weighted average life of such REMIC residual interest is at least 20% of the anticipated weighted average life of the REMIC.

     A Residual Owner's excess inclusion is treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of distributions made by such entities would constitute excess inclusions.

          Legislation has been introduced with respect to the relationship between excess inclusions and the alternative minimum tax. Such legislation generally would be effective for taxable years beginning after December 31, 1986. This legislation provides that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. No prediction can be made whether such legislation will be enacted.

     Prohibited Transactions

     Income from certain transactions, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Owners, but rather will be taxed directly to the REMIC Pool at a 100% rate. Because of Freddie Mac's guarantee, in the event such tax is imposed on a REMIC Pool, payments of principal and interest on the Multiclass PCs will not be affected.

SALE OR EXCHANGE OF MULTICLASS PCS

     An Owner generally will recognize gain or loss upon sale or exchange of a Multiclass PC equal to the difference between the amount received and the Owner's adjusted basis in the Multiclass PC. The adjusted basis in a Multiclass PC generally will equal the cost of the Multiclass PC, increased by income previously included, and reduced (but not below zero) by previous distributions and by any amortized premium, in the case of an interest in a Regular Class, or net losses allowed as a deduction, in the case of an interest in a Residual Class.

     Except as described below, any gain or loss on the sale or exchange of a Multiclass PC held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution; and (ii) in the case of an interest in a Regular Class, (a) to the extent of any accrued, but unrecognized, market discount or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

     Whether the termination of the REMIC will be treated as a sale or exchange of a Residual Owner's interest is not clear. If it is, the Residual Owner will recognize a loss at that time equal to the amount of the Owner's remaining adjusted basis in such interest.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of an interest in a Residual Class where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091 with respect to) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Class.

TRANSFERS OF INTERESTS IN A RESIDUAL CLASS

     Disqualified Organizations

     A transfer of an interest in a Residual Class to a "disqualified organization" (as defined below) may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such interest and (ii) the highest corporate marginal federal income tax rate. Such a tax generally would be imposed on the transferor of the interest in the Residual Class, except that if the transfer is through an agent for a disqualified organization, the agent is liable. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     A "pass-thru entity" (as defined below) is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions to the extent disqualified organizations hold interests in the pass-thru entity. However, such tax will not apply if the pass-thru entity receives an affidavit that the record holder is not a disqualified organization and does not have actual knowledge that the affidavit is false.

     For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as maybe provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to such interest, be treated as a pass-thru entity.

     The Multiclass PC Agreement provides that any attempted transfer of a beneficial or record interest in a Residual Class will be null and void unless
(i) the proposed transferee provides to Freddie Mac (a) an affidavit that such transferee is not a disqualified organization and is not purchasing such interest on behalf of a disqualified organization and (b) if requested by Freddie Mac, an opinion of counsel to the effect that the proposed transfer will not cause such Residual Class interest to be held by a disqualified organization; or (ii) Freddie Mac consents to such transfer.

     Legislation has been introduced that would treat all partners in any "large partnership" as "disqualified organizations," thus subjecting such a partnership to tax on all of its excess inclusions at the highest corporate rate. The legislation would also disallow 70% of any large partnership's miscellaneous itemized deductions, including the deductions for servicing compensation relating to the PCs in a REMIC Pool, although the remaining deductions would not be subject to the 2% floor at the partner level. A "large partnership" generally includes a partnership having 250 or more partners during any taxable year. This legislation would be effective for taxable years ending on or after December 31, 1993. No prediction can be made whether such legislation will be enacted.

     Additional Transfer Restrictions

     Under the REMIC Regulations, a transfer of a noneconomic residual interest is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if, at the time of the transfer, the transferor knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A transferor will be presumed to lack such knowledge (or reason to know) if, after a reasonable investigation, the transferor finds that the transferee historically paid its debts as they came due, and finds no significant evidence that the transferee would not continue to do so, and the transferee represents to the transferor that (i) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (ii) the transferee intends to pay the taxes associated with owning the residual interest as they come due. The scope of due diligence required under this rule is uncertain. A residual interest in a REMIC (including a residual interest with significant value at issuance) is a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the taxes accrued.

     The REMIC Regulations provide that any transfer of a residual interest (whether or not a noneconomic residual interest) to a non-U.S. person is disregarded for all federal tax purposes if the residual interest has "tax avoidance potential." A residual interest has tax avoidance potential under the REMIC Regulations unless, at the time of transfer, the transferor reasonably expects that:

        (i) for each excess inclusion, the REMIC will distribute on the residual interest an amount that will equal at least 30% of the excess inclusion, and

        (ii) the transferee will receive each such distribution from the REMIC at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

The reasonable expectation requirement will be satisfied if the above test would be met assuming that the Mortgages underlying the REMIC's assets were to prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption. The REMIC Regulations also provide that a transfer from a non-U.S. person to a U.S. person or to a non-U.S. person engaged in a United States trade or business is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     With respect to a Residual Class that has been held at any time by a non-U.S. person, Freddie Mac (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Class that Freddie Mac reasonably determines is required to be withheld. If Freddie Mac (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Owners of any such Residual Class, until it can make the more accurate determination.

     Certain restrictions will be imposed on transfers of the interests in the Residual Classes, including the requirement that no transfer to a non-U.S. person (or, for certain Residual Classes, to any person) will be permitted without Freddie Mac's written consent. These restrictions, together with those imposed under the REMIC Regulations, may have the practical effect of rendering the interests in certain Residual Classes non-transferable.

     The term "non-U.S. person" means any person that is not a "U.S. person." A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Miscellaneous

     If the equity interest in a non-U.S. person investor is held in whole or in part by a U.S. person, such investor or U.S. person should consult its own tax advisors regarding any tax consequences to such U.S. person of the investor's purchase of an interest in a Residual Class.

     The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a Residual Class are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its tax advisors.

TREATMENT OF SERVICING COMPENSATION

     An Owner that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed 2% of the Owner's adjusted gross income, and such Owner may not be able to deduct such fees and expenses to any extent in computing such Owner's alternative minimum tax liability. Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgages or to Freddie Mac. These deductions will be allocated entirely to the Residual Owners in the case of REMIC Pools with multiple classes of interests that pay their principal amounts sequentially. As a result, the REMIC Pool will report additional taxable income to Residual Owners in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such Residual Class may have taxable income in excess of the cash received. In the case of a "Single-class REMIC" as defined in applicable Treasury regulations, such deductions will be allocated proportionately among the Regular and Residual Classes.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Classes

          Interest, including original issue discount, distributable to the Owner of a Regular Class interest that is a non-U.S. person not engaged in a U.S. trade or business will be considered "portfolio interest" and, therefore, will not be subject to the 30% United States withholding tax provided that such non-U.S. person provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner of the Regular Class interest is a non-U.S. person. If such statement is not provided, 30% withholding will apply unless an income tax treaty reduces or eliminates such tax. If the interest is effectively connected with the conduct of a trade or business within the United States by a non-U.S. person, such non-U.S. person will be subject to United States federal income tax at regular rates. Owners of Regular Class interests that are non-U.S. persons should consult their own tax advisors.

     Residual Classes

     A distribution to a Residual Owner that is a non-U.S. person will not be subject to the 30% withholding tax provided that (i) the conditions described in the preceding paragraph are met and (ii) the distribution does not constitute an "excess inclusion" (but only, in the case of a Single-Tier Series or the Lower-Tier REMIC Pool in a Double-Tier Series, to the extent the Mortgages were originated after July 18, 1984). Excess inclusions are subject to a 30% withholding tax in all events when distributions are made (or when the interest in the Residual Class is disposed of). The Code grants the Treasury Department authority to issue regulations requiring withholding earlier if necessary to prevent avoidance of tax. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering this issue. Residual Owners that are non-U.S. persons should consult their own tax advisors.

BACKUP WITHHOLDING

     Distributions made on the Multiclass PCs and proceeds from the sale of Multiclass PCs to or through certain brokers may be subject to a "backup" withholding tax of 31% (20% for payments prior to January 1, 1993) of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the Owner of the Multiclass PCs complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Multiclass PCs would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

REPORTING AND ADMINISTRATIVE MATTERS

     Reports will be made to the Internal Revenue Service and to Holders of record of Multiclass PCs that are not excepted from the reporting requirements.

     Freddie Mac will prepare, sign and file federal income tax returns for each REMIC Pool. To the extent allowable, Freddie Mac will also act as the tax matters partner for each REMIC Pool. Each Residual Owner, by the acceptance of its interest in a Residual Class, agrees that Freddie Mac will act as the Owner's fiduciary in the performance of any duties required of the Owner in the event that the Owner is the tax matters partner.

     A Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Owner owns 100% of the Residual Class for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Class interest as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

                              ERISA CONSIDERATIONS

          A Department of Labor regulation provides that, if an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), acquires a "guaranteed governmental mortgage pool certificate," then, for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code, the plan's assets include the certificate and all of its rights with respect to the certificate, but do not, solely by reason of the plan's holding of the certificate, include any of the mortgages underlying the certificate. Under this regulation, the term "guaranteed governmental mortgage pool certificate" includes a certificate "backed by, or evidencing an interest in, specified mortgages or participation interests therein" if interest and principal payable on the certificate are guaranteed by Freddie Mac. The effect of the regulation is to make clear that the sponsor (that is, the entity that organizes and services the pool, in this case Freddie
Mac) and other persons, in providing services with respect to the assets in the pool, would not be subject to the fiduciary responsibility provisions of Title I of ERISA, or the prohibited transaction provisions of Section 406 of ERISA or Code Section 4975, merely by reason of the plan's investment in a certificate. At the time this Labor Department regulation was issued, certificates similar to Multiclass PCs were not in existence. However, Freddie Mac has been advised by its special counsel, Cadwalader, Wickersham & Taft, that the Multiclass PCs should qualify as "guaranteed governmental mortgage pool certificates."

     The purchase of an interest in a Residual Class by a plan may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Section 860E. See "Certain Federal Income Tax Consequences -- Taxation of Residual Classes -- Excess Inclusions."

                        LEGAL INVESTMENT CONSIDERATIONS

     Investors should consult their own legal advisors in determining whether and to what extent Multiclass PCs constitute legal investments for such investors and whether and to what extent Multiclass PCs can be used as collateral for various types of borrowings. In addition, financial institutions should consult their legal advisors or regulators in determining the appropriate treatment of Multiclass PCs under any applicable risk-based capital or similar rules. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investments in certain Classes of Multiclass PCs or in Multiclass PCs generally. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging the Multiclass PCs of any Class. Depository institutions should review and consider the applicability of the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities, as revised, which, among other things, sets forth guidelines for investing in certain types of mortgage-related securities, including Multiclass PCs.

                                                                   ANNEX 1

                     POOLED CERTIFICATE CURRENT INFORMATION

      The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from FNMA and FHLMC, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

      The Depositor has sold a 43.93% percentage interest in the Pooled FNMA Certificates to the Trustee and the Depositor has sold a 100.00% percentage interest in the Pooled FHLMC Certificates to the Trustee.

      "Weighted average" numbers are calculated based on the loan balances as of December 1, 1996.

      The Issue Date for the Pooled FNMA Certificates was January 28, 1994 and the Issue Date for the Pooled FHLMC Certificates was November 29, 1996.

      The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Exhibit I and Exhibit II.

      1. Shelf and Series. These first two columns indicate, collectively, and the "shelf" name and series designation of each Underling Series. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates - General".

      2. Certif Type. NTL/INV indicates that the Pooled FHLMC Certificates have a notional principal balance and bear interest at rates that are based on an index (in this case, LIBOR) and that vary inversely with changes in the index. FTL indicates that the Pooled FNMA Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary directly with changes in the index.

      3. Coupon. This column indicates the November interest rates in the case of the Pooled FNMA Certificates and the December interest rate in the case of the Pooled FHLMC Certificates.

      4. Class Original Balance. This column lists the principal balance of the Pooled FNMA Certificates and the December notional principal balance of the Pooled FHLMC Certificates as of the related Issue Date.

      5. Class Percentage in Trust. This is the percentage which the respective Pooled Certificates constitute of its class.

      6. Class Current Balance. This column shows the December principal balance of the Pooled FNMA Certificates and the December notional principal balance of the Pooled FHLMC Certificates.

      7. Original Mortgage Loan Balance. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate.

      8. Current Mortgage Loan Balance. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate as of December 1, 1996.

      9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

      10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

      11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

      12. WALA/CAGE. Under this heading is the weighted average months since origination for the Mortgage Loans underlying each Pooled Certificate.


                                        Class                    Class          Original      Current
       Series/    Cerif    Current     Original       Class %   Current        Mortgage      Mortgage                       WALA/
Shelf  Class      Type     Coupon(1)   Balance       In Trust   Balance      Loan Balance  Loan Balance  WAC  CNWAC    WAM  CAGE
-----  -------    -----    ---------   --------      --------   -------      ------------  ------------  ---  -----    ---  -----

FHLMC   1910 - SC  NTL/INV    2.9125   40,623,157(2) 100.00%  40,623,157(2)  500,000,001  498,954,727  8.516  8.000    357     2
FNMA    94-6F      FLT       7.40625   150,000,000    43.93%     61,948,523  150,000,000  150,000,000  8.336  7.846    295    57


(1) November coupon for Pooled FNMA Certificates and December coupon for Pooled FHLMC Certificates
(2) The Pooled FHLMC Certificates have a notional principal balance.

                      [This Page Intentionally Left Blank]
PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                                     SELLER


         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or partici- pations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) con- ditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

         Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

         The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

         The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences." (cover continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                     The date of this Prospectus is October 10, 1996.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                              AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street - Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center - 13th Floor, New York, New York 10048.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.


                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates--Reports to Certificateholders."


                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates.

Title of Securities....................   Mortgage Pass-Through Certificates
                                         (Issuable in Series).

Seller.................................   Bear Stearns Mortgage Securities
                                          Inc., a Delaware corporation and
                                          a wholly-owned subsidiary of Bear
                                          Stearns Mortgage Capital
                                          Corporation. See "The Seller."

Trustee................................   The Trustee for each Series of
                                          Certificates will be specified in the
                                          related Prospectus Supplement.

Master Servicer........................   One or more entities named as a Master
                                          Servicer in the related Prospectus
                                          Supplement, which may be an affiliate
                                          of the Seller.  See "The Pooling and
                                          Servicing Agreement--Certain Matters
                                          Regarding the Master Servicer and the
                                          Seller."

Trust Fund Assets......................   A Trust Fund for a Series of
                                          Certificates will include the Mortgage
                                          Assets consisting of (i) a pool (a
                                          "Mortgage Pool") of Single Family
                                          Loans, Multifamily Loans, Cooperative
                                          Loans or Contracts (collectively, the
                                          "Mortgage Loans"), (ii) Agency
                                          Securities or (iii) Private Mortgage-
                                          Backed Securities, together with
                                          payments in respect of such Mortgage
                                          Assets and certain other accounts,
                                          obligations or agreements, in each
                                          case as specified in the related
                                          Prospectus Supplement.

A.  Single Family, Cooperative
    and Multi-family Loans.............   Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans will be secured by
                                          first mortgage liens on one- to
                                          four-family residential properties.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Cooperative Loans will be
                                          secured by security interests
                                          in shares issued by private,
                                          nonprofit, cooperative housing
                                          housing corporations ("Cooperatives")
                                          and in the related proprietary leases
                                          or occupancy agreements granting
                                          exclusive rights to occupy specific
                                          dwelling units in such Cooperatives'
                                          buildings.  Single Family Loans and
                                          Cooperative Loans may be conventional
                                          loans (i.e., loans that are not
                                          insured or guaranteed by any
                                          governmental agency), insured by the
                                          Federal Housing Authority ("FHA") or
                                          partially guaranteed by the Veterans
                                          Administration ("VA") as specified in
                                          the related Prospectus Supplement.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans and Cooperative Loans
                                          will all have individual principal
                                          balances at origination of not less
                                          than $25,000 and not more than
                                          $1,000,000, and original terms to
                                          stated maturity of 15 to 40 years.

                                          Multifamily Loans will be secured by
                                          first mortgage liens on rental
                                          apartment buildings or projects
                                          containing five or more residential
                                          units, including apartment buildings
                                          owned by Cooperatives. Such loans may
                                          be conventional loans or insured by
                                          the FHA, as specified in the related
                                          Prospectus Supplement. Unless
                                          otherwise specified in the related
                                          Prospectus Supplement, Multifamily
                                          Loans will all have individual
                                          principal balances at origination of
                                          not less than $25,000 and original
                                          terms to stated maturity of not more
                                          than 40 years.

                                          The payment terms of the Mortgage
                                          Loans to be included in a Trust Fund
                                          will be described in the related
                                          Prospectus Supplement and may
                                          include any of the following features
                                          or combinations thereof or other
                                          features described in the related
                                          Prospectus Supplement:

                                          (a) Interest may be payable t a fixed
                                              rate, a rate adjustable from time
                                              to time in relation to an index,
                                              a rate that is fixed for a period
                                              of time or under certain
                                              circumstances and is followed by
                                              an adjustable rate, a rate that
                                              otherwise varies from time to
                                              time, or a rate that is
                                              convertible from an adjustable
                                              rate to a fixed rate.  Changes to
                                              an adjustable rate may be subject
                                              to periodic limitations, maximum
                                              rates, minimum rates or a
                                              combination of such limitations.
                                              Accrued interest may be deferred
                                              and added to the principal of a
                                              Mortgage Loan for such periods
                                              and under such circumstances as
                                              may be specified in the related
                                              Prospectus Supplement.  Mortgage
                                              Loans may provide for the payment
                                              of interest at a rate lower than
                                              the specified interest rate on the
                                              Mortgage Loan (the "Mortgage
                                              Rate") for a period of time or for
                                              the life of the Mortgage Loan, and
                                              the amount of any difference may
                                              be contributed from funds
                                              supplied by the seller of the
                                              Mortgaged Property or another
                                              source ("Buydown Loans") or may
                                              be treated as accrued interest and
                                              added to the principal of the
                                              Mortgage Loan.

                                          (b) Principal may be payable on a
                                              level debt service basis to fully
                                              amortize, the Mortgage Loan over
                                              its term, may be calculated on the
                                              basis of an assumed amortization
                                              schedule that is significantly
                                              longer than the original term  to
                                              maturity or on an interest rate
                                              that is different from the
                                              interest rate on the Mortgage Loan
                                              or may not be amortized during
                                              all or a portion of the original
                                              term.  Payment of all or a
                                              substantial portion of the
                                              principal may be due on maturity
                                              ("balloon" payments).  Principal
                                              may include interest that has
                                              has been deferred and added to
                                              the principal balance of the
                                              the Mortgage Loan.

                                          (c) Payments of principal and interest
                                              may be fixed for the life of the
                                              Mortgage Loan, may increase over
                                              a specified period of time or may
                                              or may change from period to
                                              period.  Mortgage Loans may
                                              include limits on periodic
                                              increases or decreases in the
                                              amount of monthly payments and
                                              may include maximum or minimum
                                              amounts of monthly payments.

                                         (d)  Prepayments of principal may be
                                              subject to a prepayment fee, which
                                              may be fixed for the life of the
                                              Mortgage Loan or may decline over
                                              time, and may be prohibited for
                                              the life of the Mortgage Loan or
                                              for certain periods ("lockout
                                              periods").  Certain Mortgage
                                              Loans may permit prepayments after
                                              expiration of the applicable
                                              lockout period and may require the
                                              payment of a prepayment fee in
                                              connection with any such
                                              subsequent prepayment.  Other
                                              Mortgage Loans may permit
                                              prepayments without payment of a
                                              fee unless the prepayment occurs
                                              during specified time periods.
                                              The Mortgage Loans may include
                                              due-on-sale clauses which permit
                                              the mortgagee to demand payment of
                                              the entire Mortgage Loan in
                                              connection with the sale or
                                              certain transfers of the related
                                              Mortgaged Property.  Other
                                              Mortgage Loans may be assumable
                                              by persons meeting the then
                                              applicable underwriting standards
                                              of the Lender.

                                              Certain Mortgage Loans may be
                                              originated or acquired in
                                              connection with employee
                                              relocation programs.  The
                                              real property constituting
                                              security for repayment of a
                                              Mortgage Loan may be located
                                              in any one of the fifty
                                              states or the District of
                                              Columbia.  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, all of
                                              the Mortgage Loans will be
                                              covered by standard hazard
                                              insurance policies insuring
                                              against losses due to fire
                                              and various other causes.  The
                                              Mortgage Loans will be
                                              covered by primary mortgage
                                              insurance policies to the extent
                                              provided in the related
                                              Prospectus Supplement. All
                                              Mortgage Loans will have been
                                              purchased by the Seller,
                                              either directly or through an
                                              affiliate, from Lenders.

B.  Contracts...............................  Contracts will consist of conditional sales and
                                              installment sales or loan
                                              agreements secured by new or
                                              used Manufactured Homes (as
                                              defined herein).  Contracts
                                              may be conventional loans,
                                              insured by the FHA or
                                              partially guaranteed by the
                                              VA, as specified in the
                                              related Prospectus
                                              Supplement. Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, each
                                              Contract will be fully amortizing
                                              and will bear interest at a fixed
                                              accrual percentage rate
                                              ("APR").  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement,
                                              Contracts will all have
                                              individual principal balances
                                              at origination of not less
                                              than $10,000 and not more
                                              than $1,000,000 and original
                                              terms to stated maturity of 5 to
                                              30 years.

C.  Agency Securities.......................  The Agency Securities will consist of (i) fully modified
                                              pass-through mortgage-backed
                                              certificates guaranteed as to
                                              timely payment of principal
                                              and interest by the
                                              Government National Mortgage
                                              Association ("GNMA Certificates"),
                                              (ii) Guaranteed Mortgage
                                              Pass-Through Certificates
                                              issued and guaranteed as to
                                              timely payment of principal
                                              and interest by the Federal
                                              National Mortgage Association
                                              ("FNMA Certificates"),  (iii)
                                              Mortgage Participation
                                              Certificates issued and
                                              guaranteed as to timely
                                              payment of interest and,
                                              unless otherwise specified in
                                              the related Prospectus
                                              Supplement, ultimate payment
                                              of principal by the Federal
                                              Home Loan Mortgage
                                              Corporation ("FHLMC
                                              Certificates"), (iv) stripped
                                              mortgage-backed securities
                                              representing an undivided
                                              interest in all or a part of
                                              either the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal
                                              distributions) or in some
                                              specified portion of the
                                              principal and interest
                                              distributions (but not all of
                                              such distributions) on
                                              certain GNMA, FNMA, FHLMC or other
                                              government agency or
                                              government-sponsored agency
                                              Certificates and, unless
                                              otherwise specified in the
                                              Prospectus Supplement,
                                              guaranteed to the same extent
                                              as the underlying securities,
                                              (v) another type of guaranteed
                                              pass-through certificate
                                              issued or guaranteed by GNMA,
                                              FNMA, FHLMC or another
                                              government agency or
                                              government-sponsored agency
                                              and described in the related
                                              Prospectus Supplement, or
                                              (vi) a combination of such Agency
                                              Securities.  All GNMA
                                              Certificates will be backed
                                              by the full faith and credit of
                                              the United States.  No FNMA
                                              or FHLMC Certificates will be
                                              backed, directly or indirectly,
                                              by the full faith and credit of
                                              the United States.  The Agency
                                              Securities may consist of pass-
                                              through securities issued under
                                              the GNMA I Program, the GNMA II
                                              Program, FHLMC's Cash or
                                              Guarantor Program or another
                                              program specified in the
                                              Prospectus Supplement. The
                                              payment characteristics of
                                              the Mortgage Loans underlying
                                              the Agency Securities will be
                                              described in the related
                                              Prospectus Supplement.

D.  Private Mortgage-Backed
    Securities................................Private Mortgage-Backed
                                              Securities may include (i)
                                              mortgage participations or
                                              pass-through certificates
                                              representing beneficial interests
                                              in certain Mortgage Loans or (ii)
                                              Collateralized Mortgage
                                              Obligations ("CMOs") secured
                                              by such Mortgage Loans. Private
                                              MortgageBacked Securities may
                                              include stripped mortgage-backed
                                              securities representing an
                                              undivided interest in all or a
                                              part of any of the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal distributions)
                                              or in some specified portion of
                                              the principal and interest
                                              distributions (but not all of such
                                              distributions) on certain mortgage
                                              loans. Although individual
                                              Mortgage Loans underlying a
                                              Private Mortgage-Backed Security
                                              may be insured or guaranteed by
                                              the United States or an agency or
                                              instrumentality thereof, they need
                                              not be, and the Private
                                              Mortgage-Backed Securities
                                              themselves will not be so insured
                                              or guaranteed.  See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities." Unless otherwise
                                              specified in the Prospectus
                                              Supplement relating to a Series of
                                              Certificates, payments on the
                                              Private Mortgage-Backed Securities
                                              will be distributed directly to
                                              the Trustee as registered owner of
                                              such Private Mortgage-Backed
                                              Securities. See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities."

                                              The related Prospectus Supplement
                                              for a Series will specify (i) the
                                              aggregate approximate principal
                                              amount and type of any Private
                                              Mortgage-Backed Securities to be
                                              included in the Trust Fund for
                                              such Series; (ii) certain
                                              characteristics of the Mortgage
                                              Loans which comprise the
                                              underlying assets for the
                                              Private Mortgage-Backed
                                              Securities including to the
                                              extent available (A) the
                                              payment features of such Mortgage
                                              Loans, (B) the approximate
                                              aggregate principal amount, if
                                              known, of the underlying Mortgage
                                              Loans which are insured or
                                              guaranteed by a governmental
                                              entity, (C) the servicing fee
                                              or range of servicing fees
                                              with respect to the Mortgage
                                              Loans, and (D) the minimum
                                              and maximum stated maturities of
                                              the Mortgage Loans at origination;
                                              (iii) the maximum original term-
                                              to-stated maturity of the Private
                                              Mortgage-Backed Securities;
                                              (iv) the weighted average
                                              term-to-stated maturity of
                                              the Private Mortgage-Backed
                                              Securities; (v) the pass-through
                                              or certificate rate or ranges
                                              thereof for the Private Mortgage-
                                              Backed Securities; (vi) the
                                              weighted average pass-through or
                                              certificate rate of the
                                              Private Mortgage-Backed
                                              Securities; (vii) the issuer
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Issuer"),
                                              the servicer of the Private
                                              Mortgage-Backed Securities (the
                                              "PMBS Servicer") and the trustee
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Trustee");
                                              (viii) certain characteristics of
                                              credit support, if any, such as
                                              reserve funds, insurance policies,
                                              letters of credit, financial
                                              guaranty insurance policies or
                                              third party guarantees, relating
                                              to the Mortgage Loans underlying
                                              the Private Mortgage-Backed
                                              Securities, or to such Private
                                              Mortgage-Backed Securities
                                              themselves; (ix) the terms on
                                              which underlying Mortgage
                                              Loans for such Private
                                              Mortgage-Backed Securities
                                              may, or are required to, be
                                              repurchased prior to stated
                                              maturity; and (x) the terms
                                              on which substitute Mortgage
                                              Loans may be delivered to
                                              replace those initially
                                              deposited with the PMBS
                                              Trustee.  See "The Trust Fund."

E.  Pre-Funding and
    Capitalized Interest
    Accounts................................  If specified in the related
                                              Prospectus Supplement, a
                                              Trust Fund will include one or
                                              more segregated trust accounts
                                              (each, a "Pre-Funding Account")
                                              established and maintained with
                                              the Trustee for the related
                                              Series. If so specified, on the
                                              closing date for such Series, a
                                              portion of the proceeds of the
                                              sale of the Certificates of
                                              such Series (such amount, the
                                              "Pre-Funded Amount") will be
                                              deposited in the Pre-Funding
                                              Account and may be used to
                                              purchase additional Primary
                                              Assets during the period of time,
                                              not to exceed six months,
                                              specified in the related
                                              Prospectus Supplement (the
                                              "Pre-Funding Period"). The
                                              Primary Assets to be so purchased
                                              will be required to have certain
                                              characteristics specified in the
                                              related Prospectus Supplement. If
                                              any Pre-Funded Amount remains on
                                              deposit in the Pre-Funding
                                              Account at the end of the Pre-
                                              Funding Period, such amount will
                                              be applied in the manner specified
                                              in the related Prospectus
                                              Supplement to prepay the
                                              Certificates of the applicable
                                              Series. The amount initially
                                              deposited in a pre-funding
                                              account for a Series of
                                              Certificates will not exceed fifty
                                              percent of the aggregate principal
                                              amount of such Series of
                                              Certificates.

                                              If a Pre-Funding Account is
                                              established, one or more
                                              segregated trust accounts (each, a
                                              "Capitalized Interest Account")
                                              may be established and maintained
                                              with the Trustee for the related
                                              Series. On the closing date for
                                              such Series, a portion of the
                                              proceeds of the sale of the
                                              Certificates of such Series will
                                              be deposited in the Capitalized
                                              Interest Account and used to fund
                                              the excess, if any, of (x) the
                                              sum of (i) the amount of interest
                                              accrued on the Certificates of
                                              such Series and (ii) if specified
                                              in the related Prospectus
                                              Supplement, certain fees or
                                              expenses during the Pre-Funding
                                              Period such as trustee fees and
                                              credit enhancement fees, over (y)
                                              the amount of interest available
                                              therefor from the Primary Assets
                                              in the Trust Fund. Any amounts on
                                              deposit in the Capitalized
                                              Interest Account at the end of the
                                              Pre-Funding Period that are not
                                              necessary for such purposes will
                                              be distributed to the person
                                              specified in the related
                                              Prospectus Supplement.

Description of the
Certificates.............................     Each Certificate will represent a
                                              beneficial ownership interest in
                                              a Trust Fund created by the Seller
                                              pursuant to a Pooling and
                                              Servicing Agreement (each, an
                                              "Agreement") among the Seller, the
                                              Master Servicer(s) and the Trustee
                                              for the related Series. The
                                              Certificates of any Series may be
                                              issued in one or more classes as
                                              specified in the related
                                              Prospectus Supplement. A Series of
                                              Certificates may include one or
                                              more classes of senior
                                              Certificates (collectively, the
                                              "Senior Certificates") which
                                              receive certain preferential
                                              treatment specified in the related
                                              Prospectus Supplement with
                                              respect to one or more classes of
                                              subordinate Certificates
                                              (collectively, the "Subordinated
                                              Certificates"). Certain Series or
                                              classes of Certificates may be
                                              covered by insurance policies,
                                              cash accounts, letters of credit,
                                              financial guaranty insurance
                                              policies, third party guarantees
                                              or other forms of credit
                                              enhancement as described herein
                                              and in the related Prospectus
                                              Supplement.

                                              One or more classes of
                                              Certificates of each Series (i)
                                              may be entitled to receive
                                              distributions allocable only to
                                              principal, only to interest or to
                                              any combination thereof; (ii) may
                                              be entitled to receive
                                              distributions only of prepayments
                                              of principal throughout the
                                              lives of the Certificates or
                                              during specified periods; (iii)
                                              may be subordinated in the right
                                              to receive distributions of
                                              scheduled payments of principal,
                                              prepayments of principal, interest
                                              or any combination thereof to one
                                              or more other classes of
                                              Certificates of such Series
                                              throughout the lives of the
                                              Certificates or during specified
                                              periods or may be subordinated
                                              with respect to certain losses or
                                              delinquencies; (iv) may be
                                              entitled to receive such
                                              distributions only after the
                                              occurrence of events specified
                                              in the Prospectus Supplement; (v)
                                              may be entitled to receive
                                              distributions in accordance with a
                                              schedule or formula or on the
                                              basis of collections from
                                              designated portions of the
                                              assets in the related Trust
                                              Fund; (vi) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to receive interest
                                              at a fixed rate or a rate that is
                                              subject to change from time to
                                              time; and (vii) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to distributions
                                              allocable to interest only
                                              after the occurrence of
                                              events specified in the Prospectus
                                              Supplement and may accrue interest
                                              until such events occur, in each
                                              case as specified in the
                                              Prospectus Supplement. The
                                              timing and amounts of such
                                              distributions may vary among
                                              classes, over time, or otherwise
                                              as specified in the related
                                              Prospectus Supplement.

Distributions on the
Certificates..............................    Distributions on the
                                              Certificates entitled thereto
                                              will be made monthly,
                                              quarterly, semi-annually or
                                              at such other intervals and on
                                              such other Distribution Dates
                                              specified in the Prospectus
                                              Supplement solely out of the
                                              payments received in respect
                                              of the assets of the related
                                              Trust Fund or other assets
                                              pledged for the benefit of
                                              the Certificates as specified in
                                              the related Prospectus
                                              Supplement.  The amount
                                              allocable to payments of
                                              principal and interest on any
                                              Distribution Date will be
                                              determined as specified in
                                              the Prospectus Supplement.
                                              Unless otherwise specified in the
                                              Prospectus Supplement, all
                                              distributions will be made
                                              pro rata to Certificateholders
                                              of the class entitled thereto,
                                              and the aggregate original
                                              principal balance of the
                                              Certificates will equal the
                                              aggregate distributions
                                              allocable to principal that
                                              such Certificates will be
                                              entitled to receive. If
                                              specified in the Prospectus
                                              Supplement, the Certificates
                                              will have an aggregate
                                              original principal balance
                                              equal to the aggregate unpaid
                                              principal balance of the
                                              Mortgage Assets as of a date
                                              specified in the related
                                              Prospectus Supplement related
                                              to the creation of the Trust
                                              Fund (the "Cut-off Date") and
                                              will bear interest in the
                                              aggregate at a rate equal to
                                              the interest rate borne by
                                              the underlying Mortgage Loans,
                                              Agency Securities or Private
                                              Mortgage-Backed Securities,
                                              net of the aggregate
                                              servicing fees and any other
                                              amounts specified in the
                                              Prospectus Supplement.  If
                                              specified in the Prospectus
                                              Supplement, the aggregate original
                                              principal balance of the
                                              Certificates and interest rates
                                              on the classes of Certificates
                                              will be determined based on the
                                              cash flow on the Mortgage
                                              Assets.  The Pass-Through
                                              Rate at which interest will be
                                              passed through to holders of
                                              Certificates entitled thereto
                                              may be a fixed rate or a rate
                                              that is subject to change
                                              from time to time from the time
                                              and for the periods, in each
                                              case as specified in the
                                              Prospectus Supplement. Any
                                              such rate may be calculated
                                              on a loan-by-loan, weighted
                                              average or other basis, in
                                              each case as described in the
                                              Prospectus Supplement.

Credit Enhancement .........................  The assets in a Trust Fund or the Certificates of one or
                                              more classes in the related
                                              Series may have the benefit
                                              of one or more types of credit
                                              enhancement described in the
                                              related Prospectus Supplement.
                                              The protection against losses
                                              afforded by any such credit
                                              support will be limited. Such
                                              credit enhancement may include
                                              one or more of the following
                                              types:

A.  Subordination..........................  The rights of the holders of the Subordinated Certificates
                                             of a Series to receive
                                             distributions with respect to
                                             the assets in the related
                                             Trust Fund will be
                                             subordinated to such rights
                                             of the holders of the Senior
                                             Certificates of the same
                                             Series to the extent
                                             described in the related Prospectus
                                             Supplement. This subordination
                                             is intended to enhance the
                                             likelihood of regular receipt
                                             by holders of Senior
                                             Certificates of the full
                                             amount of payments which such
                                             holders would be entitled to
                                             receive if there had been no
                                             losses or delinquencies.  The
                                             protection afforded to the
                                             holders of Senior Certificates
                                             of a Series by means of the
                                             subordination feature may be
                                             accomplished by (i) the
                                             preferential right of such
                                             holders to receive, prior to
                                             any distribution being made
                                             in respect of the related
                                             Subordinated Certificates,
                                             the amounts of principal and
                                             interest due them on each
                                             Distribution Date out of the
                                             funds available for
                                             distribution on such date in
                                             the related Certificate
                                             Account and, to the extent
                                             described in the related
                                             Prospectus Supplement, by the
                                             right of such holders to
                                             receive future distributions
                                             on the assets in the related
                                             Trust Fund that would
                                             otherwise have been payable
                                             to the Subordinated
                                             Certificateholders;
                                             (ii) reducing the ownership
                                             interest of the related
                                             subordinated Certificates;
                                             (iii) a combination of
                                             clauses (i) and (ii) above; or (iv)
                                             as otherwise described in the
                                             related Prospectus
                                             Supplement.  The protection
                                             afforded to the holders of
                                             Senior Certificates of a
                                             Series by means of the
                                             subordination feature also
                                             may be accomplished by allocating
                                             certain types of losses or
                                             delinquencies to the
                                             Subordinated Certificates to
                                             the extent described in the
                                             related Prospectus
                                             Supplement.

                                             If so specified in the related
                                             Prospectus Supplement, the
                                             same class of Certificates
                                             may be Senior Certificates with
                                             respect to certain types of
                                             payments or certain types of
                                             losses or delinquencies and
                                             Subordinated Certificates
                                             with respect to other types of
                                             payments or types of losses
                                             or delinquencies.  If so
                                             specified in the related
                                             Prospectus Supplement,
                                             subordination may apply only
                                             in the event of certain types
                                             of losses not covered by
                                             other forms of credit support,
                                             such as hazard losses not covered
                                             by standard hazard insurance
                                             policies or losses due to the
                                             bankruptcy of the borrower.
                                             If specified in the Prospectus
                                             Supplement, a reserve fund
                                             may be established and
                                             maintained by the deposit
                                             therein of distributions
                                             allocable to the holders of
                                             Subordinated Certificates
                                             until a specified level is
                                             reached. The related
                                             Prospectus Supplement will
                                             set forth information concerning
                                             the amount of subordination
                                             of a class or classes of
                                             Subordinated Certificates in
                                             a Series, the circumstances in
                                             which such subordination will
                                             be applicable, the manner, if
                                             any, in which the amount of
                                             subordination will decrease
                                             over time, the manner of
                                             funding the related reserve
                                             fund, if any, and the
                                             conditions under which
                                             amounts in any such reserve fund
                                             will be used to make
                                             distributions to holders of Senior
                                             Certificates or released from
                                             the related Trust Fund.

B.  Reserve Accounts.......................  One or more Reserve Accounts may be established and
                                             maintained for each Series.
                                             The related Prospectus
                                             Supplement will specify
                                             whether or not any such
                                             Reserve Account will be
                                             included in the corpus of the
                                             Trust Fund for such Series
                                             and will also specify the manner
                                             of funding the related
                                             Reserve Account and the conditions
                                             under which the amounts in
                                             any such Reserve Account will be
                                             used to make distributions to
                                             holders of Certificates of a
                                             particular class or released
                                             from the related Trust Fund.

C.  Pool Insurance Policy..................  A mortgage pool insurance policy or policies (the "Pool
                                             Insurance Policy") may be
                                             obtained and maintained for
                                             each Series pertaining to
                                             Single Family Loans,
                                             Cooperative Loans or
                                             Contracts, limited in scope,
                                             covering defaults on the
                                             related Single Family Loans,
                                             Cooperative Loans or Contracts
                                             in an initial amount equal
                                             to a specified percentage of
                                             the aggregate principal balance
                                             of all Single Family Loans,
                                             Cooperative Loans or
                                             Contracts included in the Mortgage
                                             Pool as of the Cut-off Date or
                                             such other date as is
                                             specified in the related
                                             Prospectus Supplement.

D.  Special Hazard Insurance
    Policy.................................  In the case of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts, certain physical
                                             risks that are not otherwise
                                             insured against by standard
                                             hazard insurance policies may
                                             be covered by a special
                                             hazard insurance policy or policies
                                             (the "Special Hazard Insurance
                                             Policy").  Unless otherwise
                                             specified in the related
                                             Prospectus Supplement, each
                                             Special Hazard Insurance
                                             Policy will be limited in
                                             scope and will cover losses in an
                                             initial amount equal to the
                                             greatest of (i) a specified
                                             percentage of the aggregate
                                             principal balance of the Single
                                             Family Loans, Cooperative Loans
                                             or Contracts as of the related
                                             Cut-off Date, (ii) twice the unpaid
                                             principal balance as of the related
                                             Cut-off Date of the largest Single
                                             Family Loan, Cooperative Loan
                                             or Contract in the related Mortgage
                                             Pool, or (iii) the aggregate
                                             principal balance of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts as of the Cut-off
                                             Date secured by property in any
                                             single zip code concentration.

E.  Bankruptcy Bond........................  A bankruptcy bond or bonds
                                             (the "Bankruptcy Bond") may
                                             be obtained covering certain
                                             losses resulting from action
                                             which may be taken by a
                                             bankruptcy court in connection
                                             with a Single Family Loan,
                                             Cooperative Loan or Contract.
                                             The level of coverage of each
                                             Bankruptcy Bond will be
                                             specified in the related
                                             Prospectus Supplement.

F.  FHA Insurance and VA
    Guarantee..............................  All or a portion of the
                                             Mortgage Loans in a Mortgage
                                             Pool may be insured by FHA
                                             insurance and all or a
                                             portion of the Single Family Loans
                                             or Contracts in a Mortgage Pool
                                             may be partially guaranteed
                                             by the VA.

G.  Other Arrangements.....................  Other arrangements as described in the related
                                             Prospectus Supplement
                                             including, but not limited
                                             to, one or more letters of
                                             credit, financial guaranty
                                             insurance policies or third
                                             party guarantees, interest
                                             rate or other swap
                                             agreements, caps, collars or
                                             floors, may be used to
                                             provide coverage for certain
                                             risks of defaults or losses.
                                             These arrangements may be in
                                             addition to or in
                                             substitution for any forms of
                                             credit support described in
                                             the Prospectus.  Any such
                                             arrangement must be
                                             acceptable to each nationally
                                             recognized rating agency that rates
                                             the related Series of
                                             Certificates (the "Rating Agency").

H.  Cross Support........................  If specified in the
                                           Prospectus Supplement, the beneficial
                                           ownership of separate groups
                                           of assets or separate Trust
                                           Funds may be evidenced by
                                           separate classes of the
                                           related Series of
                                           Certificates. In such case,
                                           credit support may be
                                           provided by a cross-support feature
                                           which requires that
                                           distributions be made with
                                           respect to certain
                                           Certificates evidencing
                                           beneficial ownership of one
                                           or more asset groups or Trust
                                           Funds prior to distributions
                                           to other Certificates
                                           evidencing a beneficial
                                           ownership interest in other
                                           asset groups or Trust Funds.
                                           If specified in the
                                           Prospectus Supplement, the coverage
                                           provided by one or more forms
                                           of credit support may apply
                                           concurrently to two or more
                                           separate Trust Funds, without
                                           priority among such Trust
                                           Funds, until the credit
                                           support is exhausted.  If
                                           applicable, the Prospectus
                                           Supplement will identify the
                                           asset groups or Trust Funds
                                           to which such credit support
                                           relates and the manner of
                                           determining the amount of the
                                           coverage provided thereby and
                                           of the application of such
                                           coverage to the identified
                                           asset groups or Trust Funds.

Advances.................................  Unless otherwise specified in the related Prospectus
                                           Supplement, each Master
                                           Servicer and, if applicable,
                                           each mortgage servicing
                                           institution that services a
                                           Mortgage Loan in a Mortgage
                                           Pool on behalf of a Master
                                           Servicer (a "Sub-Servicer")
                                           will be obligated to advance
                                           amounts corresponding to
                                           delinquent principal and
                                           interest payments on such
                                           Mortgage Loan until the date
                                           on which the related
                                           Mortgaged Property is sold at a
                                           foreclosure sale or the
                                           related Mortgage Loan is
                                           otherwise liquidated. Any
                                           such obligation to make advances
                                           may be limited to amounts due
                                           holders of Senior
                                           Certificates of the related Series,
                                           to amounts deemed to be
                                           recoverable from late
                                           payments or liquidation proceeds,
                                           for specified periods or any
                                           combination thereof, or as
                                           otherwise specified in the
                                           related Prospectus
                                           Supplement. See "Description of the
                                           Certificates--Advances."
                                           Advances will be reimbursable
                                           to the extent described
                                           herein and in the related
                                           Prospectus Supplement.

Optional Termination.....................  The Master Servicer, the
                                           holders of the residual
                                           interests in a REMIC, or any
                                           other entity specified in the
                                           related Prospectus Supplement
                                           may have the option to effect
                                           early retirement of a Series
                                           of Certificates through the
                                           purchase of the Mortgage
                                           Assets and other assets in
                                           the related Trust Fund under the
                                           circumstances and in the
                                           manner described in "The
                                           Pooling and Servicing
                                           Agreement--Termination;
                                           Optional Termination."

Legal Investment.........................  Unless otherwise specified in the related Prospectus
                                           Supplement, each class of
                                           Certificates offered hereby
                                           and by the related Prospectus
                                           Supplement will constitute
                                           "mortgage-related securities"
                                           for purposes of the Secondary
                                           Mortgage Market Enhancement
                                           Act of 1984 ("SMMEA") and, as
                                           such, will be legal
                                           investments for certain types
                                           of institutional investors to
                                           the extent provided in SMMEA,
                                           subject, in any  case, to any
                                           other regulations which may
                                           govern investments by such
                                           institutional investors. See
                                           "Legal Investment."
                                           Institutions whose investment
                                           activities are subject to
                                           legal investment laws and
                                           regulations or to review by
                                           certain regulatory
                                           authorities may be subject to
                                           restrictions on investment in
                                           the Certificates.  Any such
                                           institution should consult
                                           its own legal advisors in
                                           determining whether and to
                                           what extent there may be
                                           restrictions on its ability
                                           to invest in the Certificates.
                                           See "Legal Investment" herein.

Certain Federal Income Tax
Consequences. . . . . . . . . ...........  The federal income tax consequences of the purchase,
                                           ownership and disposition of
                                           the Certificates of each
                                           series will depend on whether
                                           an election is made to treat
                                           the corresponding Trust Fund
                                           (or certain assets of the
                                           Trust Fund) as a "real estate
                                           mortgage investment conduit"
                                           ("REMIC") under the Internal
                                           Revenue Code of 1986, as
                                           amended (the "Code").

                                           REMIC.  If an election is to
                                           be made to treat the Trust
                                           Fund for a series of
                                           Certificates as a REMIC for
                                           federal income tax purposes,
                                           the related Prospectus
                                           Supplement will specify which
                                           class or classes thereof will
                                           be designated as regular
                                           interests in the REMIC
                                           ("REMIC Regular Certificates") and
                                           which class of Certificates
                                           will be designated as the
                                           residual interest in the
                                           REMIC ("REMIC Residual Certifi-
                                           cates").

                                           For federal income tax
                                           purposes, REMIC Regular
                                           Certificates generally will
                                           be treated as debt obligations
                                           of the Trust Fund with
                                           payment terms equivalent to the
                                           terms of such Certificates.
                                           Holders of REMIC Regular
                                           Certificates will be required
                                           to report income with respect
                                           to such Certificates under an
                                           accrual method, regardless of
                                           their normal tax accounting
                                           method.  Original issue
                                           discount, if any, on REMIC
                                           Regular Certifi- cates will be
                                           includible in the income of
                                           the Holders thereof as it
                                           accrues, in advance of
                                           receipt of the cash
                                           attributable thereto, which
                                           rate of accrual will be
                                           determined based on a reason-
                                           able assumed prepayment rate.
                                           The REMIC Residual Certificates
                                           generally will not be treated as
                                           evidences of indebtedness for
                                           federal income tax purposes, but
                                           instead, as representing
                                           rights to the taxable income or
                                           net loss of the REMIC.

                                           Each holder of a REMIC
                                           Residual Certificate will be
                                           required to take into account
                                           separately its pro rata por-
                                           tion of the REMIC's taxable
                                           income or loss.  Certain
                                           income of a REMIC (referred
                                           to as "excess inclusions")
                                           gener- ally may not be offset by
                                           such a holder's net operating
                                           loss carryovers or other
                                           deduc- tions, and in the case of a
                                           tax-exempt holder of a REMIC
                                           Residual Certificate will be
                                           treated as "unrelated
                                           business taxable income".  In certain
                                           situations, particularly in
                                           the early years of a REMIC,
                                           holders of a REMIC Residual
                                           Certificate may have taxable
                                           income, and possibly tax
                                           liabilities with respect to
                                           such income, in excess of
                                           cash distributed to them.
                                           "DISQUALIFIED ORGANIZATIONS",
                                           AS DEFINED IN "CERTAIN
                                           FEDERAL INCOME TAX
                                           CONSEQUENCES--REMIC RESIDUAL
                                           CERTIFICATES--TAX ON DISPOSITION OF
                                           REMIC RESIDUAL CERTIFICATES;
                                           RESTRICTION ON TRANSFER;
                                           HOLDING BY PASS- THROUGH
                                           ENTITIES," ARE PROHIBITED
                                           FROM ACQUIRING OR HOLDING ANY
                                           BENEFICIAL INTEREST IN THE
                                           REMIC RESIDUAL CERTIFICATES.
                                           In certain cases, a transfer
                                           of a REMIC Residual
                                           Certificate will not be
                                           effective for Federal income
                                           tax purposes.  See "Certain
                                           Federal Income Tax
                                           Consequences-Transfers of
                                           REMIC Residual Certificates"
                                           and "-Foreign Investors" herein.

                                           GRANTOR TRUST.  If no
                                           election is to be made to treat the
                                           Trust Fund for a series of
                                           Certificates ("Non-REMIC
                                           Certificates") as a REMIC,
                                           the Trust Fund will be
                                           classified as a grantor trust for
                                           federal income tax purposes
                                           and not as an association
                                           taxable as a corporation.
                                           Holders of Non- REMIC
                                           Certificates will be treated
                                           for such purposes, subject to
                                           the possible application of
                                           the stripped bond rules, as
                                           owners of undivided interests
                                           in the related Mortgage Loans
                                           and generally will be
                                           required to report as income
                                           their pro rata share of the
                                           entire gross income
                                           (including amounts paid as
                                           reasonable servicing
                                           compensation) from the
                                           Mortgage Loan and will be
                                           entitled, subject to certain
                                           limitations, to deduct their
                                           pro rata share of expenses of
                                           the Trust Fund.

                                           Investors are advised to
                                           consult their tax advisors
                                           and to review "Certain Federal
                                           Income Tax Consequences"
                                           herein and, if applicable, in
                                           the related Prospectus
                                           Supplement.

ERISA Considerations . . . . . ..........  A fiduciary of any employee benefit plan or other
                                           retirement plan or
                                           arrangement subject to the Employee
                                           Retirement Income Security
                                           Act of 1974, as amended
                                           ("ERISA"), or Section 4975 of
                                           the Code should carefully
                                           review with its legal
                                           advisors whether the purchase,
                                           holding or disposition of
                                           Certificates could give rise
                                           to a prohibited transaction
                                           under ERISA or the Code or
                                           subject the assets of the
                                           Trust Fund to the fiduciary
                                           investment standards of
                                           ERISA.  See "ERISA
                                           Considerations."

                                 THE TRUST FUND

     A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans, (ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

*
       Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interest, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program--Underwriting Standards."

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program -- Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Lenders," "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

     Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenantstockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

     Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholderowned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or governmentsponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub- servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loanto-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-toValue Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,
(iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                 USE OF PROCEEDS

     The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.


                                   THE SELLER

     Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

     The Seller does not have, nor is it expected in the future to have, any significant assets.


                              MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

     Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

     If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

     The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.


                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest")), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                           (a) all payments which were due on or before the
                  Cut-off Date;

                           (b) all Liquidation Proceeds, all Insurance Proceeds,
                  all Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                           (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the first day of the month of distribution;

                           (d) amounts received on particular Mortgage Loans as
                  late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                           (e) amounts representing reimbursement, to the extent
                  permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                           (f) that portion of each collection of interest on a
                  particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate
         Account; and

                  (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the PassThrough Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii)  the amount of any advance by the Master
         Servicer;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior
         Certificateholders;

                  (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

               (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                  (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                  (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.


                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

     If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

     A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHAinsured Single Family Loan, the Master Servicer or any SubServicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination."

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.


                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Agency Securities. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or SubServicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

     Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

         (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program--Representations by Lenders; Repurchases" or "--Assignment of Mortgage Assets" above;

         (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or SubServicer of funds held in any Accounts; and

         (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

     The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificate-holders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

     Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Accounts", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses."

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by SubServicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

     One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

     The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time- consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgager or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates", which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the
Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

     With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Certificates as Real Property Loans. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

     The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

     Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark to Market REMIC Residual Certificates. Temporary regulations provide that "negativevalue" REMIC Residual Certificates are not securities and cannot be marked to market pursuant to Section 475 of the Code (relating to the requirement that dealers in securities mark them to market). A REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate. Proposed regulations would provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to Section 475 of the Code.

     The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

     A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC", the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust Fund. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

     A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates as Real Property Loans. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the NonREMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a NonREMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests--Current Income on REMIC Regular Interests-Original Issue Discount" and "--Market Discount" above.

     If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the NonREMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discounts-Variable Rate REMIC Regular Certificates" will be applied.

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a NonREMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     If discount on the Mortgage Loans other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Market Discount."

     If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Sales of Non-REMIC Certificates. A holder that sells a NonREMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a NonREMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

     In DOL Regulation { 2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool", that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

     PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

     Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA

     Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the character- istics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Inter- bank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compen- sation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

     The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


TERM                                                                PAGE

Accounts..................................................           53
APR.......................................................           11
ARM.......................................................          135
Accrual Certificates......................................           56
Agency Securities.........................................            1
Agreement.................................................           15
Available Funds...........................................           55
Bear, Stearns.............................................          146
Bankruptcy Bond...........................................           22
Buydown Funds ............................................          112
Buydown Loans.............................................           39
CMO.......................................................           13
Cede......................................................           61
Certificateholder.........................................            2
Certificate Account........................................          81
Certificate Register.......................................          54
Certificates...............................................           1
Charter Act................................................          39
Cleanup Costs..............................................         110
Code........................................................         25
Collateral Value............................................         32
Commission..................................................          4
Contracts...................................................          1
Cooperative Loans...........................................          1
Cooperatives................................................          7
Current Principal Amount....................................         56
Cut-off Date................................................         18
Definitive Certificates.....................................         62
Detailed Description........................................         30
Determination Date..........................................         55
Distribution Dates..........................................          4
DTC.........................................................         61
ERISA.......................................................         28
Events of Default.............................................       93
FDIC..........................................................       50
FHA...........................................................        7
FHA Insurance.................................................       53
FHA Loans.....................................................       37
FHLMC.........................................................        1
FHLMC Act.......................................................     41
FHLMC Certificate group.........................................     41
FHLMC Certificates..............................................     12
FNMA............................................................      1
FNMA Certificates...............................................     12
FTC Rule........................................................    106
GNMA............................................................      1
GNMA Certificates..............................................      12
GNMA Issuer....................................................      37
Garn-St Germain Act............................................     107
Guaranty Agreement.............................................      37
HUD.............................................................     45
Housing Act.....................................................     36
Index...........................................................    135
Indirect Participants.............................................   61
Insurance Proceeds................................................   80
Insured Expenses..................................................   80
Lender............................................................    1
LIBOR.............................................................  146
Liquidation Expenses..............................................   81
Liquidation Proceeds..............................................   81
Loan-to-Value Ratio...............................................   32
Lower Tier REMIC..................................................  123
Manufactured Homes................................................   36
Manufacturer's Invoice Price......................................   33
Margin ...........................................................  135
Master Servicer...................................................    2
Mortgage..........................................................   77
Mortgage Assets...................................................    1
Mortgage Loans....................................................    6
Mortgage Pool.....................................................    6
Mortgage Rate.....................................................    9
Mortgaged Property................................................   30
Mortgagors........................................................   55
Multifamily Loans.................................................    1
National Credit Rating Agencies...................................  141
Non-REMIC Certificates............................................   27
Participants......................................................   61
Pass-Through Rate.................................................    4
Plan..............................................................  138
PMBS Agreement....................................................   44
PMBS Issuer.......................................................   15
PMBS Servicer.....................................................   15
PMBS Trustee......................................................   15
Percentage Interests .............................................   93
Permitted Investments.............................................   72
Policy Statement................................................... 144
Pool Insurance Policy..............................................  21
Pool Insurer.......................................................  65
Prepayment Assumption.............................................. 114
Primary Insurance Policy ..........................................  30
Primary Insurer....................................................  88
Principal Prepayments..............................................  57
Private Mortgage-Backed Securities.................................   1
Proposed OID Regulations........................................... 114
Protected Account..................................................  79
PTCE 83-1.......................................................... 139
PTE 90-30.......................................................... 141
Purchase Price....................................................   51
REMIC.............................................................    2
REMIC Certificates................................................  111
REMIC Regular Certificates........................................   26
REMIC Regulations.................................................  112
REMIC Residual Certificates........................................  26
Rating Agency......................................................  23
Record Date........................................................  54
Refinance Loan.....................................................  32
Regulation......................................................... 139
Relief Act......................................................... 109
Reserve Account....................................................   4
Retained Interest..................................................  53
RICs .............................................................. 124
REITs ............................................................. 124
SMMEA..............................................................  25
Seller.............................................................   1
Senior Certificates................................................  15
Single Family Loans................................................   1
Special Hazard Insurance Policy....................................  21
Special Hazard Insurer.............................................  67
Sub-Servicer.......................................................  24
Sub-Servicing Agreement............................................  82
Subordinated Certificates..........................................  16
Superlien.......................................................... 110
Tiered REMICs...................................................... 113
Title V............................................................ 108
Trust Fund.........................................................   1
Trustee............................................................   2
UCC................................................................  61
United States person............................................... 129
VA.................................................................   7
VA Guarantees......................................................  53
VA Loans...........................................................  37
Variable Rate Non-REMIC Certificates............................... 134
Variable Rate REMIC Regular Certificate............................ 117
Yield Supplement Agreement......................................... 111

-------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by BSMSI, the Underwriter or the Certificate Insurer. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of such Certificates to any person, in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   ---------------------
                      TABLE OF CONTENTS
                    Prospectus Supplement

Summary of Terms....................................   S-4
Description of the Certificates.....................   S-13
Description of the Pooled Certificates..............   S-16
Yield and Prepayment Considerations.................   S-21
The Pooling Agreement...............................   S-31
Federal Income Tax Considerations...................   S-33
Certain State Tax Considerations....................   S-35
ERISA Considerations................................   S-35
Legal Investment....................................   S-36
Method of Distribution..............................   S-36
Legal Matters.......................................   S-36
Certificate Rating..................................   S-36
Glossary............................................   S-38
Exhibit I - Underlying FNMA Prospectus..............    I-1
Exhibit II - Underlying FHLMC Offering Circular.....   II-1
Annex 1 - Pooled Certificate Current Information....    1-1
                          Prospectus
Prospectus Supplement...............................      2
Available Information...............................      2
Incorporation of Certain Documents By Reference.....      2
Reports to Certificateholders.......................      3
Summary of Terms....................................      4
The Trust Fund......................................     16
Use of Proceeds.....................................     26
The Seller .........................................     27
Mortgage Loan Program...............................     27
Description of the Certificates.....................     30
Credit Enhancement..................................     36
Yield and Prepayment Considerations.................     43
The Pooling and Servicing Agreement.................     45
Certain Legal Aspects of the Mortgage Loans.........     56
Certain Federal Income Tax Consequences.............     64
ERISA Considerations................................     83
Legal Investment....................................     86
Method of Distribution..............................     88
Legal Matters.......................................     88
Financial Information...............................     89
Ratings.............................................     89
Glossary............................................     90
-----------------------------------------------------------

                         $61,948,522
                        (Approximate)


                         Bear Stearns
                   Mortgage Securities Inc.


                         Pass-Through
                        Certificates,
                        Series 1996-10


                    PROSPECTUS SUPPLEMENT


                   Bear, Stearns & Co. Inc.

                      December 23, 1996

-----------------------------------------------------------